AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of June 30, 2005

among

BUILDING MATERIALS HOLDING CORPORATION,

BMC WEST CORPORATION
AND OTHER SUBSIDIARY GUARANTORS,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Co-Lead Arranger, Sole Book Runner and L/C Issuer,

SUNTRUST BANK,
as Co-Lead Arranger and Syndication Agent,

JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent,

LASALLE BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agent,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

Page

ARTICLE I	DEFINITIONS	2
1.01	Certain Defined Terms	2
1.02	Other Interpretive Provisions.	28
1.03	Accounting Principles	29
ARTICLE II	THE CREDITS	29
2.01	Amounts and Terms of Commitments and Loans.	29
2.02	Loan Accounts	34
2.03	Procedure for Borrowing	34
2.04	Conversion and Continuation Elections	35
2.05	Voluntary Termination or Reduction of Commitments	36
2.06	Swingline Loans	37
2.07	Optional Prepayments	39
2.08	Mandatory Prepayments of Loans; Mandatory Commitment Reductions.	40
2.09	Repayment	41
2.10	Interest	42
2.11	Fees	43
2.12	Computation of Fees and Interest	43
2.13	Payments by Holdings	43
2.14	Payments by the Lenders to the Administrative Agent	44
2.15	Sharing of Payments, Etc.	45
2.16	Security and Guaranty	46
ARTICLE III	THE LETTERS OF CREDIT	46
3.01	The Letter of Credit Subfacility	46
3.02	Issuance, Amendment and Renewal of Letters of Credit	48
3.03	Risk Participations, Drawings and Reimbursements	49
3.04	Repayment of Participations	51
3.05	Role of the L/C Issuer	52
3.06	Obligations Absolute	52
3.07	Cash Collateral Pledge	53
3.08	Letter of Credit Fees	54
3.09	Applicability of ISP98 and UCP	55
3.10	Trade Bank as L/C Issuer	55
ARTICLE IV	TAXES, YIELD PROTECTION AND ILLEGALITY	55
4.01	Taxes	55
4.02	Illegality	56
4.03	Increased Costs and Reduction of Return	57
4.04	Funding Losses	57
4.05	Inability to Determine Rates	58
4.06	Certificates of Lenders	58

i

(continued)

Page

4.07	Substitution of Lenders	58
4.08	Survival	59
ARTICLE V	CONDITIONS PRECEDENT	59
5.01	Conditions to Signing Date	59
5.02	Conditions to Effective Date	60
5.03	Conditions to each Subsequent Effective Date	62
5.04	Conditions to All Credit Extensions	64
ARTICLE VI	REPRESENTATIONS AND WARRANTIES	65
6.01	Corporate Existence and Power	65
6.02	Corporate Authorization; No Contravention	65
6.03	Governmental Authorization	65
6.04	Binding Effect	66
6.05	Litigation	66
6.06	No Defaults	66
6.07	ERISA Compliance	66
6.08	Use of Proceeds; Margin Regulations	67
6.09	Title to Properties; Liens	67
6.10	Taxes	67
6.11	Financial Condition	67
6.12	Environmental Matters	68
6.13	Collateral Documents.	69
6.14	Regulated Entities	69
6.15	No Burdensome Restrictions	69
6.16	Copyrights, Patents, Trademarks and Licenses, Etc	70
6.17	Subsidiaries	70
6.18	Insurance	70
6.19	Swap Obligations	70
6.20	Real Property	71
6.21	Full Disclosure	71
6.22	Internal Controls	71
ARTICLE VII	AFFIRMATIVE COVENANTS	72
7.01	Financial Statements	72
7.02	Certificates; Other Information	72
7.03	Notices	73
7.04	Preservation of Corporate Existence, Etc	75
7.05	Maintenance of Property	75
7.06	Insurance	76
7.07	Payment of Obligations	76
7.08	Compliance with Laws	76
7.09	Compliance with ERISA	76
7.10	Inspection of Property and Books and Records	77
7.11	Environmental Laws	77

(continued)

Page

7.12	Use of Proceeds	77
7.13	Additional Guarantors	77
7.14	Additional Stock Pledges	78
7.15	Environmental Review	79
7.16	Further Assurances	79
7.17	Appraisals/Title Insurance.	80
7.18	Intercompany Notes	80
ARTICLE VIII	NEGATIVE COVENANTS	81
8.01	Limitation on Liens	81
8.02	Disposition of Assets	83
8.03	Consolidations and Mergers	84
8.04	Loans and Investments	84
8.05	Limitation on Indebtedness	85
8.06	Transactions with Affiliates	86
8.07	Use of Proceeds	86
8.08	Contingent Obligations	87
8.09	Subsidiaries	87
8.10	Lease Obligations	87
8.11	Restricted Payments	87
8.12	ERISA	88
8.13	Capital Expenditures	88
8.14	Sales and Leasebacks	88
8.15	Certain Payments	89
8.16	Modification of Subordinated Debt Documents	89
8.17	Change in Business	89
8.18	Accounting Changes	89
8.19	Financial Covenants	89
8.20	No Restrictions on Subsidiary Dividends	90
ARTICLE IX	EVENTS OF DEFAULT	90
9.01	Event of Default	90
9.02	Remedies	93
9.03	Specified Swap Contract Remedies	94
ARTICLE X	THE ADMINISTRATIVE AGENT	94
10.01	Appointment and Authorization; “Administrative Agent”	94
10.02	Delegation of Duties	95
10.03	Liability of Administrative Agent	95
10.04	Reliance by Administrative Agent	95
10.05	Notice of Default	96
10.06	Credit Decision	96
10.07	Indemnification of Administrative Agent	96
10.08	Administrative Agent in Individual Capacity	97
10.09	Successor Administrative Agent	97

(continued)

Page

10.10	Withholding Tax	98
10.11	Collateral Matters.	99
10.12	Syndication Agent, Documentation Agent, Co-Lead Arranger, Book Runner	100
10.13	Administrative Agent May File Proofs of Claim	100
ARTICLE XI	MISCELLANEOUS	101
11.01	Amendments and Waivers	101
11.02	Notices	102
11.03	No Waiver; Cumulative Remedies	103
11.04	Costs and Expenses	103
11.05	Indemnification.	104
11.06	Marshalling; Payments Set Aside	105
11.07	Successors and Assigns	105
11.08	Assignments, Participations, Etc	106
11.09	Confidentiality	108
11.10	Set off	108
11.11	USA PATRIOT Act Notice	109
11.12	Guaranty	109
11.13	Notification of Addresses, Lending Offices, Etc	115
11.14	Counterparts	115
11.15	Severability	115
11.16	No Third Parties Benefited	115
11.17	Governing Law and Jurisdiction	116
11.18	Waiver of Jury Trial	116
11.19	Entire Agreement	117
11.20	Treatment of Existing Credit Agreement	117

ANNEXES

Annex I	Pricing Grid

SCHEDULES
Schedule 2.01(a)	Term A Loan Commitments
Schedule 2.01(c)	Revolving Loan Commitments and Proportionate Shares
Schedule 2.09(a)	Term A Loan Amortization Schedule
Schedule 2.09(b)	Term B Loan Amortization Schedule
Schedule 6.05	Litigation
Schedule 6.07	ERISA
Schedule 6.11	Permitted Liabilities
Schedule 6.12	Environmental Matters
Schedule 6.15	Burdensome Restrictions
Schedule 6.17	Subsidiaries and Minority Interests
Schedule 6.18	Insurance Matters
Schedule 6.20	Owned Real Property
Schedule 8.01	Permitted Liens
Schedule 8.05	Permitted Indebtedness
Schedule 8.08	Contingent Obligations
Schedule 11.02	Payment Offices; Addresses for Notices; Lending Offices
EXHIBITS
Exhibit A-1	Form of Notice of Revolving Borrowing
Exhibit A-2	Form of Notice of Term Loan Borrowing
Exhibit B-1	Form of Notice of Revolving Loan Conversion/Continuation
Exhibit B-2	Form of Notice of Term Loan Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Legal Opinion of Counsel to Loan Parties
Exhibit E	Form of Assignment and Acceptance
Exhibit F-1	Form of Revolving Note
Exhibit F-2	Form of A Term Note
Exhibit F-3	Form of B Term Note
Exhibit G	Form of Additional Guarantor Assumption Agreement
Exhibit H	Form of Legal Opinion of Additional Guarantor’s Counsel
Exhibit I	Form of Security Agreement
Exhibit J	Form of Update Certificate
Exhibit K	Form of Amendment to Deeds of Trust

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of June 30, 2005, by and among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a “Lender” and, collectively, the “Lenders”), (iv) SUNTRUST BANK, as Co-Lead Arranger and Syndication Agent, (v) JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent, (vi) LASALLE BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent, (vii) U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent, and (viii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the L/C Issuer (as defined herein), the Swingline Lender (as defined herein), the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Sole Book Runner and Co-Lead Arranger of the credit facilities described herein.

RECITALS

A.    WHEREAS, Holdings previously entered into that certain Credit Agreement, dated as of August 13, 2003 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among (i) Holdings, as borrower, (ii) the Company and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions party thereto, as lenders (each, an “Existing Lender” and, collectively, the “Existing Lenders”), (iv) General Electric Capital Corporation, as co-lead arranger, (v)U.S. Bank National Association, as syndication agent, (vi) Union Bank of California, N.A. as documentation agent, and (vii) Wells Fargo, as letter of credit issuing bank, swingline bank, and administrative agent for the Existing Lenders and as co - lead arranger of the credit facilities provided therein.

B.    WHEREAS, Holdings has requested that the Existing Credit Agreement be further amended and restated in order to (i) increase the Revolving Commitments initially to $300,000,000, which amount may be subsequently increased in accordance with the terms and conditions hereof, (ii) add Term A Commitments in an initial aggregate principal amount of $75,000,000, which amount may be subsequently increased in accordance with the terms and conditions hereof, (iii) allow for additional Term B Loans in accordance with the terms and conditions hereof, (iv) replace certain of the Existing Lenders that do not desire to be party to this Agreement with new financial institutions which desire to be party to this Agreement as Lenders (collectively, the “New Lenders”), (v) reallocate the outstanding Obligations among the Existing Lenders that desire to be party to this Agreement and the New Lenders, and (vi) make certain other changes.

C.    WHEREAS, the parties hereto are willing to so amend and restate the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01  Certain Defined Terms.  The following terms have the following meanings when used herein (including in the Recitals hereof):

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that Holdings, the Company or an acquiring Subsidiary, as the case may be, is the surviving Person.

“Additional Lenders” means the financial institutions (if any) which agree to provide Additional Term A Loans, Additional Term B Loans and/or make Additional Revolving Commitments to Holdings in accordance with the terms and conditions set forth herein on any Subsequent Effective Date.

“Additional Guarantor Accession Date” has the meaning specified in Section 7.13.

“Additional Guarantor Assumption Agreement” has the meaning specified in Section 7.13.

“Additional Revolving Commitment” has the meaning specified in Section 2.01(f).

“Additional Term A Commitment” has the meaning specified in Section 2.01(d).

“Additional Term A Loan” has the meaning specified in Section 2.01(d).

“Additional Term B Commitment” has the meaning specified in Section 2.01(e).

“Additional Term B Loan” has the meaning specified in Section 2.01(e).

“Administrative Agent” has the meaning specified in the preamble, and any successor Administrative Agent arising under Section 10.09.

“Administrative Agent Related Persons” means Wells Fargo and any successor Administrative Agent arising under Section 10.09 and any L/C Issuer hereunder, together with their respective Affiliates (including, in the case of Wells Fargo, the Co-Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Administrative Agent’s Payment Office” means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Aggregate Revolving Commitment” means the combined Revolving Commitments of the Revolving Lenders, which combined Revolving Commitments shall not exceed $300,000,000 as of the Effective Date, which amount includes both the L/C Commitment and the Swingline Commitment and which amount may be increased on any Subsequent Effective Date pursuant to Section 2.01(f) by no more than an amount equal to the difference of (i) $150,000,000 minus (ii) the total of (x) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to Section 2.01(f) plus (y) the amount (if any) by which the Term A Loans have been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(d) plus (z) the amount (if any) by which the Term B Loans have been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(e).

“Aggregate Term A Commitment” means the combined Term A Commitments of the Term A Lenders, which Term A Commitments shall not exceed $75,000,000 as of the Effective Date.

“Agreement” means this Credit Agreement.

“Applicable Fee Amount” means with respect to the Commitment Fees and Standby Letter of Credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading “Commitment Fee” or “Letter of Credit Fee,” as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

“Applicable Margin” means (i) with respect to Base Rate Loans and Offshore Rate Loans which are either Revolving Loans or Term A Loans, the amount set forth opposite the indicated Level below the heading “Base Rate Spread or “Offshore Rate Spread” in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I, and (ii) with respect to Term B Loans which are Base Rate Loans, 1.00%, and with respect to Term B Loans which are Offshore Rate Loans, 1.75%.

“Assignee” has the meaning specified in Section 11.08(a).

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Available Commitment” has the meaning specified in Section 2.11(b).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, the higher of: (i) 0.50% per annum above the latest Federal Funds Rate, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo at its principal office in San Francisco as its prime rate.  (The prime rate is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a borrowing hereunder consisting of (i) Loans of the same Type made to Holdings on the same day by the Lenders under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period, (ii) a Swingline Loan (or Swingline Loans) made to Holdings on the same day by the Swingline Lender, or (iii) an L/C Borrowing.

“Borrowing Date” means any date on which a Borrowing occurs.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London or other applicable offshore Dollar interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure Annual Limit” means, for any fiscal year, the sum of (i) $35,000,000 plus (ii) 3.0% of the aggregate sales reported by all Persons acquired by Holdings or its Subsidiaries in such fiscal year pursuant to a Permitted Acquisition, as reported by each such acquired Person in its financial statements for such Person’s then most recently completed fiscal year, plus (iii) the amount of proceeds of any Disposition or Event of Loss which are reinvested as Capital Expenditures within six (6) months of Holdings’ or any Subsidiary’s receipt of such proceeds.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (including the current portion of Capital Leases) which are required to be capitalized on the consolidated balance sheet of Holdings and its Subsidiaries during that period, in accordance with GAAP, excluding any such expenditures in respect of Acquisitions permitted by Section 8.04(e).

“Capital Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Lenders, as additional collateral for the Obligations pursuant to the Loan Documents, cash or deposit account balances.  Derivatives of such term shall have corresponding meaning.

“Change of Control” means an event or series of events by which:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)  during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)  any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities.

“Co-Lead Arranger” means each of Wells Fargo Bank and SunTrust Bank, each in their respective capacity as Co-Lead Arranger and Co-Book Manager.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all tangible and intangible property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings or any Guarantor in or upon which a Lien (i) existed in favor of the Administrative Agent and the Existing Lenders party to the Existing Credit Agreement immediately prior to the Effective Date, or (ii) now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders, on and after the Effective Date, whether under this Agreement or under any other Collateral Documents.

“Collateral Documents” mean, collectively, (i) the Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, control agreements and other similar agreements between Holdings or any Guarantor and the Lenders, or the Administrative Agent for the benefit of the Lenders, now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Holdings or any Guarantor as debtor in favor of the Lenders, or the Administrative Agent for the benefit of the Lenders, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commercial Letter of Credit” means a commercial Letter of Credit Issued for the account of Holdings in respect of the purchase of inventory or other goods and services by Holdings or any of its Subsidiaries in the ordinary course of business.

“Commitment,” as to each Lender, means the sum of its Revolving Commitment (including its Additional Revolving Commitment, if any), Term A Commitment, Additional Term A Commitment, if any, and Additional Term B Commitment, if any.

“Commitment Fees” has the meaning specified in Section 2.11(b).

“Company” has the meaning specified in the preamble.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Net Worth” means, as of the date of determination, the consolidated shareholders’ equity of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Net Income” means, as of the date of determination, the consolidated net income of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of determination, the consolidated total assets of Holdings and its Subsidiaries, as determined in accordance with GAAP.

“Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (e) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a “Guaranty Obligation”); (ii) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (iv) in respect of Earn-Out Obligations; (v) in respect of any Swap Contract; and (vi) in respect of Stock Price Guaranties.  The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means any date on which, under Section 2.04, Holdings (i) converts Loans of one Type to another Type, or (ii) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

“Credit Extension” means and includes (i) the making of any Revolving Loans, Term A Loans, Term B Loans or Swingline Loans hereunder, and (ii) the Issuance of any Letters of Credit hereunder.

“Deed of Trust Amendments” means, collectively, those certain Deeds of Trust, First Amendments to Deeds of Trust, Second Amendments to Deeds of Trust and Third Amendments to Deeds of Trust, each dated as of the Effective Date, among each Loan Party party thereto and the Administrative Agent in substantially the form of Exhibit K or such other form as may be agreed to by such Loan Party and the Administrative Agent.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means a Lender that has failed to fund its portion of any Borrowing that it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from the Administrative Agent.

“Departing Revolving Lender” means any Existing Lender that (i) has a Revolving Commitment under the Existing Credit Agreement and (ii) does not desire to be party to this Agreement.

“Departing Term B Lender” means any Existing Lender that (i) has made a Term B Loan under the Existing Credit Agreement and (ii) does not desire to be party to this Agreement.

“Disposition” means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under Sections 8.02(a) through 8.02(g).

“Disposition Value” means the aggregate net book value of all assets sold, transferred, leased or disposed of in any transaction, determined as of the date of such transfer or proposed transfer thereof.

“Dollars,”“dollars” and “$” each mean lawful money of the United States.

“Earn-out Obligations” means any obligations, whether contingent or matured, to pay additional consideration in connection with the Acquisition by Holdings or any Subsidiary of any capital stock or assets of any Person.

“EBITA” means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) amortization expense and other non-cash expenses for such period (other than depreciation expense) and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP.

“EBITDA” means, for any period, for Holdings and its Subsidiaries, the sum of consolidated net income of Holdings and its Subsidiaries for such period (exclusive of extraordinary gains and losses and exclusive of earnings from Minority Investments but including earnings from Wholly-Owned Subsidiaries and Non-Wholly-Owned Subsidiaries (but in the case of Non-Wholly-Owned Subsidiaries, only to the extent of the ratable portion of ownership by Holdings or any Wholly-Owned Subsidiaries of Holdings in such Non-Wholly-Owned Subsidiaries)) plus (to the extent deducted in determining consolidated net income) (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation expense, amortization expense and other non-cash expenses for such period and (iv) cash distributions in respect of Minority Investments, in each case, measured in accordance with GAAP.  For purposes of determining the consolidated EBITDA of Holdings and its Subsidiaries hereunder for purposes of calculating the EBITDA Ratio hereunder, EBITDA shall be adjusted upon the Permitted Acquisition of any acquired Subsidiary (the “Acquiree”) (A) to include the historical financial results of such Acquiree for the four fiscal quarter period (“Calculation Period”) for which Holdings’ consolidated EBITDA is calculated hereunder, until such time as the first day of any Calculation Period falls on or after the date on which the Acquisition of such Acquiree is consummated; and (B) to exclude any specific, identifiable expense items which are eliminated as a result of the Permitted Acquisition of such Acquiree at the closing thereof, provided that, if available, audited financial statements accompanied by an unqualified opinion of an Independent Auditor are delivered to the Administrative Agent and the Lenders in respect of such Acquiree for the then most recent fiscal year of such Acquiree, and provided further that Holdings shall have delivered a certificate of a Responsible Officer clearly setting forth such pro forma additions and exclusions to consolidated EBITDA resulting from the Permitted Acquisition of such Acquiree.

“EBITDA Ratio” means, as of the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries as of such date, the ratio of (i) Total Funded Debt existing on such date to (ii) EBITDA for the period of four fiscal quarters ending on such date.

“Effective Amount” means (i) with respect to any Revolving Loans, Term A Loans, Term B Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Term A Loans, Term B Loans and Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; provided that for purposes of Section 2.08, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under Section 2.08.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.02 are satisfied or waived by all of the Lenders (or, in the case of Section 5.02(c), waived by the Person entitled to receive such payment) which date shall not be later than September 15, 2005.

“Eligible Assignee” means (i) a commercial bank or licensed lending institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Financial Institution, including, without limitation, a fund, that invests in and holds bank loans and (iv) a Person that is primarily engaged in the business of commercial lending and that is (a) a Subsidiary of a Lender, (b) a Subsidiary of a Person of which a Lender is a Subsidiary, or (c) a Person of which a Lender is a Subsidiary.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by Holdings or any Subsidiary.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or the Company within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code).

“ERISA Event” means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Holdings, the Company or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Holdings, the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under section 4007 of ERISA, upon Holdings, the Company or any ERISA Affiliate.

“Estimated Remediation Costs” means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to “cap” or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

“Eurodollar Reserve Percentage” has the meaning specified in the definition of “Offshore Rate.”

“Event of Default” means any of the events or circumstances specified in Section 9.01.

“Event of Loss” means, with respect to any property, any of the following: (i) any loss, destruction or damage of such property; (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Credit Agreement” has the meaning specified in Recital A.

“Existing Lender” has the meaning specified in Recital A.

“Federal Funds Rate” means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Fee Letter” has the meaning specified in Section 2.11(a).

“Financial Institution” means a Person which, for purposes of Section 25118 of the Corporations Code of the State of California, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Funded Debt” means, as of any date of determination, all (x) indebtedness for borrowed money plus (y) reimbursement obligations in respect of Surety Instruments plus (z) obligations in respect of Capital Leases, in each case of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP, including all Revolving Loans, Term A Loans, Term B Loans, Swingline Loans and L/C Borrowings, but excluding all L/C Obligations specified in clause (i) of the definition thereof.

“Further Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means each direct or indirect U.S. Wholly-Owned Subsidiary of Holdings that currently exists or is hereafter acquired or created and which is a party to a Guaranty in its capacity as a guarantor of the Obligations, and shall include the Company and each U.S. Wholly-Owned Subsidiary of Holdings party hereto; provided, however, that in no event shall (i) the definition of Guarantor include BMC Insurance, Inc. and (ii) any Guarantor be released of its obligations under any Guaranty by operation of any disposition of the equity thereof.

“Guaranty” means the guaranty of each Guarantor made pursuant to Section 11.12 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Holdings” has the meaning specified in the preamble.

“Honor Date” has the meaning specified in Section 3.03(b).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms and (x) not past due for more than 120 days or (y) if past due for more than 120 days, are being contested in good faith with any reserves as may be required by GAAP made therefor, but including all non-contingent Earn-Out Obligations); (iii) all reimbursement or payment obligations with respect to Surety Instruments (contingent or otherwise); (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all obligations with respect to Capital Leases; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (viii) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; and (ix) all Stock Price Guaranties having a tenor of six (6) months or more or exceeding $2,000,000 in the aggregate for all Stock Price Guaranties then outstanding.  For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

“Indemnified Liabilities” has the meaning specified in Section 11.05(a).

“Indemnified Person” has the meaning specified in Section 11.05(a).

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Interest Expense” means, for any period, for Holdings and its Subsidiaries in accordance with GAAP, all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Payment Date” means, (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan, (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Loan Maturity Date (in the case of Revolving Loans), the Term A Loan Maturity Date (in the case of Term A Loans), and the Term B Loan Maturity Date (in the case of Term B Loans) and (iii) as to any Swingline Loan, each of the last Business Day of each calendar quarter and the Revolving Loan Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

“Interest Period” means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by Holdings in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii)  any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)  no interest Period for any Term A Loan shall extend beyond the Term A Loan Maturity Date, no Interest Period for any Term B Loan shall extend beyond the Term B Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Maturity Date; and

(iv)  no Interest Period applicable to a Term A Loan or Term B Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of such Term A Loan or Term B Loan unless the aggregate principal amount of such Term A Loan or such Term B Loans represented by Base Rate Loan or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

“Investment” has the meaning specified in Section 8.04.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms “Issued,”“Issuing” and “Issuance” have corresponding meanings.

“L/C Advance” means each Revolving Lender’s participation in any L/C Borrowing in accordance with its Proportionate Share.

“L/C Amendment Application” means an application form for amendment of outstanding Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Application” means an application form for issuances of Standby or Commercial Letters of Credit as shall at any time be in use at the L/C Issuer, as the L/C Issuer shall request.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

“L/C Commitment” means the commitment of the L/C Issuer to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $100,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05 or Section 2.08; provided that the L/C Commitment is a part of the combined Revolving Commitments of the Revolving Lenders rather than a separate, independent commitment; and provided further that if as a result of any Commitment reductions hereunder the L/C Commitment shall exceed the combined Revolving Commitments of the Revolving Lenders, the L/C Commitment shall automatically reduce by the amount of such excess.

“L/C Issuer” means Wells Fargo (or Trade Bank, as agent for Wells Fargo) in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.01(b) or Section 10.09.

“L/C Obligations” means at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (ii) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other documents relating to any Letter of Credit, including any of the L/C Issuer’s standard form documents for letter of credit issuances.

“Lender” has the meaning specified in the preamble, and includes Revolving Lenders, Term A Lenders and Term B Lenders, provided, however, that from and after any Subsequent Effective Date, any Additional Lenders shall also be deemed “Lenders” for all purposes hereunder.  References to the “Lenders” shall include Wells Fargo, including in its capacity as L/C Issuer and Swingline Lender; for purposes of clarification only, to the extent that Wells Fargo may have any rights or obligations in addition to those of the Lenders due to its status as L/C Issuer or Swingline Lender, its status as such will be specifically referenced.  Unless the context otherwise clearly requires, “Lender” includes any such institution in its capacity as Swap Provider.  Unless the context otherwise clearly requires, references to any such institution as a “Lender” shall also include any of such institution’s Affiliates that may at any time of determination be Swap Providers.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” or “Offshore Lending Office,” as the case may be, on Schedule 11.02, or such other office or offices as such Lender may from time to time notify to Holdings and the Administrative Agent.

“Letters of Credit” means any letters of credit Issued by the L/C Issuer pursuant to Article III (which may be Commercial Letters of Credit or Standby Letters of Credit).

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

“Loan” means an extension of credit by a Lender to Holdings (i) under Article II, which may be a Base Rate Loan or an Offshore Rate Loan (each a “Type” of Loan) or a Swingline Loan, and includes a Revolving Loan, Term A Loan or Term B Loan, or (ii) under Article III in the form of an L/C Advance.

“Loan Documents” means this Agreement, any Notes, any Guaranty, the Collateral Documents, the Fee Letter, the L/C Related Documents, any documents evidencing or relating to Specified Swap Contracts and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

“Loan Party” means Holdings, the Company and each other Guarantor.

“Majority Class Lenders” means, at any time with respect to any action or vote, each of (i) the Majority Revolving Lenders, (ii) the Majority Term A Lenders and (iii) the Majority Term B Lenders.

“Majority Lenders” means two or more Lenders whose (x) Revolving Commitments (or, if all Revolving Commitments have been terminated, whose outstanding Revolving Loans plus pro rata share, if any, of the Effective Amount of all L/C Obligations plus pro rata share, if any, of the Effective Amount of all Swingline Loans), plus (y) outstanding Term A Loans, plus (z) outstanding Term B Loans exceed 50% of the sum of (xx) the Aggregate Revolving Commitment (or, if all Revolving Commitments have been terminated, the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Swingline Loans), plus (yy) the Effective Amount of all Term A Loans, plus (zz) the Effective Amount of all Term B Loans; provided, however, that at any time any Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Lenders” and such Defaulting Lenders’ Revolving Commitments (or Revolving Loans and pro rata share of L/C Obligations and Swingline Loans, as the case may be), Term A Loans and Term B Loans shall be excluded in such determination, and “Majority Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) otherwise meeting the criteria set forth in this definition.

“Majority Revolving Lenders” means two or more Revolving Lenders whose Revolving Proportionate Shares then exceed fifty percent (50.0%); provided, however, that at any time any Revolving Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Revolving Lenders”, and “Majority Revolving Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders.

“Majority Term A Lenders” means two or more Term A Lenders whose Term A Proportionate Shares then exceed fifty percent (50.0%); provided, however, that at any time any Term A Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Term A Lenders”, and “Majority Term A Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Term A Proportionate Shares exceeding fifty percent (50%) of the total Term A Proportionate Shares of all non-Defaulting Lenders.

“Majority Term B Lenders” means two or more Term B Lenders whose Term B Proportionate Shares then exceed fifty percent (50.0%); provided, however, that at any time any Term B Lender is a Defaulting Lender, all Defaulting Lenders shall be excluded in determining “Majority Term B Lenders”, and “Majority Term B Lenders” shall mean two or more non-Defaulting Lenders (or if there is only one non-Defaulting Lender, such Lender) having total Term B Proportionate Shares exceeding fifty percent (50%) of the total Term B Proportionate Shares of all non-Defaulting Lenders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Holdings or Holdings and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of any Loan Party to perform under any Loan Document and to avoid any Event of Default; or (iii) a material adverse effect upon (a) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (b) the perfection or priority of any Lien granted under the Collateral Documents.

“Minimum Amount” means (i) in respect of any Borrowing, conversion or continuation of Loans, (a) in the case of Base Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (b) in the case of Offshore Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof and (c) in the case of Swingline Loans, an aggregate minimum amount of $100,000 or any integral multiple of $100,000 in excess thereof (or such other amount as shall be acceptable to the Swingline Lender), (ii) in the case of any reduction of the Commitments under Section 2.05, $5,000,000 or any multiple of $1,000,000 in excess thereof, and (iii) in the case of any optional prepayment of Loans under Section 2.07, $5,000,000 or any multiple of $1,000,000 in excess thereof (provided that any optional prepayment of Offshore Rate Loans under Section 2.07 must also be in a minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof).

“Minority Investment” means the direct or indirect Investment by Holdings in any Person, provided in each case that such Person is not a Subsidiary at the time of such Investment and after giving effect thereto.

“Mortgage” means any deed of trust, mortgage, assignment of rents or other document, in each case as amended, creating a Lien on real property or any interest in real property owned by Holdings, the Company or any Loan Party.

“Mortgaged Property” means all real property subject to a Mortgage as set forth on Schedule 6.20 hereto, as such schedule may be amended from time to time in accordance with Section 7.16.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of section 4001(a)(3) of ERISA, to which Holdings, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Issuance Proceeds” means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

“Net Proceeds” means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (ii) sale, use or other transaction taxes and capital gains taxes paid or payable by such Person as a direct result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money security interest on any asset which is the subject of such Disposition.  “Net Proceeds” shall also include proceeds paid on account of any Event of Loss, net of (a) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (b) all of the direct costs and expenses incurred in connection with the collection of such proceeds, award or other payments, and (c) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.  For purposes of determining the amount of Net Proceeds in respect of any Disposition or Event of Loss, however, the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds that such Person has used (or intends to use within 365 days of the date of receipt of such proceeds) to pay the purchase price in connection with any Permitted Acquisition, Minority Investment or any Capital Expenditures (in each case, to the extent permitted hereunder), it being understood that any portion of such proceeds that has not been so used within such 365-day period shall be deemed to be Net Proceeds received on the last day of such 365-day period and that, in any case, all such proceeds shall be deemed to be Net Proceeds at any time that an Event of Default exists hereunder; provided, however, that if such Person only uses a portion of such proceeds for said Permitted Acquisition, Minority Investment or Capital Expenditure within such 365-day period, then the amount of Net Proceeds calculated as provided above shall be reduced only by the amount of such proceeds so used.

“New Lenders” has the meaning specified in Recital B.

“New Revolving Lender” means any New Lender that is joining this Agreement as a Revolving Lender on the Effective Date and that has no Revolving Commitment under the Existing Credit Agreement.

“New Term B Lender” means any New Lender that is joining this Agreement as a Term B Lender on the Effective Date and that holds no Term B Loans under the Existing Credit Agreement.

“Non-Wholly-Owned Subsidiaries” means all direct and indirect Subsidiaries of Holdings which are not Wholly-Owned Subsidiaries.

“Notes” means, collectively, the Revolving Notes, the Term A Notes and the Term B Notes.

“Notice of Borrowing” means a Notice of Revolving Loan Borrowing or a Notice of Term Loan Borrowing, as applicable.

“Notice of Conversion/Continuation” means a Notice of Revolving Loan Conversion/Continuation or a Notice of Term Loan Conversion/Continuation, as applicable.

“Notice of Revolving Loan Borrowing” means a notice in substantially the form of Exhibit A-1.

“Notice of Revolving Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-1.

“Notice of Term Loan Borrowing” means a notice in substantially the form of Exhibit A-2.

“Notice of Term Loan Conversion/Continuation” means a notice in substantially the form of Exhibit B-2.

“Obligations” means all advances to, and debts and liabilities of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offshore Rate” means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

Offshore Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage
Where,

“Eurodollar Reserve Percentage” means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”); and

“LIBOR” means: (i) the rate of interest per annum determined by the Administrative Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Dow Jones Page 3750 (as defined below) for Dollar deposits having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, subject to the following clause (ii); or (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, “LIBOR” instead means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by Wells Fargo as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by Wells Fargo, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.  As used in this definition, “Dow Jones Page 3750” means the display designated as “3750” on the Dow Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

“Offshore Rate Loan” means a Loan that bears interest based on the Offshore Rate.

“Operating Lease” means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as an operating lease in respect of which such Person is liable as lessee.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Participant” has the meaning specified in Section 11.08(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA which Holdings or the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means any Acquisition that conforms to the following requirements: (i) the assets, Person, division or line of business to be acquired is in a substantially similar or ancillary line of business as the Company or one of its Wholly-Owned Subsidiaries, (ii) the Administrative Agent and the Lenders shall have received promptly, and in any event no less than ten (10) Business Days prior to the consummation of such Acquisition, (a) financial information regarding the assets, Person, division or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person, division or business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person, division or business on Holdings and its Subsidiaries, including a pro forma balance sheet for Holdings and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for Holdings and its Subsidiaries through at least the Revolving Loan Maturity Date, and (b) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating Holdings’ pro forma compliance with the financial covenants set forth in Section 8.19, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Acquisition, (iii) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (iv) such Acquisition shall be non-hostile in nature, (v) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, and (vi) immediately after giving effect to such Acquisition: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) a majority of the capital stock or similar equity interest of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by Holdings or a U.S. Wholly-Owned Subsidiary of Holdings such that such acquired or newly formed entity shall be a U.S. Subsidiary, and (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 7.13 or as otherwise required under Section 7.14 shall have been taken.

“Permitted Capital Expenditure Carry-Forward” means, for any fiscal year, the Dollar amount equal to (i) the maximum Dollar amount of Capital Expenditures permitted to be incurred by Holdings and its Subsidiaries in such fiscal year under Section 8.13 minus (ii) the Dollar amount of Capital Expenditures actually incurred by Holdings and its Subsidiaries in such fiscal year.

“Permitted Equity Offering” means an offering by Holdings of preferred stock or other equity interests of Holdings, if the rights, preferences, privileges and use of proceeds of such equity offering have been approved by the Majority Lenders in writing prior to issuance, provided that no such securities shall be issued if a Default or Event of Default exists prior to, or immediately after, such issuance.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Subordinated Debt” has the meaning specified in Section 8.05(j).

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Holdings or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view; and (ii) such Swap Contracts do not contain (a) any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (b) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 9.01(a)).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in section 3(3) of ERISA) which Holdings or the Company sponsors or maintains or to which Holdings or the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledged Collateral” means the “Pledged Collateral” as defined in the Security Agreement and shall include all products and Proceeds (as defined in the Security Agreement) of the Pledged Collateral.

“Proportionate Share” means, (i) with respect to each Revolving Lender, its Revolving Proportionate Share, (ii) with respect to each Term A Lender, its Term A Proportionate Share, and (iii) with respect to each Term B Lender, its Term B Proportionate Share.

“Put Obligations” mean obligations of Holdings either directly or indirectly to repurchase from any Person such Person’s equity interest in Non-Wholly-Owned Subsidiaries or Minority Investments.

“Reimbursement Date” has the meaning specified in Section 3.03(b).

“Replacement Lender” has the meaning specified in Section 4.07.

“Reportable Event” means, any of the events set forth in section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to Holdings pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01(c) or in the Assignment and Acceptance pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Lender” means any Lender that has a Revolving Commitment as set forth on Schedule 2.01(c) (or, if the Revolving Commitments are terminated, any Lender having outstanding Revolving Loans or a pro rata share of L/C Obligations or Swingline Loans as provided herein).

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Loan Maturity Date” means the earlier to occur of: (i) June 30, 2010; and (ii) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

“Revolving Note” means a promissory note executed by Holdings in favor of a Revolving Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-1.

“Revolving Proportionate Share” means, as to any Revolving Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of, in the case of the Revolving Commitments or the Revolving Loans, L/C Obligations and Swingline Loans, such Revolving Lender’s Revolving Commitment divided by the aggregate Revolving Commitments of all Revolving Lenders (or, if all Revolving Commitments have been terminated, (i) the sum of (A) the Effective Amount of such Revolving Lender’s Revolving Loans, plus (B) such Revolving Lender’s pro rata share, if any, of the Effective Amount of all L/C Obligations, plus (C) such Revolving Lender’s pro rata share, if any, of the Effective Amount of all Swingline Loans divided by (ii) the sum of (A) the Effective Amount of all Revolving Loans, plus (B) the Effective Amount of all L/C Obligations, plus (C) the Effective Amount of all Swingline Loans).  The initial Revolving Proportionate Shares of each Revolving Lender are set forth opposite such Revolving Lender’s name in Schedule 2.01(c) under the heading “Proportionate Share (Revolving Commitments).”

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means that certain Second Amended and Restated Security Agreement, dated as of the Effective Date, between Holdings, the Guarantors and the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit I.

“Signing Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all of the Lenders.

“Specified Swap Contract” means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Holdings and any Swap Provider which Swap Contract is or was intended by Holdings to have been entered into for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if Holdings so represents to the Swap Provider in writing), and as to which the final scheduled payment by Holdings is not later than the Revolving Loan Maturity Date.

“Standby Letter of Credit” means a standby Letter of Credit issued for the account of Holdings to support obligations of Holdings or any Subsidiary, contingent or otherwise (and excluding all Commercial Letters of Credit).

“Stock Price Guaranty” means a guaranty that (i) is issued by Holdings or an Affiliate of Holdings in connection with the Acquisition of another Person, and (ii) is for the payment of cash or issuance of Holdings’ common stock if the common stock issued by Holdings in connection with such an Acquisition is sold for less than the price provided for in the guaranty during its term, provided that for purposes of determining the amount of any Stock Price Guaranty, the amount of such guaranty shall be equal to (a) the guaranteed stock price multiplied by the number of shares covered by the guaranty, minus (b) the current fair market value of one share of Holdings’ common stock (which fair market value shall be equal to the five day trailing average closing price for Holdings’ common stock as reported by the Nasdaq National Stock Market) multiplied by the number of shares covered by the guaranty, provided further, that for purposes of determining the amount of any Stock Price Guaranty which is payable solely in common stock of Holdings, the amount of such Stock Price Guaranty shall equal zero.

“Subordinated Debt Documents” means any documents and instruments evidencing any Permitted Subordinated Debt.

“Subsequent Effective Date” means any date on which all conditions precedent set forth in Section 5.03 are satisfied or waived by the respective Additional Lenders; provided that all such dates shall occur (if any shall occur) prior to the earlier to occur of (i) (A) in the case of any Subsequent Effective Date in respect of any increase in the Term A Loans pursuant to Section 2.01(d), the Term A Loan Maturity Date, (B) in the case of any Subsequent Effective Date in respect of any increase in the Term B Loans pursuant to Section 2.01(e), the Term B Loan Maturity Date and (C) in the case of any Subsequent Effective Date in respect of any increase in the Revolving Commitments pursuant to Section 2.01(f), the Revolving Loan Maturity Date, and (ii) the date on which all Commitments terminate in accordance with the provisions of this Agreement; provided further, that there shall be no more than 3 such Subsequent Effective Dates in the aggregate.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Holdings; provided, however, that Subsidiary shall only include BMC Insurance, Inc. for purposes of Sections 6.01, 6.05, 6.06, 6.10, 6.11, 6.14, 6.19, 7.03(b), 7.03(c), 7.04, 7.07, 7.08, 7.10, 8.03, 9.01(b)-(g), 9.01(i) and 9.01(j).

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Provider” means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Specified Swap Contract with Holdings.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Holdings based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swingline Lender” means Wells Fargo, in its capacity as maker of Swingline Loans hereunder.

“Swingline Commitment” has the meaning specified in Section 2.06(a).

“Swingline Loan” has the meaning specified in Section 2.06(a).

“Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office.

“Term A Commitment,” as to each Term A Lender, has the meaning specified in Section 2.01(a).

“Term A Lender” means any Lender that has a Term A Commitment or Term A Loan.

“Term A Loan” has the meaning specified in Section 2.01(a).

“Term A Loan Maturity Date” means June 30, 2010.

“Term A Note” means a promissory note executed by Holdings in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-2.

“Term A Proportionate Share” means, as to any Term A Lender at any time, in the case of the Term A Commitments or the Term A Loans, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of such Term A Lender’s Term A Commitment divided by the aggregate Term A Commitments of all Term A Lenders (or, if all Term A Commitments have been terminated, the aggregate principal amount of such Term A Lender’s Term A Loans divided by the aggregate principal amount of Term A Loans then held by all Term A Lenders).  The initial Term A Proportionate Shares of each Term A Lender are set forth opposite such Lender’s name on a schedule maintained with the Administrative Agent.

“Term B Lender” means any Lender that has a Term B Loan.

“Term B Loan” has the meaning specified in Section 2.01(b).

“Term B Loan Maturity Date” means June 30, 2010.

“Term B Note” means a promissory note executed by Holdings in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-3.

“Term B Proportionate Share” means, as to any Term B Lender at any time, in the case of the Term B Loans, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) of the aggregate principal amount of such Term B Lender’s Term B Loans divided by the aggregate principal amount of Term B Loans then held by all Term B Lenders.  The initial Term B Proportionate Shares of each Term B Lender are set forth opposite such Lender’s name on a schedule maintained with the Administrative Agent.

“Term Lender” means any Lender that either has a Term A Commitment or is holding Term A Loans or Term B Loans.

“Term Loan” means a Term A Loan or a Term B Loan.

“Term Note” means a Term A Note or a Term B Note.

“Total Funded Debt” means, as of any date of determination, all Funded Debt of Holdings and its Subsidiaries on such date, on a consolidated basis in accordance with GAAP.

“Trade Bank” means Wells Fargo HSBC Trade Bank, N.A.

“Type” has the meaning specified in the definition of “Loan.”

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Update Certificate” means a certificate in substantially the form of Exhibit J.

“U.S. Subsidiary” and “U.S. Wholly-Owned Subsidiary” means a Subsidiary or Wholly-Owned Subsidiary, as the case may be, that is located in and a resident of the United States.

“Wells Fargo” has the meaning specified in the preamble, or any successor by merger thereto.

“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying shares required by law) 100% of the capital stock or similar equity interest of each class having ordinary voting power, and 100% of the capital stock or similar equity interest of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Holdings, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02  Other Interpretive Provisions.

(a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)  The words “hereof,”“herein,”“hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(d)  The term “including” is not limiting and means “including without limitation.”

(e)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(f)  Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document (unless any such prohibitive term has been waived), and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(h)  This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.  Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

(i)  This Agreement and the other Loan Documents are the result of negotiations among the Administrative Agent, Holdings, the Company and the other parties, have been reviewed by counsel to the Administrative Agent, Holdings, the Company and such other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

1.03  Accounting Principles.  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VIII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Lenders and Holdings shall have agreed upon the terms of the application of such modified GAAP.

(b)  References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Holdings.

ARTICLE II

THE CREDITS

2.01  Amounts and Terms of Commitments and Loans.

(a)  The Term A Credit.  On the terms and subject to the conditions set forth herein, each Term A Lender severally agrees to make a term loan (a “Term A Loan”) to Holdings on the Effective Date in an amount not to exceed the amount of the Term A Commitment of such Term A Lender as set forth in Schedule 2.01(a).  Amounts that have been borrowed as Term A Loans which are repaid or prepaid by Holdings may not be reborrowed.

(b)  The Term B Credit.  Holdings and each other Loan Party hereby acknowledge and agree that pursuant to the Existing Credit Agreement, certain Existing Lenders provided to Holdings term loans (each such loan, a “Term B Loan”) in the aggregate principal amount of $125,000,000, of which $122,812,500 is outstanding on the date hereof.  On the Effective Date, the amount of Term B Loans then outstanding and held by each Term B Lender (which for purposes of this Section 2.01(b) shall include each Departing Term B Lender) shall be adjusted to reflect the changes in the Term B Lenders’ Term B Proportionate Shares of the aggregate outstanding Term B Loans, subject to Section 4.04.  Each Term B Lender having Term B Loans then outstanding and whose Term B Proportionate Share in respect of the aggregate outstanding Term B Loans has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, to each Term B Lender increasing its Term B Proportionate Share of the aggregate outstanding Term B Loans on the Effective Date (which for purposes of this Section 2.01(b) shall include each New Term B Lender) such portion of such Term B Loans as shall be necessary to effectuate such adjustment.  Each Term B Lender increasing its Term B Proportionate Share of the aggregate outstanding Term B Loans on the Effective Date shall (i) be deemed to have assumed such portion of such Term B Loans and (ii) fund on the Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Term B Lender in accordance with the provisions hereof in the amount notified to such increasing Term B Lender by the Administrative Agent.  For purposes of this Section 2.01(b), each Departing Term B Lender shall be deemed to have reduced its Term B Proportionate Share to zero on the Effective Date.  From and after the Effective Date, after giving effect to the assignments and assumptions contemplated in this Section 2.01(b), each Departing Term B Lender shall cease to be a Term B Lender under and for all purposes of this Agreement and the other Loan Documents and shall have no further obligation to make Term B Loans; provided, however, that each Departing Term B Lender shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04, 11.04 and 11.05 to the extent accrued or arising on or prior to the Effective Date.  With effect on and after the Effective Date, each New Term B Lender shall be a party to this Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Term B Lender under this Agreement, including the requirements concerning confidentiality and the payment of indemnification, with Term B Loans in the amounts set forth on a schedule maintained with the Administrative Agent.  Each New Term B Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Term B Lender.  Amounts that have been borrowed as Term B Loans which are repaid or prepaid by Holdings may not be reborrowed.

(c)  The Revolving Credit.  On the terms and subject to the conditions of this Agreement, each Revolving Lender severally agrees to advance to Holdings from time to time during the period beginning on the Effective Date and ending on the Revolving Loan Maturity Date such loans (each such loan, a “Revolving Loan”) in Dollars as Holdings may request under this Section 2.01(c); provided, however, that (i) after giving effect to any Borrowing of Revolving Loans, (A) the Effective Amount of all Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Commitments of the Revolving Lenders and (B) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.01(c), prepay under Section 2.07 and reborrow under this Section 2.01(c).  On the Effective Date, the amount of Revolving Loans then outstanding and held by each Revolving Lender (which for purposes of this Section 2.01(c) shall include each Departing Revolving Lender) shall be adjusted to reflect the changes in the Revolving Lenders’ Revolving Proportionate Shares, subject to Section 4.04.  Each Revolving Lender having Revolving Loans, or participations in L/C Obligations or Swing Line Loans, then outstanding and whose Revolving Proportionate Share has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, to each Revolving Lender increasing its Revolving Proportionate Share on the Effective Date (which for purposes of this Section 2.01(c) shall include each New Revolving Lender) such portion of such Revolving Loans and participations as shall be necessary to effectuate such adjustment.  Each Revolving Lender increasing its Revolving Proportionate Share on the Effective Date shall (i) be deemed to have assumed such portion of such Revolving Loans and participations and (ii) fund on the Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Revolving Lender in accordance with the provisions hereof in the amount notified to such increasing Revolving Lender by the Administrative Agent.  For purposes of this Section 2.01(c), each Departing Revolving Lender shall be deemed to have reduced its Revolving Proportionate Share to zero on the Effective Date.  From and after the Effective Date, after giving effect to the assignments and assumptions contemplated in this Section 2.01(c), each Departing Revolving Lender shall cease to be a “Revolving Lender” under and for all purposes of this Agreement and the other Loan Documents and shall have no further obligation to make Revolving Loans or participate in Letters of Credit or Swingline Loans; provided, however, that each Departing Revolving Lender shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04, 11.04 and 11.05 to the extent accrued or arising on or prior to the Effective Date.  With effect on and after the Effective Date, each New Revolving Lender shall be a party to this Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Revolving Lender under this Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment in the amounts set forth on Schedule 2.01(c).  Each New Revolving Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Revolving Lender.

(d)  Additional Term A Loans.  Upon Holding’s written notice to the Administrative Agent, on any Subsequent Effective Date, one or more Additional Lenders may, in their sole and absolute discretion, become parties to this Agreement (to the extent not already a party to this Agreement) for the purpose of making additional Term A Loans in an amount in excess of $25,000,000, provided that the aggregate amount of such additional Term A Loans shall not exceed the difference of (A) $150,000,000 minus (B) the total of (x) the amount (if any) by which the aggregate outstanding principal amount of the Term A Loans has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to this Section 2.01(d) plus (y) the amount (if any) by which the aggregate outstanding principal amount of the Term B Loans has been increased on all Subsequent Effective Dates that shall have occurred either prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(e) plus (z) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all such Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(f) (each such additional commitment of the Additional Lenders to make additional Term A Loans, an “Additional Term A Commitment”).  On the applicable Subsequent Effective Date, each Additional Lender holding an Additional Term A Commitment shall make a new single loan denominated in Dollars to Holdings in the amount of such Additional Lender’s Additional Term A Commitment (each such loan, an “Additional Term A Loan”) upon the terms and subject to the conditions contained herein, as such terms and conditions may be amended pursuant to Section 11.01 hereof, and any such Additional Lenders not already party to this Agreement shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Term A Lender for all purposes of this Agreement from and after the relevant Subsequent Effective Date.  Once the Additional Term A Loans shall have been made pursuant to this Agreement, (i) the schedule of Term A Loans maintained by the Administrative Agent shall be deemed to have been amended to include all Additional Lenders holding Additional Term A Loans together with each Additional Lender’s respective Term A Proportionate Share, (ii) the schedule of Term A Loans maintained by the Administrative Agent shall be deemed to have been amended to adjust the Term A Proportionate Share of all other Term A Lenders party hereto, and (iii) Schedule 2.09(a) hereto shall be deemed to have been amended to include the Additional Term A Loans in the then applicable Term A Loan amortization schedule based upon the percentages set forth therein.  The Additional Term A Loans of the Additional Lenders shall be deemed to be Term A Loans of such Term A Lenders under this Agreement and the other Loan Documents for all purposes.

(e)  Additional Term B Loans.  Upon Holding’s written notice to the Administrative Agent, on any Subsequent Effective Date, one or more Additional Lenders may, in their sole and absolute discretion, become parties to this Agreement (to the extent not already a party to this Agreement) for the purpose of making additional Term B Loans in an amount in excess of $25,000,000, provided that the aggregate amount of such additional Term B Loans shall not exceed the difference of (A) $150,000,000 minus (B) the total of (x) the amount (if any) by which the aggregate outstanding principal amount of the Term B Loans has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to this Section 2.01(e) plus (y) the amount (if any) by which the aggregate outstanding principal amount of the Term A Loans has been increased on all Subsequent Effective Dates that shall have occurred either prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(d) plus (z) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(f) (each such additional commitment of the Additional Lenders to make additional Term B Loans, an “Additional Term B Commitment”).  On the applicable Subsequent Effective Date, each Additional Lender holding an Additional Term B Commitment shall make a new single loan denominated in Dollars to Holdings in the amount of such Additional Lender’s Additional Term B Commitment (each such loan, an “Additional Term B Loan”) upon the terms and subject to the conditions contained herein, as such terms and conditions may be amended pursuant to Section 11.01 hereof, and any such Additional Lenders not already party to this Agreement shall become parties to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Term B Lender for all purposes of this Agreement from and after the relevant Subsequent Effective Date.  Once the Additional Term B Loans shall have been made pursuant to this Agreement, (1) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to include all Additional Lenders holding an Additional Term B Loan together with each such Additional Lender’s respective Term B Proportionate Share, (ii) the schedule of Term B Loans maintained by the Administrative Agent shall be deemed to have been amended to adjust the Term B Proportionate Share of all other Term B Lenders party hereto, and (iii) Schedule 2.09(b) hereto shall be deemed to have been amended to include the Additional Term B Loans in the then applicable Term B Loan amortization schedule based upon the percentages set forth therein.  The Additional Term B Loans of the Additional Lenders shall be deemed to be Term B Loans of such Term B Lenders under this Agreement and the other Loan Documents for all purposes.

(f)  Additional Revolving Commitments.  Upon Holding’s written notice to the Administrative Agent, on any Subsequent Effective Date one or more Additional Lenders may, in their sole and absolute discretion, provide additional Revolving Commitments in an amount in excess of $25,000,000, provided that the aggregate amount of such additional Revolving Commitments shall not exceed the difference of (A) $150,000,000 minus (B) the total of (x) the amount (if any) by which the Aggregate Revolving Commitment has been increased on all Subsequent Effective Dates that shall have occurred prior to the relevant Subsequent Effective Date pursuant to this Section 2.01(f) plus (y) the amount (if any) by which the aggregate outstanding principal amount of the Term A Loans has been increased on all Subsequent Effective Dates that shall have occurred either prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(d) plus (z) the amount (if any) by which the aggregate outstanding principal amount of the Term B Loans has been increased on all Subsequent Effective Dates that shall have occurred prior to, or simultaneous with, the relevant Subsequent Effective Date pursuant to Section 2.01(e) (each such additional commitment, an “Additional Revolving Commitment”), which Additional Revolving Commitment may thereafter be made available to Holdings as Revolving Loans.  Any Additional Lender not already party to this Agreement shall become a party to this Agreement by executing a counterpart signature page to this Agreement and shall be treated as a Revolving Lender for all purposes of this Agreement from and after the Subsequent Effective Date.  Once such Additional Revolving Commitments shall be deemed to have been made available pursuant to this Agreement, (i) Schedule 2.01(c) hereto shall be deemed to have been amended to include all Additional Lenders holding an Additional Revolving Commitment together with such Additional Lender’s respective Revolving Commitment and Revolving Proportionate Share, (ii) Schedule 2.01(c) hereto shall be deemed to have been amended to adjust the Revolving Proportionate Share of all other Revolving Lenders party hereto, and (iii) the definition of “Aggregate Revolving Commitment” shall be deemed to have been amended to include the Additional Revolving Commitments provided by such Additional Lenders on the relevant Subsequent Effective Date.  To effect the foregoing, on the Subsequent Effective Date, the amount of Revolving Loans then outstanding and held by each Revolving Lender shall be adjusted to reflect the changes in the Revolving Lenders’ Revolving Proportionate Shares, subject to Section 4.04.  Each Revolving Lender having Revolving Loans, or participations in L/C Obligations or Swing Line Loans, then outstanding and whose Revolving Proportionate Share has been decreased on the Subsequent Effective Date shall be deemed to have assigned on the Subsequent Effective Date, without recourse, to each Revolving Lender increasing its Revolving Proportionate Share on the Subsequent Effective Date such portion of such Revolving Loans and participations as shall be necessary to effectuate such adjustment.  Each Revolving Lender increasing its Revolving Proportionate Share on the Subsequent Effective Date shall (i) be deemed to have assumed such portion of such Revolving Loans and participations and (ii) fund on the Subsequent Effective Date such assumed amounts to the Administrative Agent for the account of the assigning Revolving Lender in accordance with the provisions hereof in the amount notified to such increasing Revolving Lender by the Administrative Agent.  On and after each Subsequent Effective Date, after giving effect to any Borrowing of Revolving Loans, (i) the Effective Amount of all Revolving Loans and Swingline Loans and the Effective Amount of all L/C Obligations shall not exceed the combined Revolving Commitments (inclusive of the Additional Revolving Commitments) of the Revolving Lenders; and (ii) the Effective Amount of the Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment (inclusive of its Additional Revolving Commitment, if any).  On and after the Subsequent Effective Date, each Additional Lender holding an Additional Revolving Commitment shall be a Revolving Lender under this Agreement and the other Loan Documents for all purposes with a Revolving Commitment and a Revolving Proportionate Share as set forth on Schedule 2.01(c), as deemed amended in clause (i) above, with the rights, duties and obligations of a Revolving Lender under this Agreement and the other Loan Documents.

2.02  Loan Accounts.  (a) The Loans made by each Lender and the Letters of Credit Issued by the L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or L/C Issuer, as the case may be, in the ordinary course of business.  The accounts or records maintained by the Administrative Agent, the L/C Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to Holdings and the Letters of Credit Issued for the account of Holdings, and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Holdings hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b)  Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts.  Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Holdings with respect thereto.  Each such Lender is irrevocably authorized by Holdings to endorse its Note(s), and each Lender’s record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Holdings hereunder or under any such Note to such Lender.

2.03  Procedure for Borrowing.  (a) Each Borrowing of Revolving Loans and Term Loans shall be made upon Holdings’ irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent (i) prior to 9:00 a.m. (San Francisco time) at least three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(i)  the amount of the Borrowing, which shall be in a Minimum Amount, and whether such Borrowing shall be of Term A Loans, Term B Loans or Revolving Loans;

(ii)  the requested Borrowing Date, which shall be a Business Day;

(iii)  the Type of Loans comprising the Borrowing; and

(iv)  if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of “Interest Period” herein.  If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Effective Date and on any Subsequent Effective Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 11:00 a.m. (San Francisco time) one (1) Business Day before the Effective Date or Subsequent Effective Date, as the case may be.

(b)  The Administrative Agent will promptly notify each Revolving Lender, Term A Lender or Term B Lender, as applicable, of its receipt of any Notice of Borrowing and of the amount of such Lender’s Proportionate Share of that Borrowing.

(c)  Each Lender will make the amount of its Proportionate Share of each Borrowing available to the Administrative Agent for the account of Holdings at the Administrative Agent’s Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by Holdings in funds immediately available to the Administrative Agent.  The proceeds of each such Borrowing will then be made available to Holdings by the Administrative Agent at such office by crediting the account of Holdings on the books of Wells Fargo with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent, or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings of such funds as received by the Administrative Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

(d)  After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

2.04  Conversion and Continuation Elections.  (a) Holdings may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.04(b):

(i)  elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

(ii)  elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Holdings to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate.

(b)  Holdings shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 9:00 a.m. (San Francisco time) at least three (3) Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) prior to 9:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(i)  the proposed Conversion/Continuation Date;

(ii)  the aggregate amount of Loans to be converted or continued;

(iii)  the Type of Loans resulting from the proposed conversion or continuation;

(iv)  other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period, subject to the provisions of the definition of “Interest Period” herein; and

(v)  whether such conversion or continuation shall be of Term A Loans, Term B Loans or Revolving Loans.

(c)  If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Holdings has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, Holdings shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d)  The Administrative Agent will promptly notify each Term A Lender, Term B Lender and Revolving Lender, as applicable, of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Holdings, the Administrative Agent will promptly notify each applicable Lender of the details of any automatic conversion.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)  Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, Holdings may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

(f)  After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than eight (8) different Interest Periods in effect.

2.05  Voluntary Termination or Reduction of Commitments.  (a) Holdings may, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and to any prepayments of any Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the combined Revolving Commitments of the Revolving Lenders then in effect, or (ii) the Effective Amount of all L/C Obligations would exceed the L/C Commitment then in effect.  Once reduced in accordance with this Section 2.05, the Revolving Commitments may not be increased (except pursuant to Section 2.01(f)).  Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Revolving Proportionate Share.  If and to the extent specified by Holdings in the notice to the Administrative Agent, some or all of the reduction in the Revolving Commitments shall be applied to reduce the L/C Commitment.  All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

(b)  At no time shall the Swingline Commitment exceed the combined Revolving Commitments of the Revolving Lenders, and any reduction of the Revolving Commitments which reduces the combined Revolving Commitments of the Revolving Lenders below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Revolving Commitments of the Revolving Lenders, as so reduced, without any action on the part of the Swingline Lender.

2.06  Swingline Loans.  (a) On the terms and subject to the conditions set forth herein, the Swingline Lender agrees to make a portion of the Revolving Commitment available to Holdings by making swingline loans denominated in Dollars (individually, a “Swingline Loan”, and, collectively, the “Swingline Loans”) to Holdings on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date in accordance with the procedures set forth in this Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed Thirty Million Dollars ($30,000,000), notwithstanding the fact that such Swingline Loans, when aggregated with any other Revolving Loans made by or Letters of Credit participated in by the Swingline Lender, may exceed the Swingline Lender’s Revolving Commitment (the amount of such commitment of the Swingline Lender to make Swingline Loans to Holdings pursuant to this Section 2.06(a), as the same shall be reduced pursuant to Section 2.05 or Section 2.08 or as a result of any assignment pursuant to Section 11.08, the Swingline Lender’s “Swingline Commitment”); provided that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the combined Revolving Commitments of the Revolving Lenders, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment.  Additionally, no more than three Swingline Loans may be outstanding at any one time, and all Swingline Loans shall at all times accrue interest at the Base Rate plus the Applicable Margin (for Base Rate Loans) or at such other rate as may be agreed to by the Swingline Lender and Holdings.  Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings may borrow under this Section 2.06(a), prepay pursuant to Section 2.07 and reborrow pursuant to this Section 2.06(a).

(b)  Holdings shall provide the Administrative Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount, and (ii) the requested Borrowing Date, which shall be a Business Day.  Unless the Swingline Lender has received notice prior to 11:00 a.m. (San Francisco time) on such Borrowing Date from the Administrative Agent (including at the request of any Revolving Lender) (A) directing the Swingline Lender not to make the requested Swingline Loan as a result of the limitations set forth in the proviso set forth in Section 2.06(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 12:00 noon (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to Holdings by crediting the account of Holdings on the books of Wells Fargo or if requested by Holdings, by wire transfer in accordance with written instructions provided to the Administrative Agent by Holdings.  The Administrative Agent will notify the Revolving Lenders on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

(c)  Holdings shall repay to the Swingline Lender in full on the Revolving Loan Maturity Date the aggregate principal amount of the Swingline Loans outstanding on the Revolving Loan Maturity Date.

(d)  For one (1) Business Day during each successive ten (10) Business Day period, the aggregate principal amount of Swingline Loans shall be $0 (a “Clean-Up Day”); Holdings shall prepay the outstanding principal amount of the Swingline Loans in whole to the extent required so that a Clean-Up Day may occur in each such ten (10) Business Day period as provided in this Section 2.06(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

(e)  If:

(i)  any Swingline Loans shall remain outstanding at 9:00 a.m. (San Francisco time) on any day required to be a Clean-Up Day (by virtue of there being Swingline Loans outstanding for ten consecutive Business Days) and by such time on such Business Day the Administrative Agent shall have received neither: (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to Section 2.01 on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor (B) any other notice indicating Holdings’ intent to repay such Swingline Loans with funds obtained from other sources; or

(ii)  any Swingline Loans shall remain outstanding during the existence of an Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans;

then the Administrative Agent shall be deemed to have received a Notice of Borrowing from Holdings pursuant to Section 2.03 requesting that Revolving Loans consisting of Base Rate Loans be made pursuant to Section 2.01(c) on such Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Lender (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, the proceeds of which Revolving Loans shall be applied to repay such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in making such Revolving Loans; provided, that such Revolving Loans shall be made notwithstanding Holdings’ failure to comply with Section 5.04; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this Section 2.06(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this Section 2.06(e), such Revolving Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Revolving Lender’s Revolving Proportionate Share of such Swingline Loans, and the procedures set forth in Section 2.03(b) and Section 2.03(c) shall be followed in connection with the purchases of such participations.  Upon such purchases of participations the prepayment requirements of Section 2.06(d) shall be deemed waived with respect to such Swingline Loans.  If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand and shall accrue at the rate then applicable to Revolving Loans consisting of Base Rate Loans.  A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this Section 2.06(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to Holdings.  Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this Section 2.06(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Holdings or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.07  Optional Prepayments.  Subject to Section 4.04, Holdings may, at any time or from time to time, in the case of Offshore Rate Loans, upon not less than three (3) Business Days’ irrevocable written notice to the Administrative Agent, and in the case of Base Rate Loans, upon irrevocable written notice to the Administrative Agent provided prior to 9:00 a.m. on the day of such prepayment (provided that in the case of Base Rate Loans, if such prepayment is received by the Administrative Agent on or prior to 11:00 a.m. (San Francisco time) on any day, such payment shall be applied against the outstanding Loans on the same day), ratably prepay Loans in whole or in part, in Minimum Amounts without penalty.  Such notice of prepayment shall specify the date and amount of such prepayment, whether such prepayment of Loans is of Term A Loans, Term B Loans, Revolving Loans or Swingline Loans (or a combination thereof) and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify the Term A Lenders, the Term B Lenders, the Revolving Lenders or the Swingline Lender, as applicable, of its receipt of any such notice and of such prepayment.  If such notice is given by Holdings, Holdings shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.  Optional prepayments of Term A Loans shall be applied to reduce the Term A Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a).  Optional prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(b).

2.08  Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

(a)  Mandatory Prepayments of Loans.

(i)  If at any time the Effective Amount of all L/C Obligations exceeds the L/C Commitment, Holdings shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment.

(ii)  If at any time, the Effective Amount of all Revolving Loans and Swingline Loans plus the Effective Amount of all L/C Obligations exceeds the combined Revolving Commitments of the Revolving Lenders, Holdings shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swingline Loans and L/C Advances by an amount equal to the applicable excess.

(iii)  If Holdings, the Company or any other Subsidiary shall at any time or from time to time during any fiscal year make or agree to make a Disposition, then (A) Holdings shall promptly notify the Administrative Agent in advance of such Disposition (including the amount of the estimated Net Proceeds to be received by Holdings, the Company or such other Subsidiary in respect thereof), and (B) if, after giving effect to such Disposition, the Net Proceeds of all Dispositions which have occurred in such fiscal year are greater than $20,000,000 in the aggregate, then promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Proceeds of such Disposition, Holdings shall prepay the Term Loans in an aggregate amount equal to 100% of the amount by which the Net Proceeds of such Disposition when added to the Net Proceeds received by Holdings, the Company or any other Subsidiary on account of all other Dispositions which have occurred in such fiscal year, less the amount, if any, of Net Proceeds already so applied in such fiscal year, exceeds $20,000,000; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, Holdings shall only be required to prepay the Term Loans as provided above in an amount equal to the ratable portion of the Net Proceeds received by such Non-Wholly-Owned Subsidiary based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(iv)  If Holdings, the Company or any other Subsidiary shall at any time or from time to time issue any debt securities or otherwise borrow money (other than any Loans) for cash consideration in excess of $25,000,000 in the aggregate for all such issuances and borrowings from and after the Effective Date, then (i) Holdings shall promptly notify the Administrative Agent in advance of the estimated Net Issuance Proceeds of such issuance or borrowing, and (ii) promptly upon, and in no event later than one (1) Business Day after, receipt by Holdings, the Company or the other Subsidiary of the Net Issuance Proceeds of such issuance or borrowing, Holdings shall prepay the Term Loans in an aggregate amount equal to the amount of all Net Issuance Proceeds received by Holdings, the Company or any such other Subsidiary on account of such issuance or borrowing; provided, however, that with respect to any Non-Wholly-Owned Subsidiary, Holdings shall only be required to prepay the Term Loans as provided above in an amount equal to the ratable portion of the Net Issuance Proceeds received by such Non-Wholly-Owned Subsidiary in respect of such issuance or borrowing based on Holdings’ direct or indirect interest in such Non-Wholly-Owned Subsidiary.

(v)  Any prepayments pursuant to this Section 2.08 shall be subject to Section 4.04 and applied, first, to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, Holdings may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor into an interest-bearing account pledged to the Administrative Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans.  Holdings shall pay, together with each prepayment under this Section 2.08, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to Section 4.04.  Prepayments of Term Loans pursuant to this Section 2.08 shall be applied pro rata to the Term A Loans and Term B Loans then outstanding.  Within each Term Loan tranche, such prepayments of Term A Loans shall be applied to reduce the Term A Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(a), and such prepayments of Term B Loans shall be applied to reduce the Term B Loans with respect to each remaining installment of principal pro rata in accordance with the then remaining installments payable under Section 2.09(b).

(b)  Mandatory Commitment Reductions.

(i)  The Aggregate Revolving Commitment shall be automatically and permanently reduced to $0 on the Revolving Loan Maturity Date.

(ii)  If, on the Effective Date, the Aggregate Term A Commitment shall exceed the outstanding principal amount of the Term A Loans made on the Effective Date, such unused portion of the Aggregate Term A Commitment shall thereafter automatically terminate on the Effective Date.

(c)  Optional Waiver of Prepayments.  Any Term Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of the Term Loans required to be made by Holdings for the account of such Lender pursuant to this Section 2.08, to waive all or a portion of such prepayment.  In the event one or more Term Lenders elects to waive all or a portion of any such prepayment, the pro rata allocation of the prepayment across the applicable Term Loan tranche shall be adjusted accordingly.

2.09  Repayment.  (a) The Term A Loans.  Holdings shall repay to the Administrative Agent for the account of the Term A Lenders the aggregate principal amount of Term A Loans in quarterly installments on the last Business Day of each calendar quarter, commencing on September 30, 2006, in the applicable amounts set forth on Schedule 2.09(a) hereto (or as such Schedule may be amended pursuant to Section 2.01(d) hereof).

(b)  The Term B Loans.  Holdings shall repay to the Administrative Agent for the account of the Term B Lenders the aggregate principal amount of Term B Loans in quarterly installments on the last Business Day of each calendar quarter, commencing on June 30, 2005, in the applicable amounts set forth on Schedule 2.09(b) hereto (or as such Schedule may be amended pursuant to Section 2.01(e) hereof).

(c)  The Revolving Loans and Swingline Loans.  Holdings shall repay to the Administrative Agent for the account of the Revolving Lenders and Swingline Lender on the Revolving Loan Maturity Date the aggregate principal amount of Revolving Loans and Swingline Loans outstanding on such date.

2.10  Interest.  (a) (i) Subject to Section 2.10(c) below, each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to Holdings’ right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin; and (ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin (for Base Rate Loans), or at such other rate as may be agreed to by the Swingline Lender.

(b)  Interest on each Revolving Loan, Term Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.07 or Section 2.08 for the portion of such Loans so prepaid and upon payment (including prepayment) in full thereof, and on the Revolving Loan Maturity Date, the Term A Loan Maturity Date or Term B Loan Maturity Date, as applicable.  During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Lenders.

(c)  Notwithstanding Section 2.10(a), while any Event of Default exists or after acceleration, Holdings shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and other Obligations of Holdings, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and other Obligations and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans, plus 2% per annum; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Base Rate Loans, plus 2% per annum.

(d)  Anything herein to the contrary notwithstanding, the obligations of Holdings to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Holdings shall pay such Lender interest at the highest rate permitted by applicable law.

2.11  Fees.  In addition to certain fees described in Section 3.08:

(a)  Arrangement and Agency Fees.  Holdings shall pay the fees specified in that certain letter agreement (the “Fee Letter”) between Holdings and Wells Fargo Bank dated May 18, 2005.

(b)  Commitment Fees.  Holdings shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the actual daily unused portion of such Revolving Lender’s Revolving Commitment (the “Available Commitment”), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent at a rate per annum equal to the Applicable Fee Amount (such fees, the “Commitment Fees”).  For purposes of calculating the Available Commitment under this Section 2.11, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding (other than L/C Obligations consisting of the aggregate undrawn amount of all Commercial Letters of Credit then outstanding).  Swingline Loans shall not constitute utilization for purposes of calculating Available Commitment.  Such Commitment Fees shall accrue from the Effective Date to the Revolving Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on September 30, 2005, to the Revolving Loan Maturity Date, with the final payment to be made on the Revolving Loan Maturity Date; provided that in connection with any termination of Commitments hereunder, the accrued Commitment Fees calculated for the period ending on such date shall also be paid on the date of termination.  The Commitment Fees provided in this Section 2.11(b) shall accrue at all times after the Effective Date, including at any time during which one or more conditions in Article V are not met.

2.12  Computation of Fees and Interest.  (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)  Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on Holdings and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of Holdings or any Lender, deliver to Holdings or the Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

2.13  Payments by Holdings.  (a) All payments to be made by Holdings shall be made without set off, recoupment or counterclaim.  Except as otherwise expressly provided herein, all payments by Holdings shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share as expressly provided herein) of such payment in like funds as received.  Any payment received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)  Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)  Unless the Administrative Agent receives notice from Holdings prior to the date on which any payment is due to the Lenders that Holdings will not make such payment in full as and when required, the Administrative Agent may assume that Holdings has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Holdings has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

2.14  Payments by the Lenders to the Administrative Agent.  (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of Holdings the amount of that Lender’s Proportionate Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Holdings on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to Holdings such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.14(a) shall be conclusive absent manifest error.  If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify Holdings of such failure to fund and, upon demand by the Administrative Agent, Holdings shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)  The failure of any Lender to make any Loan on any Borrowing Date or to make any payment under Section 10.07 shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date or to make such payment under Section 10.07, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date or to make such payment under Section 10.07.

2.15  Sharing of Payments, Etc.

(a)  Except as otherwise provided herein:

(i)  Each Revolving Loan and reduction of the Aggregate Revolving Commitment shall be made or shared among the Revolving Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii)  Each Term A Loan shall be made or shared among the Term A Lenders pro rata according to their respective Term A Proportionate Shares;

(iii)  Each Term B Loan shall be made or shared among the Term B Lenders pro rata according to their respective Term B Proportionate Shares;

(iv)  Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(v)  Each payment of interest on Loans in any Borrowing shall be shared among the Lenders that made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(vi)  Each payment of Commitment Fees pursuant to this Agreement shall be shared among the Revolving Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Revolving Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Revolving Lender so became a Revolving Lender;

(vii)  Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance or as otherwise agreed to by such Lenders;

(viii)  Each payment of interest (other than interest on Loans) and fees (other than Commitment Fees) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(ix)  All other payments under this Agreement and the other Loan Documents shall be for the benefit of the Person or Persons specified.

(b)  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (i) notify the Administrative Agent of such fact, and (ii) purchase from the other applicable Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (A) the amount of such paying Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Holdings agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of Holdings in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15(b) and will in each case notify the applicable Lenders following any such purchases or repayments.

2.16  Security and Guaranty.  (a) All Obligations under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

(b)  All Obligations of Holdings under this Agreement, each of the Notes and all other Loan Documents to which it is a party shall be unconditionally guaranteed by each Guarantor pursuant to its Guaranty.

ARTICLE III

THE LETTERS OF CREDIT

3.01  The Letter of Credit Subfacility.  (a) On the terms and subject to the conditions set forth herein (i) the L/C Issuer agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date to issue Letters of Credit for the account of Holdings, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.02(c) and Section 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of Holdings; provided that the L/C Issuer shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if such Letter of Credit is not denominated in Dollars or if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) and after giving effect thereto (x) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans and Swingline Loans shall exceed the combined Revolving Commitments, (y) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations and in the Effective Amount of all Swingline Loans plus the Effective Amount of the Revolving Loans of such Revolving Lender shall exceed such Revolving Lender’s Revolving Commitment, or (z) the Effective Amount of L/C Obligations shall exceed the L/C Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, Holdings ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Holdings may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b)  The L/C Issuer is under no obligation to Issue any Letter of Credit if:

(i)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(ii)  the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or Holdings, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)  the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Majority Revolving Lenders have approved such expiry date in writing, or (B) after the Revolving Loan Maturity Date, unless all of the Revolving Lenders have approved such expiry date in writing;

(iv)  the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

(v)  any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the L/C Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the L/C Issuer;

(vi)  any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

(vii)  any Standby Letter of Credit is in a face amount less than $1,000,000; or

(viii)  any requested Letter of Credit is to be denominated in a currency other than Dollars.

(c)  Letters of Credit issued under this Article III shall be either Commercial Letters of Credit or Standby Letters of Credit.

3.02  Issuance, Amendment and Renewal of Letters of Credit.  (a) Each Letter of Credit shall be issued upon the irrevocable written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of issuance.  Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the L/C Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the L/C Issuer may require.

(b)  At least two (2) Business Days prior to the Issuance of any Letter of Credit, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from Holdings and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received notice on or before the Business Day immediately preceding the date the L/C Issuer is to issue a requested Letter of Credit from the Administrative Agent (A) directing the L/C Issuer not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (x) through (z) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Holdings in accordance with the L/C Issuer’s usual and customary business practices.

(c)  From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer will, upon the written request of Holdings received by the L/C Issuer (with a copy sent by Holdings to the Administrative Agent) at least four (4) Business Days (or such shorter time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it.  Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the L/C Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Issuer may require.  The L/C Issuer shall be under no obligation to amend any Letter of Credit if: (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.  The Administrative Agent will promptly notify the Revolving Lenders of the Issuance of any Standby Letter of Credit notified to it by the L/C Issuer.  The Revolving Lenders acknowledge and agree that the Administrative Agent will not notify them of the receipt by the Administrative Agent of any L/C Application or L/C Amendment Application or of the Issuance of any Commercial Letter of Credit.  From time to time the Administrative Agent will notify the Revolving Lenders of the amount of all outstanding Letters of Credit hereunder.

(d)  The L/C Issuer and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, the L/C Issuer shall be entitled to authorize the renewal of any Letter of Credit issued by it.  The L/C Issuer shall be under no obligation to so renew any Letter of Credit if: (A) the L/C Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.  If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the L/C Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal, the L/C Issuer would be entitled to authorize the renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of Holdings, but the L/C Issuer shall not have received any written direction by Holdings with respect thereto, the L/C Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and Holdings and the Revolving Lenders hereby authorize such renewal, and, accordingly, the L/C Issuer shall be deemed to have received an L/C Amendment Application from Holdings requesting such renewal.

(e)  The L/C Issuer may, at its election (or as required by the Administrative Agent at the direction of the Majority Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Maturity Date.

(f)  This Agreement shall control in the event of any conflict with any L/C Related Document (other than any Letter of Credit).

(g)  The L/C Issuer will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.03  Risk Participations, Drawings and Reimbursements.  (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Proportionate Share of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.  Each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

(b)  In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Issuer will promptly notify Holdings and specify in such notice the date such drawing will be honored by the L/C Issuer (the “Honor Date”).  If the L/C Issuer so notifies Holdings prior to 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the Honor Date for the amount paid by the L/C Issuer under such Letter of Credit or, if the L/C Issuer shall so notify Holdings after 9:00 a.m. (San Francisco time) on the Honor Date, Holdings, as account party under such Letter of Credit, shall reimburse the L/C Issuer no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the L/C Issuer under such Letter of Credit on the Honor Date (each such date, a “Reimbursement Date”), in each case, in an amount equal to the amount so paid by the L/C Issuer.  In the event Holdings fails to reimburse the L/C Issuer for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the L/C Issuer will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Lender thereof (including the amount thereof and such Revolving Lender’s Revolving Proportionate Share thereof), and Holdings shall be deemed to have requested that Base Rate Loans be made by the Revolving Lenders to Holdings to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and subject to the conditions set forth in Section 5.04.  Holdings hereby directs that the proceeds of any such Loans deemed to be borrowed by it shall be used to pay its reimbursement obligations in respect of any such drawing.  Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.03 shall not be applicable.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  In the event that any amount of any drawing under any Letter of Credit is not reimbursed by Holdings on the Honor Date, such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in Section 3.03(d) or deemed to be converted to a Base Rate Loan as provided in this Section 3.03(b), at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans.

(c)  Each Revolving Lender shall, upon receipt of any notice pursuant to Section 3.03(b), make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing, whereupon such Revolving Lender shall (subject to Section 3.03(f)) be deemed to have made a Revolving Loan consisting of a Base Rate Loan to Holdings in that amount. The Administrative Agent will promptly give notice of the occurrence of the Reimbursement Date, but failure of the Administrative Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

(d)  With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part, because of Holdings’ failure to satisfy the conditions set forth in Section 5.04 or for any other reason, Holdings shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin then in effect for Revolving Loans consisting of Base Rate Loans, plus 2% per annum.  In such event, each Revolving Lender shall upon receipt of any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the L/C Issuer an amount in Dollars and in immediately available funds equal to its Revolving Proportionate Share of the amount of the drawing.  Each Revolving Lender’s payment to the L/C Issuer pursuant to this Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

(e)  If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer the amount of such Revolving Lender’s Revolving Proportionate Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Reimbursement Date to the date such Revolving Lender makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time, payable on demand of the Administrative Agent.

(f)  Each Revolving Lender’s obligation in accordance with this Agreement to make or participate in the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the L/C Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, Holdings or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.04; and provided, further, however, that a Revolving Lender may have recourse against the L/C Issuer, and the L/C Issuer may be liable to a Revolving Lender, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Lender which such Revolving Lender proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

3.04  Repayment of Participations.  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the L/C Issuer of immediately available funds from Holdings (i) in reimbursement of any payment made by the L/C Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the L/C Issuer for such Revolving Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the L/C Issuer, the amount of such Revolving Lender’s Revolving Proportionate Share of such funds, and the L/C Issuer shall receive the amount of the Revolving Proportionate Share of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the L/C Issuer.

(b)  If the Administrative Agent or the L/C Issuer is required at any time to return to Holdings, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Holdings to the Administrative Agent for the account of the L/C Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the L/C Issuer the amount of its Revolving Proportionate Share of any amounts so returned by the Administrative Agent or the L/C Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the L/C Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05  Role of the L/C Issuer.  (a) Each Revolving Lender and Holdings agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)  No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lender (including the Majority Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c)  Holdings hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Holdings pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that Holdings may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Holdings, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Holdings which Holdings proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing: (i) the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06  Obligations Absolute.  The obligations of Holdings under this Agreement and any L/C-Related Document to reimburse the L/C Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Holdings in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that Holdings may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the L/C Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Holdings in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings or a Guarantor.

3.07  Cash Collateral Pledge.  (a) Upon the request of the Administrative Agent, if the L/C Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) if, as of the Revolving Loan Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (c) the occurrence of the circumstances described in Section 2.08(a)(i) requiring Holdings to Cash Collateralize Letters of Credit, then, Holdings shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.  Holdings shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully Cash Collateralized.  Cash collateral held under this Section 3.07 or Section 9.02 shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo pursuant to the Security Agreement.

3.08  Letter of Credit Fees.  (a) Holdings shall pay to the Administrative Agent for the account of each of the Revolving Lenders in accordance with its respective Revolving Proportionate Share a letter of credit fee with respect to the Standby Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the Administrative Agent.  Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date).  Such fees are fully earned when due and, once paid, are non-refundable.

(b)  Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fee with respect to the amount from time to time available to be drawn under Commercial Letters of Credit in such amount and on such dates as shall separately be agreed upon between the L/C Issuer and Holdings.  Such fees are fully earned when due and, once paid, are non-refundable.

(c)  Holdings shall pay to the L/C Issuer, for the L/C Issuer’s sole account, a letter of credit fronting fee for each Standby Letter of Credit Issued by the L/C Issuer equal to 0.125% per annum of the actual daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Standby Letters of Credit outstanding for that quarter as calculated by the L/C Issuer.  Such letter of credit fronting fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Standby Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, to the Revolving Loan Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Loan Maturity Date (or such later expiration date).  Such fees are fully earned when due and, once paid, are non-refundable.

(d)  Holdings shall pay to the L/C Issuer from time to time on demand the normal issuance, presentation, transfer, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.

(e)  Notwithstanding subsection (a) of this Section 3.08, while any Event of Default exists or after acceleration, Holdings shall pay a letter of credit fee (after as well as before entry of judgment thereon to the extent permitted by law) on the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, at a rate per annum which is determined by adding 2% per annum to the rate otherwise then in effect hereunder for such Letters of Credit.

3.09  Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and Holdings when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

3.10  Trade Bank as L/C Issuer.  The parties hereto acknowledge and agree that, at its option, Wells Fargo, as L/C Issuer, may arrange for Letters of Credit to be issued by Trade Bank as agent for Wells Fargo.  All parties hereto understand and agree that to the extent any Letters of Credit are issued by Trade Bank as agent for Wells Fargo, (i) Trade Bank is agent only to Wells Fargo and not to Holdings and has no obligations to Holdings, (ii) the Letters of Credit issued by Trade Bank will be deemed Letters of Credit issued by the L/C Issuer for all purposes hereunder and (iii) any of the obligations performed or rights exercised pursuant to or in connection with the issuance of any Letter of Credit by Trade Bank shall be deemed obligations performed or rights exercised by Wells Fargo as L/C Issuer.  To the extent that the L/C Issuer is required to provide any notices to, or take any other actions for the benefit of, the Administrative Agent hereunder, with respect to any Letter of Credit issued by Trade Bank, no such notice or action shall be required.

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01  Taxes.  (a) Any and all payments by Holdings to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes.  In addition, Holdings shall pay all Other Taxes.

(b)  If Holdings shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i)  the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)  Holdings shall make such deductions and withholdings;

(iii)  Holdings shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)  Holdings shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c)  Holdings agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender or the Administrative Agent specifies as necessary to preserve the after-tax yield such Lender or the Administrative Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent makes written demand therefor.

(d)  Within thirty (30) days after the date of any payment by Holdings of Taxes, Other Taxes or Further Taxes, Holdings shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

(e)  If Holdings is required to pay any amount to any Lender pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Holdings which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(f)  Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

4.02  Illegality.  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to Holdings through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and Holdings that the circumstances giving rise to such determination no longer exist.

(b)  If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, Holdings shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan.  If Holdings is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Holdings shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

(c)  If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, Holdings may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

(d)  Before giving any notice to the Administrative Agent under this Section 4.02, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03  Increased Costs and Reduction of Return.  (a) If any Lender determines that, due to either (i) the introduction of, or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in, or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the L/C Issuer, any increase in the cost to the L/C Issuer of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Holdings shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the L/C Issuer, as the case may be, additional amounts as are sufficient to compensate such Lender or the L/C Issuer, as the case may be, for such increased costs.

(b)  If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to Holdings through the Administrative Agent, Holdings shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.04  Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Holdings shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)  any failure by Holdings (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Holdings; or

(c)  any assignment of a Offshore Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Holdings pursuant to Section 4.07;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Holdings shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Holdings to the Lenders under this Section 4.04, each Lender shall be deemed to have funded each Offshore Rate Loan made by it at the Offshore Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

4.05  Inability to Determine Rates.  If the Administrative Agent or the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans or conversion into or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to such Lenders of funding such Loans, the Administrative Agent will promptly so notify Holdings and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing.  Upon receipt of such notice, Holdings may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If Holdings does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Holdings, in the amount specified in the applicable notice submitted by Holdings, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

4.06  Certificates of Lenders.  Any Lender claiming reimbursement or compensation under this Article IV shall deliver to Holdings (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder, and the basis for calculation of such amount, and such certificate shall be conclusive and binding on Holdings in the absence of manifest error.

4.07  Substitution of Lenders.  Upon the receipt by Holdings from any Lender of a claim for compensation under Section 4.03, or if any Lender is a Defaulting Lender (in each case, an “Affected Lender”), Holdings may: (i) request one or more of the other Lenders to acquire and assume all of such Affected Lender’s Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all of such Affected Lender’s Loans and Commitment (a “Replacement Lender”); provided, however, that Holdings shall be liable for the payment upon demand of all costs and other amounts arising under Section 4.04 that result from the acquisition of any Affected Lender’s Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding.  Any such designation of a Replacement Lender under clause (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.08, and shall in any event be subject to the prior written consent of the Administrative Agent, the L/C Issuer and the Swingline Lender (which consent shall not be unreasonably withheld).

4.08  Survival.  The agreements and obligations of Holdings in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

ARTICLE V

CONDITIONS PRECEDENT

5.01  Conditions to Signing Date.  The effectiveness of this Agreement and the obligations of each Lender to become a party hereto shall be subject to the condition that the Administrative Agent shall have received on or before the Signing Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)  Credit Agreement.  This Agreement executed by (i) Holdings, the Company and each direct or indirect U.S. Wholly-Owned Subsidiary of Holdings; (ii) each Lender (or in respect of any Existing Lender, a duly executed written consent to this Agreement authorizing the Administrative Agent to execute and deliver this Agreement on such Lender’s behalf), the Swingline Lender and the L/C Issuer; and (iii) the Administrative Agent.

(b)  Resolutions; Incumbency.

(i)  Copies of the resolutions of the board of directors of each Loan Party (or other similar enabling action of each Loan Party that is not a corporation) authorizing the transactions contemplated hereby, certified as of the Signing Date by the Secretary or an Assistant Secretary of such Person; and

(ii)  a certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Signing Date, certifying the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

(c)  Financial Statements.

(i)  The audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2003 and December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year then ended, certified by a Responsible Officer of the Company;

(ii)  the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at March 31, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter then ended, certified by a Responsible Officer of the Company; and

(iii)  such other financial information as the Administrative Agent or any Lender may reasonably request.

5.02  Conditions to Effective Date.  The obligations of each Lender and the L/C Issuer to make its initial Credit Extension hereunder (including the obligations of any New Lender to advance its Proportionate Share of any Loans currently outstanding under the Existing Credit Agreement pursuant to Section 2.01 hereof) shall be subject to the condition that the Administrative Agent shall have received on or before the Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

(a)  Organization Documents; Good Standing.  Each of the following documents:

(i)  the Organization Documents of each Loan Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Effective Date; and

(ii)  a good standing certificate, as of a recent date, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(b)  Legal Opinion.  An opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties and addressed to the Administrative Agent and the Lenders, dated the Effective Date, substantially in the form of Exhibit D;

(c)  Payment of Fees.  Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(d)  Officer’s Certificate.  A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the Effective Date, stating that:

(i)  the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

(ii)  no Default or Event of Default exists or would result from the initial Credit Extension; and

(iii)  there has occurred since December 31, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e)  Collateral Documents.  The Collateral Documents, executed by each Loan Party, in appropriate form for recording, where necessary, together with:

(i)  copies of all UCC-l, UCC-2 and UCC-3 financing statements to be filed to perfect or amend the security interests of the Administrative Agent for the benefit of the Lenders, or other evidence satisfactory to the Administrative Agent that there have been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect or amend the perfection of the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law, or, with respect to the Mortgaged Property, evidence satisfactory to the Administrative Agent that the executed Mortgages (or Deed of Trust Amendments) with respect to the Mortgaged Property shall have been delivered to Chicago Title Insurance Company in recordable form on or prior to the Effective Date for recording or, in the case of Mortgaged Properties for which Mortgages have not previously been delivered under the Existing Credit Agreement, within 60 days from the Effective Date;

(ii)  written advice relating to such Lien and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii)  to the extent not previously delivered pursuant to the Existing Credit Agreement, receipt by the Administrative Agent of all certificates and instruments representing the Pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent may specify;

(iv)  funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages (or Deed of Trust Amendments);

(v)  to the extent not previously delivered pursuant to the Existing Credit Agreement, surveys and surveyor’s certification already within the possession or within the control of any Loan Party as to all real property and all land covered by a lease in respect of which there is delivered a Mortgage;

(vi)  proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage (or Deed of Trust Amendments) or the issuance of the title insurance policies or endorsements thereto (whether due on the Effective Date or in the future) including sums due in connection with any future advances;

(vii)  to the extent not previously delivered pursuant to the Existing Credit Agreement, such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender; and

(viii)  evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent’s ability to preserve and protect its and the Lenders’ interests in and access to the Collateral;

(f)  Insurance Policies.  Evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance under a Form 438BFU or other standard lender’s loss payable endorsement, and as additional insured under all policies of liability insurance, required in accordance with Section 7.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of Holdings and its Subsidiaries;

(g)  Compliance Certificate.  A completed Compliance Certificate, as of March 31, 2005, signed by a Responsible Officer of Holdings;

(h)  Deed of Trust Amendments.  The Deed of Trust Amendments executed by each party thereto pursuant to which the Mortgages shall be amended as provided therein.

(i)  Control Agreements.  Any control agreements for the perfection of deposit accounts of Holdings and the Guarantors party hereto which have been requested by the Administrative Agent prior to the Effective Date shall have been executed by Holdings or such Guarantor, as applicable, and any applicable financial institutions;

(j)  Assignments of Trademarks.  Such actions shall have been taken as the Administrative Agent deems necessary to ensure the Administrative Agent’s and the Lenders’ rights as secured party with respect to any trademarks of Holdings or any Guarantor party hereto;

(k)  Notes.  Notes executed by Holdings for the Lenders requesting Notes; and

(l)  Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

5.03  Conditions to each Subsequent Effective Date.  The obligations of each Additional Lender to become a party hereto and of each Additional Lender to make the Additional Term A Loans, Additional Term B Loans and/or to provide any Additional Revolving Commitment shall be subject to the condition that the Administrative Agent shall have received on or before the relevant Subsequent Effective Date all of the following, in form and substance reasonably satisfactory to the Administrative Agent and each Additional Lender, and in sufficient copies for each Additional Lender:

(a)  Credit Agreement and Notes.  This Agreement executed by each Additional Lender and Notes executed by Holdings for each Additional Lender requesting Notes;

(b)  Secretary’s Certificate.  A certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the relevant Subsequent Effective Date, certifying:

(i)  that the resolutions of the board of directors of each Loan Party (or other similar enabling action of each Loan Party that is not a corporation) authorizing the transactions contemplated hereby, as delivered on the Effective Date, are in full force and effect and have not been amended, supplemented or modified; and

(ii)  the names, titles and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(c)  Organization Documents; Good Standing.  Each of the following documents:

(i)  the Organization Documents of each Loan Party as in effect on the relevant Subsequent Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the relevant Subsequent Effective Date, or a certification by such Secretary or Assistant Secretary that the Organization Documents of such Loan Party delivered to the Administrative Agent on the Effective Date or any prior Subsequent Effective Date are in full force and effect and have not been amended, supplemented or modified; and

(ii)  a good standing certificate, as of a date reasonably prior to the relevant Subsequent Effective Date as is determined by the Administrative Agent in good faith, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where its ownership, lease or operation of property or the conduct of its business requires such Loan Party be qualified or otherwise licensed to do business;

(d)  Payment of Fees.  Evidence of payment by Holdings of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the relevant Subsequent Effective Date, together with reasonable Attorney Costs of Wells Fargo to the extent invoiced prior to or on the relevant Subsequent Effective Date, plus such additional amounts of reasonable Attorney Costs as shall constitute Wells Fargo’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Holdings and Wells Fargo); including any such costs, fees and expenses arising under or referenced in Section 2.11 and Section 11.04;

(e)  Officer’s Certificate.  A certificate signed by a Responsible Officer of each of Holdings and the Company, dated as of the relevant Subsequent Effective Date, stating that:

(i)  the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(ii)  no Default or Event of Default exists or would result from the Credit Extensions to be made as of the relevant Subsequent Effective Date; and, after giving effect to such Credit Extensions (assuming for purposes of this Section 5.03(e)(ii) full utilization of the Aggregate Revolving Commitment after giving effect to any Additional Revolving Commitment), Holdings would be in pro forma compliance with the financial covenants set forth in Section 8.19 measured as of the last day of the fiscal quarter then most recently ended; and

(iii)  there has occurred since the Effective Date, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(f)  Additional Conditions.  The Borrower shall have complied with all of the conditions set forth in Section 2.01(d), Section 2.01(e) or Section 2.01(f), as applicable; and

(g)  Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Additional Lender may reasonably request.

5.04  Conditions to All Credit Extensions.  The obligation of each Lender (including the Swingline Lender) to make any Credit Extension (including its initial Credit Extension) and the obligation of the L/C Issuer to Issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a)  Notice, Application.  The Administrative Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the L/C Issuer and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b)  Continuation of Representations and Warranties.  The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.04(b), the representations and warranties contained in Section 6.11(a) shall be deemed to refer to the most recent statements furnished pursuant to such Section.

(c)  No Existing Default.  No Default or Event of Default shall exist or shall result from such Borrowing or Issuance;

(d)  No Material Adverse Effect.  There has occurred since December 31, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(e)  No Future Advance Notice.  Neither the Administrative Agent nor any Lender shall have received from Holdings or any other Person any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by Holdings hereunder shall constitute a representation and warranty by Holdings hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.04 are satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Company represents and warrants to the Administrative Agent and each Lender that:

6.01  Corporate Existence and Power.  Holdings and each of its Subsidiaries:

(a)  is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

(b)  has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) in the case of any Loan Party, to execute, deliver, and perform its obligations under the Loan Documents;

(c)  is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

(d)  is in compliance with all Requirements of Law;

except, in each case referred to in clauses (b)(i), (c) or (d) of this Section 6.01, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.02  Corporate Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Loan Party is party, have been duly authorized by all necessary corporate, limited liability company or other applicable organizational action, and do not and will not:

(a)  contravene the terms of any of that Person’s Organization Documents;

(b)  conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)  violate any Requirement of Law.

6.03  Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04  Binding Effect.  This Agreement and each other Loan Document to which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05  Litigation.  Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Holdings and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Holdings or its Subsidiaries or any of their respective properties which:

(a)  purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)  are reasonably likely to result in an adverse result for Holdings or any of its Subsidiaries, which adverse result would reasonably be expected to have a Material Adverse Effect.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06  No Defaults.  No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or from the grant or perfection of the Liens in favor of the Administrative Agent and the Lenders on the Collateral.  Neither Holdings nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under Section 9.01(e).

6.07  ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

(a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.  Each Plan which is intended to qualify under section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Holdings and the Company, nothing has occurred which would cause the loss of such qualification.  Holdings, the Company and each ERISA Affiliate have made all required contributions to any Plan subject to section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to section 412 of the Code has been made with respect to any Plan.

(b)  There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under section 4219 of ERISA, would result in such liability) under section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

6.08  Use of Proceeds; Margin Regulations.  The proceeds of the Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07.  No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09  Title to Properties; Liens.  Holdings and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.  The property of Holdings and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10  Taxes.  Holdings and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11  Financial Condition.  (a) The audited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2004, the unaudited balance sheet of Holdings and its Subsidiaries for the fiscal quarter ended March 31, 2005 and, in each case, the related consolidated statements of income or operations and cash flows for the fiscal period ended on that date:

(i)  were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly financial statements;

(ii)  are complete and accurate in all material respects and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

(iii)  except as specifically disclosed in Schedule 6.11, show all material Indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b)  Since December 31, 2004, there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

(c)  Any pro forma financial statements of Holdings and its Subsidiaries furnished by Holdings to the Lenders hereunder were prepared in accordance with GAAP, are complete and accurate in all material respects and fairly present the pro forma financial condition of Holdings and its Subsidiaries as of the date thereof, and any financial projections furnished to the Lenders hereunder represent Holdings’ best estimates and assumptions as to future performance, which Holdings believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

6.12  Environmental Matters.  Holdings conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Holdings has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(a)  Except as specifically disclosed in Schedule 6.12, the ongoing operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $2,000,000 in the aggregate.

(b)  Except as specifically disclosed in Schedule 6.12, Holdings and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and Holdings and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

(c)  Except as specifically disclosed in Schedule 6.12, none of Holdings, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d)  Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Holdings or any Subsidiary, or arising from operations prior to the Effective Date, of Holdings or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of Holdings and its Subsidiaries in excess of $1,000,000 in the aggregate for any such condition, circumstance or property.  In addition, (i) neither Holdings nor any Subsidiary has any underground storage tanks (A) that are not properly registered or permitted under applicable Environmental Laws, or (B) that are leaking or disposing of Hazardous Materials off-site, and (ii) Holdings and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

6.13  Collateral Documents.

(a)  (i) The provisions of each of the Collateral Documents were, as of the closing of the Existing Credit Agreement, and as amended, remain, effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable first priority Lien in all right, title and interest of Holdings, or the applicable Loan Party (as the case may be), in the Collateral described therein to secure the Obligations, (ii) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect and (iii) each Intellectual Property Security Agreement has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

(b)  Each Mortgage when delivered was, and as amended, remains, as of the Effective Date, effective to grant to the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable deed of trust/mortgage Lien on all the right, title and interest of the mortgagor under such Mortgage in the Mortgaged Property described therein.  Each such Mortgage was duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof were paid and compliance was otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally.  Each such Mortgaged Property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.01, is subject to a legal, valid, enforceable and perfected first priority Lien.  In addition, financing statements have been filed in the offices specified in such Mortgage thereby creating a legal, valid, enforceable and perfected first Lien on all right, title and interest of Holdings or such Subsidiary under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Administrative Agent pursuant to Section 5.01, and Permitted Liens.

(c)  All representations and warranties of Holdings and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

6.14  Regulated Entities.  None of Holdings, any Person controlling Holdings, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.  No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.15  No Burdensome Restrictions.  Neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.15, neither Holdings nor any Subsidiary is a party to or bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock.

6.16  Copyrights, Patents, Trademarks and Licenses, Etc.  Holdings or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of Holdings and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Holdings and the Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of Holdings and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.17  Subsidiaries.  As of the Effective Date, Holdings has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.17.  All U.S. Subsidiaries of Holdings as of the Effective Date are identified as such on part (a) of Schedule 6.17, as well as a denotation as to whether such Subsidiary is a Wholly-Owned Subsidiary or Non-Wholly-Owned Subsidiary.

6.18  Insurance.  Except as specifically disclosed in Schedule 6.18, the properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are deemed to be appropriate by Holdings in the exercise of its reasonable business judgment.

6.19  Swap Obligations.  (a) Neither Holdings nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.  In the ordinary course of managing its business, Holdings undertakes its own independent assessment of its consolidated assets, liabilities and commitments and considers appropriate means of mitigating and managing risks associated with such matters, and Holdings has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

(b)  Neither Holdings nor any of its Subsidiaries has entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

6.20  Real Property.  Schedule 6.20 contains a complete listing of all real property owned by Holdings or any of its Subsidiaries as of the Effective Date, and identifies which of such properties constitute Mortgaged Property as of the Effective Date.

6.21  Full Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Loan Party to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

6.22  Internal Controls.  To the extent that Holdings is a public corporation:

(a)  Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, Holdings has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to Holdings, including its consolidated subsidiaries, is made known to Holdings’ principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within ninety (90) days prior to the filing of Holdings’ most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established;

(b)  Except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, based on the evaluation of its disclosure controls and procedures, Holdings is not aware of (i) any significant deficiency in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Holdings’ ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Holdings’ internal controls over financial reporting; and

(c)  Since the date of the most recent evaluation of such disclosure controls and procedures, except as set forth in the reports of Holdings filed with the SEC under the Exchange Act, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

7.01  Financial Statements.  Holdings shall deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Majority Lenders:

(a)  as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of KPMG or another nationally recognized independent public accounting firm (the “Independent Auditor”) which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years.  Such opinion shall not be qualified as to (i) going concern or (ii) any limitation in the scope of the audit;

(b)  as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of Holdings and the Subsidiaries; and

(c)  promptly, such other financial statements and information (including financial information regarding Minority Investments) as the Administrative Agent, at the request of any Lender, may from time to time request.

As to any information contained in materials furnished pursuant to Section 7.02(e), Holdings shall not be separately required to furnish such information under Section 7.01(a) or Section 7.01(b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Section 7.01(a) and Section 7.01(b) above at the times specified therein.

7.02  Certificates; Other Information.  Holdings shall furnish to the Administrative Agent and each Lender:

(a)  concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in the course of the regular examination of the business of Holdings and its Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, nothing has come to the attention of the Independent Auditor which would cause it to believe that a Default or Event of Default has occurred and is continuing, or if, in the opinion of the Independent Auditor, a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)  within ninety (90) days after the close of each fiscal year, an update of the projections delivered to the Lenders prior to the Effective Date (the “Effective Date Projections”) for the then-current and next succeeding fiscal years through and including the 2010 fiscal year, certified by a Responsible Officer of Holdings, together with a statement of such Responsible Officer explaining in reasonable detail any significant variances from the Effective Date Projections;

(c)  concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), a Compliance Certificate executed by a Responsible Officer of Holdings;

(d)  promptly, copies of all financial statements and reports that Holdings sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or any Subsidiary may make to, or file with, the SEC;

(e)  promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Holdings or any of its Subsidiaries to or from the Independent Auditor;

(f)  at the same time it is provided to the holders of any Permitted Subordinated Debt, any notices and other information provided to such holders pursuant to the reporting and notices provisions of the Subordinated Debt Documents (without duplication of any notices, financial statements and other information required hereunder);

(g)  within twenty (20) days of the Administrative Agent’s or any Lender’s request therefor, (i) a current list of the names, addresses and outstanding debts of all account debtors, and (ii) a current list of the names, addresses and outstanding amounts due all creditors of Holdings or any Subsidiary;

(h)  concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), an Update Certificate, executed by a Responsible Officer of Holdings;

(i)  promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

7.03  Notices.  Holdings shall promptly notify the Administrative Agent:

(a)  of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

(b)  of any matter that has resulted or could result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings or any of its Subsidiaries which has resulted or could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority (including under or pursuant to any Environmental Laws) which has resulted or could result in a Material Adverse Effect;

(c)  of the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(d)  upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Holdings or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(e)  of any other litigation or proceeding affecting Holdings or any of its Subsidiaries which Holdings would be required to report to the SEC pursuant to the Exchange Act, within four (4) days after reporting the same to the SEC;

(f)  of the occurrence of any of the following events affecting Holdings or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings or any ERISA Affiliate with respect to such event:

(i)  an ERISA Event;

(ii)  a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii)  the adoption of, or the commencement of contributions to, any Plan subject to section 412 of the Code by Holdings or any ERISA Affiliate; or

(iv)  the adoption of any amendment to a Plan subject to section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

(g)  of any material change in accounting policies or financial reporting practices by Holdings or any of its consolidated Subsidiaries;

(h)  upon the request from time to time of the Administrative Agent or any Lender, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which Holdings or any of its Subsidiaries is party;

(i)  the occurrence of any Event of Loss exceeding $5,000,000;

(j)  of the entry by Holdings into any Specified Swap Contract, together with the details thereof; and

(k)  of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract.

Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer of Holdings setting forth details of the occurrence referred to therein, and stating what action Holdings or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.04  Preservation of Corporate Existence, Etc.  Holdings shall, and shall cause each Subsidiary to, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02:

(a)  preserve and maintain in full force and effect its (i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;

(b)  preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

(c)  use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d)  preserve or renew all of its registered patents, trademarks, trade names and service marks, the non preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05  Maintenance of Property.  Holdings shall, and shall cause each Subsidiary to, maintain, and preserve all its property which is used or useful in its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that its property shall be fully and efficiently preserved and maintained consistent with Holdings’ or such Subsidiary’s past practice.

7.06  Insurance.  In addition to insurance requirements set forth in the Collateral Documents, Holdings shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers’ compensation insurance, public liability and property and casualty insurance.  All such insurance shall name the Administrative Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear.  All casualty and key man insurance maintained by Holdings shall name the Administrative Agent as loss payee and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Lenders, as their interests may appear.  Upon the request of the Administrative Agent or any Lender, Holdings shall furnish the Administrative Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of Holdings (and, if requested by the Administrative Agent, any insurance broker of Holdings) setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section 7.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

7.07  Payment of Obligations.  Holdings shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a)  all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary;

(b)  all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

(c)  all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

7.08  Compliance with Laws.  Holdings shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.09  Compliance with ERISA.  Holdings shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to section 412 of the Code.

7.10  Inspection of Property and Books and Records.  (a) Holdings shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings and such Subsidiary.  Holdings shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Holdings and the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the foregoing at any time during normal business hours and without advance notice.

(b)  Without limiting the generality of Section 7.10(a), as frequently as the Majority Lenders may deem appropriate, each of Holdings and the Company will provide Administrative Agent or its designee access to Holdings’ and the Company’s records and premises and allow such auditors or appraisers to conduct audits of Holdings’ and its Subsidiaries’ accounts, including accounts and inventory.  Holdings shall pay all reasonable fees and expenses of one such audit in any 12-month period; provided, however, that during the existence of any Event of Default, Holdings shall pay all reasonable fees and expenses of each such audit.

7.11  Environmental Laws.  (a) Holdings shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

(b)  Upon the written request of the Administrative Agent or any Lender, Holdings shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at Holdings’ sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

7.12  Use of Proceeds.  Holdings shall, directly or indirectly, use the proceeds of the Loans (i) for Permitted Acquisitions, (ii) for making Investments permitted under Section 8.04, (iii) to refinance existing Indebtedness and (iv) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

7.13  Additional Guarantors.  (a) If a Minority Investment or Subsidiary shall at any time after the Effective Date become a U.S. Wholly-Owned Subsidiary, or if Holdings, or any U.S. Wholly-Owned Subsidiary of Holdings, otherwise shall incorporate, create or acquire any U.S. Wholly-Owned Subsidiary, Holdings shall cause such U.S. Wholly-Owned Subsidiary to furnish promptly, but in no event more than thirty (30) days thereafter, each of the following to the Administrative Agent, in sufficient quantities for each Lender:

(i)  a duly executed notice and agreement in substantially the form of Exhibit G (an “Additional Guarantor Assumption Agreement”);

(ii)  (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the “Additional Guarantor Accession Date”) by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable Organization Documents) of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit H; and

(iii)  (A) such amendments to the schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto; (B) executed UCC-1 financing statements furnished by the Administrative Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent on behalf of the Lenders in the Collateral of such Subsidiary and in which the Administrative Agent requests that such filing be made, and (C) if requested by the Administrative Agent, such Mortgages and other documents as may be required to create and perfect a Lien in the interests of such Subsidiary in any real property and such title insurance policies and other documents as the Administrative Agent or the Majority Lenders may reasonably request in connection therewith.

(b)  Additionally, Holdings and such Subsidiary shall have executed and delivered to the Administrative Agent (in sufficient quantities for each Lender) such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including officers’ certificates, search reports and other certificates and documents.

7.14  Additional Stock Pledges.  If Holdings, directly or indirectly, incorporates, creates or acquires any additional Subsidiary, or if any Minority Investment shall become a Subsidiary, then within ten (10) days thereafter, Holdings shall (i) (A) pledge the capital stock of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, if such stock is directly owned by Holdings, or (B) if such stock is owned by a Wholly-Owned Subsidiary, cause such Wholly-Owned Subsidiary to pledge the capital stock of such additional Subsidiary to the Administrative Agent pursuant to the Security Agreement, and (ii) execute and deliver, or cause such Wholly-Owned Subsidiary to have executed and delivered, to the Administrative Agent stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent shall request, such UCC-1 financing statements (as furnished by the Administrative Agent) in each jurisdiction in which such filing is necessary to perfect the security interest of the Administrative Agent in the Collateral with respect to Holdings or such Wholly-Owned Subsidiary, and (iii) deliver such other items as reasonably requested by the Administrative Agent in connection with the foregoing, including resolutions, incumbency and officers’ certificates, opinions of counsel, search reports and other certificates and documents; provided, however, that if any such additional Subsidiary is not a U.S. Subsidiary, in no event shall more than 65% of the voting capital stock (and 100% of the non-voting stock) of any such Subsidiary be required to be so pledged.

7.15  Environmental Review.  Holdings shall deliver to the Administrative Agent, promptly upon the granting of any Lien in favor of the Administrative Agent for the benefit of the Lenders from and after the Effective Date, with respect to any real property, an environmental site assessment or other environmental analysis, report or review with respect to any such real property in form and substance reasonably satisfactory to the Administrative Agent.  If any such environmental site assessment or other environmental analysis, report or review with respect to any Mortgaged Property shall indicate the presence of any Hazardous Materials on or in the vicinity of such Mortgaged Property or otherwise shall indicate any environmental problem with respect to such Mortgaged Property (including any environmental problem which may give rise to any Environmental Claim) which, in the reasonable determination of the Administrative Agent, adversely affects the value of such Mortgaged Property or causes the Administrative Agent to desire to exclude such Mortgaged Property from the Collateral, then Holdings shall, and shall cause its Subsidiaries to, enter into and deliver to the Administrative Agent one or more Mortgages in respect of additional or replacement real property Collateral, in form and substance reasonably satisfactory to the Administrative Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Administrative Agent shall reasonably request.

7.16  Further Assurances.  (a) Holdings shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)  If at any time, Holdings, the Company or any other Guarantor shall become the owner of any real property having a fair market value or book value in excess of $1,000,000 that is located in the United States, then Holdings and the Company shall (and shall cause any of the other Guarantors to) promptly, and in any event within sixty (60) days following acquisition of such real property, enter into and deliver to the Administrative Agent a Mortgage in respect to such property, in form and substance reasonably satisfactory to the Administrative Agent, together with such title insurance policies, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Administrative Agent or the Majority Lenders shall reasonably request; provided, however, that Holdings, the Company and the Guarantors shall only be required to provide title insurance and/or insurance endorsements in the case of real property with an appraised value in excess of $1,000,000.  Schedule 6.20 shall be deemed amended to include as Mortgaged Property all real property as to which a Mortgage is delivered to the Administrative Agent as provided in this Section 7.16(b).

(c)  Promptly upon request by the Administrative Agent or the Majority Lenders, Holdings shall (and shall cause any Guarantor to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

7.17  Appraisals/Title Insurance.

(a)  Holdings and its Subsidiaries shall deliver, not later than September 30, 2006, appraisals, in form and substance satisfactory to the Administrative Agent and the Majority Lenders, of each of the Mortgaged Properties.

(b)  With respect to each Mortgaged Property for which an appraisal has been completed in accordance with clause (a) above, if such Mortgaged Property has an appraised value in excess of $500,000, Holdings and its Subsidiaries shall deliver to the Administrative Agent and the Lenders an A.L.T.A. Form B (or other form acceptable to the Administrative Agent and the Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent and the Lenders insuring (or undertaking to insure, in the case of a binder) that the Mortgage on such Mortgaged Property creates and constitutes a valid first Lien against such Mortgaged Property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Lenders, with such endorsements and affirmative insurance as the Administrative Agent or any Lenders may reasonably request.

7.18  Intercompany Notes.  Holdings shall use commercially reasonable efforts (i) to deliver to the Administrative Agent, within sixty (60) days after the Effective Date, as Collateral for the Obligations, promissory notes in form and substance satisfactory to the Administrative Agent evidencing all extensions of credit by Holdings to any of its Non-Wholly-Owned Subsidiaries, which extensions of credit shall be secured by a first priority Lien on all of the tangible and intangible property of such Non-Wholly-Owned Subsidiary, and which Lien shall have been assigned to the Administrative Agent as Collateral for the Obligations and (ii) to ensure that any such promissory notes are demand notes (including by way of converting any notes that are not demand notes as of the Effective Date into demand notes by the sixtieth day thereafter).  In the event that Holdings is unable to comply with either clause of the preceding sentence, Holdings shall not renew or amend (including to increase the maximum available borrowings under) the notes with respect to extensions of credit referred to in the preceding sentence.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

8.01  Limitation on Liens.  (a) Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(i)  any Lien existing on the Effective Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

(ii)  any Lien created under any Loan Document;

(iii)  Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non payment thereof is permitted by Section 7.07(a), provided that no notice of Lien has been filed or recorded;

(iv)  carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, if adequate reserves in accordance with GAAP are maintained by Holdings or such Subsidiary, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(v)  Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(vi)  Liens securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Leases), statutory obligations, (B) contingent obligations on surety and appeal bonds, and (C) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(vii)  Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for Holdings and its Subsidiaries do not exceed $1,000,000;

(viii)  easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Holdings and its Subsidiaries;

(ix)  Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, and (D) such Indebtedness is permitted by Section 8.05(d);

(x)  purchase money Liens on any property acquired or held by Holdings or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) such Indebtedness is permitted under Section 8.05(d);

(xi)  Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

(xii)  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the FRB, and (B) such deposit account is not intended by Holdings or any Subsidiary to provide collateral to the depository institution;

(xiii)  Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (A) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to Holdings or the Subsidiary party thereto on a mark-to-market basis; and (B) the aggregate value of such collateral so pledged by Holdings and the Subsidiaries together in favor of any counterparty does not at any time exceed $3,000,000;

(xiv)  Liens not otherwise permitted hereunder securing Indebtedness in principal amount not exceeding $5,000,000 in the aggregate at any time outstanding; provided that (A) no such Lien shall attach to any Collateral and (B) such Indebtedness is otherwise permitted hereunder; and

(xv)  Liens on the property of direct and indirect Non-Wholly-Owned Subsidiaries of Holdings in favor of Holdings created in connection with extensions of credit provided by Holdings to Non-Wholly-Owned Subsidiaries as permitted pursuant to Section 8.04(d), which Liens have been assigned to the Administrative Agent for the benefit of the Lenders pursuant to Section 8.04(d).

(b)  Holdings shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement) prohibiting or conditioning the creation or assumption of any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired.

Notwithstanding the foregoing, no other Liens may exist at any time on or with respect to the Pledged Collateral.

8.02  Disposition of Assets.  Holdings shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)  dispositions of inventory or equipment, all in the ordinary course of business;

(b)  the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c)  dispositions of inventory and equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

(d)  the lease or sublease of real property by Holdings or any Subsidiary to other Persons in the ordinary course of business;

(e)  the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(f)  dispositions of inventory and equipment (other than dispositions permitted under subsection (a)) by Holdings or any Subsidiary to any Person in which Holdings has a Minority Investment, provided that the aggregate amount of such dispositions in any calendar year, plus the aggregate amount of Minority Investments under Section 8.04(e) in such year, does not exceed the sublimit of the Annual Limit specified in Section 8.04(e);

(g)  dispositions pursuant to sales and leaseback transactions permitted under Section 8.14; and

(h)  dispositions not otherwise permitted hereunder which are made for fair market value (as determined in good faith by Holdings or the Company); provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii)  the aggregate sales price from such disposition shall be paid in cash, (iii) immediately after giving effect to such disposition, the Disposition Value of all assets disposed of as permitted by this Section 8.02(h) (but excluding the Disposition Value of any real property so disposed of, provided that the proceeds of any such disposition are reinvested within 365 days of such disposition in similar replacement property) during the period of 365 days ending on the date of such proposed sale shall not exceed 15% of Consolidated Total Assets determined as of the last day of the prior fiscal year, (iv) no disposition by Holdings of any of its equity interest in the Company shall be permitted hereunder, and (v) no dispositions of accounts or notes receivable shall be permitted hereunder unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of Holdings and such sale is otherwise permitted hereunder.

8.03  Consolidations and Mergers.  Holdings shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)  any Subsidiary may merge with Holdings, provided that Holdings shall be the continuing or surviving Person, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

(b)  as permitted by Section 8.02;

(c)  any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Holdings or to a Wholly-Owned Subsidiary; and

(d)  Holdings or any Subsidiary thereof may merge with or consolidate into any other Person, provided that (i) (in the case of Holdings) Holdings shall be the continuing or surviving Person, (ii) such merger or consolidation is in connection with a Permitted Acquisition, and (iii) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

8.04  Loans and Investments.  Holdings shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Holdings (together, “Investments”) except for:

(a)  Investments held by Holdings or Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to Holdings’ usual and customary cash management policies and procedures;

(b)  extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c)  Investments in the equity securities of Subsidiaries, provided that such equity securities are pledged to the Administrative Agent and the Lenders as Collateral for the Obligations;

(d)  Extension of credit by Holdings to any of its Subsidiaries in the ordinary course of business; provided that with respect to extensions of credit by Holdings to any of its Non-Wholly-Owned Subsidiaries (i) such extensions of credit are evidenced by one or more demand promissory notes in form and substance satisfactory to the Administrative Agent, the originals of which have been delivered to the Administrative Agent as Collateral for the Obligations, and (ii) such extensions of credit are secured by a first priority Lien on all of the tangible and intangible property of such Non-Wholly-Owned Subsidiary, which Lien has been assigned to the Administrative Agent as Collateral for the Obligations;

(e)  Investments constituting Minority Investments and Investments incurred in order to consummate Permitted Acquisitions, provided that (i) all such Investments in the aggregate, plus the aggregate amount of dispositions under Section 8.02(f), shall not exceed (A) from the Effective Date through December 31, 2005, $100,000,000 and (B) $75,000,000 in any calendar year thereafter (the “Annual Limit”), (ii) all such Investments constituting Minority Investments, plus the aggregate amount of dispositions under Section 8.02(f), do not exceed a sublimit of $25,000,000 in any calendar year exclusive of any Put Obligations, provided, however, that to the extent any Put Obligations are exercised, the amount so exercised shall be included for the year in which such Put Obligation was exercised, (iii) no such Investment shall be made if the Person that is the subject of such Investment is located outside the United States, and (iv) on and after the effectiveness of any Investment, Holdings shall not be in violation of any of the financial covenants contained in Section 8.19 hereof;

(f)  Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(g)  Officer, shareholder, director and employee loans and guarantees in accordance with applicable law and with Holdings’ and its Subsidiaries’ usual and customary practices with respect thereto in aggregate amount not exceeding $1,000,000 at any time; and

(h)  Investments by Holdings in BMC Insurance, Inc. in an amount not to exceed the amount needed to satisfy actuarial requirements as determined by the Insurance Commissioner of the State of Hawaii and in any event which do not exceed $5,000,000 in the aggregate after the Effective Date (and in addition to any premiums paid in accordance with Section 8.06).

8.05  Limitation on Indebtedness.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)  Indebtedness incurred pursuant to this Agreement;

(b)  Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

(c)  Indebtedness existing on the Effective Date and set forth in Schedule 8.05;

(d)  Indebtedness secured by Liens permitted by clauses (ix), (x) and (xiv) of Section 8.01(a) in an aggregate amount outstanding not to exceed $25,000,000;

(e)  Indebtedness of Holdings or Wholly-Owned Subsidiaries of Holdings to Holdings or other Wholly-Owned Subsidiaries of Holdings;

(f)  Indebtedness of the Non-Wholly Owned Subsidiaries of Holdings to Holdings to the extent permitted pursuant to Section 8.04(d) or Indebtedness of Holdings to the Non-Wholly-Owned Subsidiaries of Holdings;

(g)  Indebtedness incurred pursuant to sales and leaseback transactions permitted under Section 8.14;

(h)  Indebtedness of BMC Insurance, Inc. to Holdings or any Subsidiary of Holdings;

(i)  additional unsecured Indebtedness incurred after the Effective Date in an aggregate amount not to exceed $25,000,000, provided that (i) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (ii) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full pro forma compliance with Section 8.19(a), Section 8.19(b) and Section 8.19(c); and

(j)  additional Indebtedness which by its terms is expressly subordinated to the Obligations, provided that (i) the terms of such subordination shall be satisfactory to the Majority Lenders, (ii) the terms of such Indebtedness and the indenture or other agreement evidencing such Indebtedness otherwise shall be satisfactory in all material respects to the Majority Lenders (including terms and conditions relating to the interest rate, fees, amortization, maturity, covenants, events of default and remedies), (iii) no such Indebtedness shall be incurred while there exists a Default or if a Default would occur as a result thereof, and (iv) without limiting the generality of the foregoing, as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to such incurrence, Holdings shall be in full pro forma compliance with Section 8.19(a), Section 8.19(b) and Section 8.19(c) (any such Indebtedness issued in compliance with this Section 8.05(j) hereinafter “Permitted Subordinated Debt”).

Notwithstanding anything to the contrary in this Section 8.05, the Indebtedness of all Subsidiaries that are not Guarantors which is otherwise permitted under this Section 8.05 shall not exceed $5,000,000 in the aggregate at any time outstanding.

8.06  Transactions with Affiliates.  Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Holdings, except upon fair and reasonable terms no less favorable to Holdings or such Subsidiary than would obtain in a comparable arm’s length transaction with a Person not an Affiliate of Holdings or such Subsidiary.

8.07  Use of Proceeds.  Holdings shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Holdings or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

8.08  Contingent Obligations.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations, except:

(a)  endorsements for collection or deposit in the ordinary course of business;

(b)  Permitted Swap Obligations;

(c)  Contingent Obligations of Holdings in respect of Indebtedness of any of its Wholly-Owned Subsidiaries, or Contingent Obligations of any of its Wholly-Owned Subsidiaries in respect of Indebtedness of another of its Wholly-Owned Subsidiaries or of Holdings, in each case to the extent such Indebtedness is permitted hereunder;

(d)  Contingent Obligations of Holdings and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

(e)  Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of Holdings and its Subsidiaries together;

(f)  Contingent Obligations of Holdings with respect to Stock Price Guaranties incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate; and

(g)  Contingent Obligations of Holdings and its Subsidiaries in connection with any Put Obligations to the extent otherwise permitted under this Agreement.

Notwithstanding anything to the contrary in this Section 8.08, the Contingent Obligations of all Subsidiaries that are not Guarantors which are otherwise permitted under this Section 8.08 shall not exceed $5,000,000 in the aggregate at any time outstanding.

8.09  Subsidiaries.  Holdings shall not, and shall not suffer or permit any Subsidiary to, incorporate, create or acquire any Subsidiary which is not a U.S. Subsidiary.

8.10  Lease Obligations.  Holdings shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Lease, which exceed an aggregate amount of $20,000,000 for all Operating Leases in any fiscal year.

8.11  Restricted Payments.  Holdings shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other equity interests (other than dividends or other distributions by a Subsidiary to Holdings), or purchase, redeem or otherwise acquire for value any shares of its capital stock or other equity interests or any warrants, rights or options to acquire such shares or other equity interests, now or hereafter outstanding; except that Holdings may:

(a)  declare and make dividend payments or other distributions payable solely in its common stock;

(b)  declare and make dividend payments or other distributions payable in cash so long as no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment, assuming the financial covenants set forth in Section 8.19 are applied on a pro forma basis as of the date of any such distribution;

(c)  declare dividends required to be declared or paid pursuant to the terms of any securities issued in a Permitted Equity Offering so long as the dividend provisions of such securities were approved by the Majority Lenders in writing prior to the issuance of such securities;

(d)  purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(e)  allow any Non-Wholly-Owned Subsidiary to make distributions to its owners (on a pro rata basis); and

(f)  purchase shares of Holdings’ common stock either (1) for deposit into the 401(k) trust fund on behalf of Holdings’ employees by using funds obtained through employee payroll deductions of such employees, or (2) to the extent necessary to provide discounts to employees in connection with Holdings’ Employee Stock Purchase Plan.

8.12  ERISA.  Holdings shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Holdings in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to section 4069 or 4212(c) of ERISA.

8.13  Capital Expenditures.  Holdings shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures in excess of, on a consolidated basis, in any fiscal year, the sum of (a) the Capital Expenditure Annual Limit plus (b) so long as no Event of Default has occurred and is continuing, the Permitted Capital Expenditure Carry-Forward for all prior fiscal years (beginning with fiscal year 2005) to the extent that any such Permitted Capital Expenditure Carry-Forward has not been previously used.

8.14  Sales and Leasebacks.  Holdings shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Holdings or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which Holdings or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Holdings or such Subsidiary to any other Person in connection with such lease; provided that Holdings and any of its Subsidiaries may enter into any such lease if (A) no Default shall then exist or would occur as a result thereof, (B) as of the end of the most recent quarter for which Holdings has delivered financial statements under Section 7.01(a) or Section 7.01(b) and immediately after giving effect to any such lease, Holdings shall be in full pro forma compliance with Section 8.19(a), Section 8.19(b) and Section 8.19(c) and (C) the aggregate amount of Indebtedness incurred in connection with all such leases shall not exceed $25,000,000 at any time outstanding.

8.15  Certain Payments.  Holdings shall not, and shall not permit any of its Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any of the Permitted Subordinated Debt; or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt if not permitted by the respective subordination provisions of the Subordinated Debt Documents.

8.16  Modification of Subordinated Debt Documents.  Holdings shall not, and shall not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document (including any amendment, modification or waiver pursuant to an exchange of other securities or instruments for outstanding Permitted Subordinated Debt) if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner which would make such provisions more onerous or restrictive to Holdings or such Subsidiary; or (iv) otherwise increase the obligations of Holdings or such Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to Holdings, its Subsidiaries or the Lenders.

8.17  Change in Business.  Holdings shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Holdings and its Subsidiaries on the date hereof and lines of business ancillary thereto.

8.18  Accounting Changes.  Holdings shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Holdings.

8.19  Financial Covenants.  (a) Holdings shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than (a) 85% of its Consolidated Net Worth on and as of the Effective Date, plus (b) 50% of Consolidated Net Income for each fiscal quarter (without giving effect to any net loss for any such period) ending after the Effective Date, plus (c) 50% of all Net Issuance Proceeds (exclusive of proceeds of any Loans) completed in any fiscal quarter from and after the Effective Date.

(b)  Holdings shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for Holdings and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, the ratio of (i) EBITA to (ii) the sum of (A) cash Interest Expense, plus (B) cash taxes, plus (C) scheduled principal payments in respect of Indebtedness, plus (D) cash dividend payments made (the “EBITA Ratio”) to be less than the following amounts for the respective periods set forth below:

Period	EBITA Ratio

Effective Date through and including June 30, 2007	1.25:1.00
July 1, 2007 through and including June 30, 2009	1.35:1.00
July 1, 2009 and thereafter	1.45:1.00

(c) Holdings shall not permit the EBITDA Ratio at any time to be greater than the following amounts for the respective periods set forth below:

Period	EBITDA Ratio

Effective Date through and including June 30, 2007	3.50:1.00
July 1, 2007 through and including June 30, 2009	3.25:1.00
July 1, 2009 and thereafter	3.00:1.00

8.20  No Restrictions on Subsidiary Dividends.  Holdings shall not, and shall not suffer or permit any Subsidiary to, enter into or be bound by any Contractual Obligation which restricts, limits or prohibits the payment of dividends by any Subsidiary or the making of any other distribution in respect of such Subsidiary’s capital stock or other equity interests.

ARTICLE IX

EVENTS OF DEFAULT

9.01  Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)  Non Payment.  Holdings fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan or of any L/C Obligation, (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three (3) Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

(b)  Representation or Warranty.  Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document (other than a Specified Swap Contract), or which is contained in any certificate, document or financial or other statement by any Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document (other than a Specified Swap Contract), is incorrect in any material respect on or as of the date made or deemed made; or

(c)  Specific Defaults.  Holdings or the Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.04(a)(i), or Section 7.12 or in Article VIII; or

(d)  Other Defaults.  Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document (other than a Specified Swap Contract), and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of Holdings or the Company obtained actual knowledge of such failure and (ii) the date upon which written notice thereof is given to Holdings by the Administrative Agent or any Lender; or

(e)  Cross Default.  (i) Holdings or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Holdings or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Holdings or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Holdings or such Subsidiary as a result thereof is greater than $5,000,000; or

(f)  Insolvency; Voluntary Proceedings.  Holdings or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)  Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings’ or any Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Holdings or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or Administrative Agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)  ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Holdings under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (ii) Holdings or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(i)  Monetary Judgments.  One or more non-interlocutory judgments, non interlocutory orders, decrees or arbitration awards is entered against Holdings or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(j)  Non Monetary Judgments.  Any non monetary judgment, order or decree is entered against Holdings or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)  Change of Control.  There occurs any Change of Control; or

(l)  Guarantor Defaults.  Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section 9.01 occurs with respect to the Guarantor; or

(m)  Invalidity of Subordination Provisions.  The subordination provisions applicable to the Permitted Subordinated Debt shall be for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the holders thereof or any other Person shall contest in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

(n)  Collateral.  (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings or any Subsidiary party thereto or Holdings or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

9.02  Remedies.  At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 9.01(f) or Section 9.01(g)):

(a)  the Administrative Agent may or shall, upon instructions from the Majority Revolving Lenders, by written notice to Holdings (i) terminate the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Revolving Lenders to make Loans, (ii) require that Holdings Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations; and/or (iii) declare all or a portion of the outstanding Obligations owed to the Revolving Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding;

(b)  the Administrative Agent may or shall, upon instructions from the Majority Term A Lenders, by written notice to Holdings declare all or a portion of the outstanding Obligations owed to the Term A Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; and

(c)  the Administrative Agent may or shall, upon instructions from the Majority Term B Lenders, by written notice to Holdings declare all or a portion of the outstanding Obligations owed to the Term B Lenders and payable by Holdings to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

Upon the occurrence or existence of any Event of Default described in Section 9.01(f) or 9.01(g), immediately and without notice, (1) the Revolving Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of Holdings to Cash Collateralize the L/C Obligations in an amount equal to the then Effective Amount of the L/C Obligations shall automatically become effective and (3) all outstanding Obligations payable by Holdings hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Loan Documents or otherwise by law, either by suit in equity or by action at law, or both.

9.03  Specified Swap Contract Remedies.  Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date (as defined in such Specified Swap Contract), (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between such Specified Swap Contracts, and (c) to prosecute any legal action against Holdings to enforce net amounts owing to such Swap Provider.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.01  Appointment and Authorization; “Administrative Agent”.  (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article X, included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the L/C Issuer.

10.02  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

10.03  Liability of Administrative Agent.  None of the Administrative Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Holdings or any Subsidiary or Affiliate of Holdings, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Administrative Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings or any of its Subsidiaries or Affiliates.

10.04  Reliance by Administrative Agent.  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders, the Majority Revolving Lenders, the Majority Term A Lenders, or the Majority Term B Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b)  For purposes of determining compliance with the conditions specified in Sections 5.01, 5.02 and 5.03 each Lender (including each Additional Lender) that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

10.05  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.06  Credit Decision.  Each Lender acknowledges that none of the Administrative Agent Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Holdings and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Loan Party hereunder.  Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Loan Party.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings or any Subsidiary which may come into the possession of any of the Administrative Agent Related Persons.

10.07  Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent Related Persons (to the extent not reimbursed by or on behalf of the Company or Holdings and without limiting the obligation of the Company and Holdings to do so), in accordance with the Lenders’ Proportionate Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Holdings and the Company.  The undertaking in this Section 10.07 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Administrative Agent.

10.08  Administrative Agent in Individual Capacity.  Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Holdings and its Subsidiaries and Affiliates as though Wells Fargo were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Holdings or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of Holdings or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the L/C Issuer.

10.09  Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders.  If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Holdings, a successor Administrative Agent from among the Lenders.  Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Section 11.04 and Section 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above.

10.10  Withholding Tax.  (a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

(i)  if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

(ii)  if such Lender claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest or fees is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest or fees may be paid under this Agreement; and

(iii)  such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)  If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W 8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Holdings owing to such Lender.  To the extent of such percentage amount, the Administrative Agent will treat such Lender’s IRS Form W 8BEN as no longer valid.

(c)  If any Lender claiming exemption from United States withholding tax by filing IRS Form W 8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by sections 1441 and 1442 of the Code.

(d)  If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.  However, if the forms or other documentation required by subsection (a) of this section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by sections 1441 and 1442 of the Code, without reduction.

(e)  If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this section, together with all costs and expenses (including reasonable Attorney Costs).  The obligation of the Lenders under this subsection shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Administrative Agent.

(f)  (i) Each Lender party to this Agreement as of the Effective Date represents and warrants to the Administrative Agent and Holdings as of the Effective Date and (ii) each Additional Lender party to this Agreement as of each Subsequent Effective Date represents and warrants to the Administrative Agent and Holdings as of the relevant Subsequent Effective Date, that under applicable law and treaties no tax is required to be withheld by Holdings or the Administrative Agent with respect to any payments to be made to such Lender hereunder.

10.11  Collateral Matters.

(a)  The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b)  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Holdings or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings or any Subsidiary in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) constituting real property to be excluded from the Collateral pursuant to matters arising under Section 7.15; or (vii) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 11.01(l).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 10.11.

(c)  Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Holdings or any Subsidiary) that the Obligations to such Lender under this Agreement and the other Loan Documents shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the Mortgaged Properties described in the Mortgages.

10.12  Syndication Agent, Documentation Agent, Co-Lead Arranger, Book Runner.  None of the Lenders identified on the facing page or signature pages of this Agreement as a “Syndication Agent”, “Co-Documentation Agent,”“Co-Lead Arranger” or “Book Runner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Without limiting the foregoing, none of the Lenders so identified as a “Syndication Agent”, “Co-Documentation Agent,”“Co-Lead Arranger” or Book Runner shall have or be deemed to have any fiduciary relationship with any Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.13  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Holdings) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.11, 3.08 and 11.04) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XI

MISCELLANEOUS

11.01  Amendments and Waivers.  Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived, and any consent under this Agreement or any other Loan Document may be given, if such amendment, waiver or consent is in writing and is signed by Holdings and the Majority Lenders (or the Administrative Agent on behalf of the Majority Lenders with the written approval of the Majority Lenders); provided, however, that:

(a)  Any amendment, waiver or consent which would (i) amend the definition of “Majority Class Lenders”, “Majority Lenders”, “Majority Revolving Lenders”, “Majority Term A Lenders”, or “Majority Term B Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, (ii) amend this Section 11.01 or Section 2.15, or (iii) release any Guarantor (except as otherwise provided in Section 11.12(m)), must be in writing and signed or approved in writing by all of the Lenders;

(b)  Any amendment, waiver or consent which would (i) increase the Revolving Commitment of any Lender, (ii) extend the Revolving Loan Maturity Date, (iii) reduce the principal of, or interest rate applicable to, any Revolving Loan or L/C Borrowing or any fees or other amounts payable for the account of the Revolving Lenders hereunder, or (iv) extend any date fixed for any payment of the principal of, or interest rate applicable to, any Revolving Loans or any fees or other amounts payable for the account of the Revolving Lenders must be in writing and signed or approved in writing by all Revolving Lenders;

(c)  Any amendment, waiver or consent which would (i) extend the Term A Loan Maturity Date, (ii) reduce the principal of or interest rate applicable to any Term A Loan or (iii) extend any date fixed for any payment of the principal of or interest rate applicable to any Term A Loans, must be in writing and signed or approved in writing by all Term A Lenders;

(d)  Any amendment, waiver or consent which would (i) extend the Term B Loan Maturity Date, (ii) reduce the principal of or interest rate applicable to any Term B Loan or (iii) extend any date fixed for any payment of the principal of or interest rate applicable to any Term B Loans, must be in writing and signed or approved in writing by all Term B Lenders;

(e)  Any amendment, waiver or consent which would (i) accelerate the Term A Loan Maturity Date, (ii) accelerate the Term B Loan Maturity Date, (iii) increase the interest rate applicable to any Term Loan, (iv) accelerate any date fixed for any payment of the principal of or interest rate applicable to any Term Loans, or (v) increase the interest rate applicable to any Revolving Loan or L/C Obligation must be in writing and signed or approved in writing by the Majority Class Lenders;

(f)  Any amendment, modification, termination or waiver of any provision of Section 2.05(a) must be in writing and signed by the Majority Revolving Lenders;

(g)  Any amendment, modification, termination or waiver of any provision of Section 2.07 or Section 2.08 must be in writing and signed by the Majority Class Lenders;

(h)  Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Lender or adversely affects the rights of such Lender under Section 11.08 hereof must be in writing and signed by such Lender;

(i)  Any amendment, waiver or consent which affects the rights or duties of the Swingline Lender under this Agreement must be in writing and signed by the Swingline Lender;

(j)  Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(k)  Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(l)  Any amendment, waiver or consent which releases any material portion of the Collateral must be in writing and signed or approved in writing by all Lenders, except that (i) the Administrative Agent may release Collateral as provided in Section 10.11, and (ii) any amendment, waiver or consent which modifies the terms of Section 8.02 (including any modification of this Agreement relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Majority Lenders.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Loan Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.  The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Loan Document on payment of a fee by Holdings.

11.02  Notices.  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, but excluding by electronic mail unless accompanied by notice delivered via one of the other methods specified herein), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to Holdings, the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Holdings, the Company and the Administrative Agent.

(b)  All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent, notices pursuant to Article III to the L/C Issuer shall not be effective until actually received by the L/C Issuer at the address specified for the “L/C Issuer” on Schedule 11.02 and notices pursuant to Article II to the Swingline Lender shall not be effective until actually received by the Swingline Lender, at the address specified for such Person on Schedule 11.02.

(c)  Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Holdings.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Holdings to give such notice and the Administrative Agent and the Lenders shall not have any liability to Holdings or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of Holdings to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

11.03  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

11.04  Costs and Expenses.  Holdings shall:

(a)  whether or not the transactions contemplated hereby are consummated, pay or reimburse Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) within five (5) Business Days after demand (subject to Section 5.02(c)) for all reasonable costs and expenses incurred by Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) in connection with (i) the development, due diligence, preparation, delivery, administration and execution or enforcement of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the syndication and assignment following the Effective Date of all or any part of Wells Fargo’s interest as Lender hereunder, including reasonable Attorney Costs incurred by Wells Fargo (including in its capacity as Administrative Agent and L/C Issuer) with respect thereto;

(b)  pay or reimburse the Administrative Agent, the Co-Lead Arrangers and each Lender within five (5) Business Days after demand (subject to Section 5.02(c)) for all invoiced (or otherwise documented) costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

(c)  pay or reimburse Wells Fargo (including in its capacity as Administrative Agent) within five (5) Business Days after demand (subject to Section 5.02(c)) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Wells Fargo (including in its capacity as Administrative Agent) in connection with the matters referred to under subsections (a) and (b) of this section.

11.05  Indemnification.

(a)  Whether or not the transactions contemplated hereby are consummated, each of Holdings and the Company shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, trustees, employees, counsel, agents and attorneys in fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlement costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of all Specified Swap Contracts, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents or any document contemplated by or referred to therein, or the transactions contemplated hereby or the use of proceeds of the Loans provided hereunder, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Specified Swap Contracts, the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that neither Holdings nor the Company shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person.  The agreements in this section and in Section 11.04 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

(b)  (i) Each of Holdings and the Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage in favor of the Administrative Agent or any Lender.  No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Holdings’ and the Company’s obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Lender.

(ii)  In no event shall any site visit, observation, or testing by the Administrative Agent or any Lender (or any contractee of the Administrative Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law.  Neither Holdings nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Lender.  Neither the Administrative Agent nor any Lender owes any duty of care to protect Holdings or any other Person against, or to inform Holdings or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or property.  Neither the Administrative Agent nor any Lender shall be obligated to disclose to Holdings or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Lender.

(c)  The obligations in this section shall survive payment of all other Obligations.  At the election of any Indemnified Person, Holdings shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of Holdings.  All amounts owing under this Section 11.05(c) shall be paid within thirty (30) days after demand.

11.06  Marshalling; Payments Set Aside.  Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of Holdings or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Proportionate Share of any amount so recovered from or repaid by the Administrative Agent.

11.07  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that a Loan Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

11.08  Assignments, Participations, Etc.  (a) Any Lender may, with the written consent of the Administrative Agent, the L/C Issuer and the Swingline Lender, and in the case of an assignment of Revolving Loans, Holdings (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder; provided, however, that (i) no written consent of Holdings shall be required during the existence of a Default or an Event of Default; (ii) no written consent of Holdings or the Administrative Agent, the L/C Issuer or the Swingline Lender shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is another Lender or an Affiliate of such assigning Lender or within the same “family of funds” as such assigning Lender, provided that if the proposed Assignee is another Lender, the Lender seeking to assign its interests hereunder shall consult with Holdings and the Administrative Agent before entering into such assignment; (iii) except in connection with an assignment of all of a Lender’s rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee that is not a Lender hereunder shall be equal to or greater than $1,000,000; and (iv) each such partial assignment shall be of a ratable part of the Loans, the Commitment and the other interests, rights and obligations hereunder of such assigning Lender; and provided further, however, that Holdings and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to Holdings and the Administrative Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E (“Assignment and Acceptance”), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to Holdings and the Administrative Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to the Administrative Agent a processing fee in the amount of $3,500 (it being understood that with respect to an assignment to more than one Eligible Assignee within the same “family of funds” or by more than one Lender within the same “family of funds” to a single Eligible Assignee, only one such processing fee is payable for the series of simultaneous assignments) and (D) the Administrative Agent, Holdings, the L/C Issuer and the Swingline Lender each shall have provided any required consent to such assignment in accordance with this Section 11.08(a).  In connection with any assignment by Wells Fargo, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitment and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

(b)  From and after the date that the Administrative Agent notifies the assignor Lender that the Administrative Agent has received (and, if required, provided its consent with respect thereto and received any other consents required under this Section 11.08) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments, Loans and L/C Obligations arising therefrom, and (iii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Lender shall not relinquish its rights under Article IV or under Section 11.04 and Section 11.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.  The Commitment, Loans and L/C Obligations allocated to each Assignee shall reduce the Commitment, Loans and L/C Obligations of the assigning Lender pro tanto.

(c)  Within five (5) Business Days after Holding’s receipt of notice by the Administrative Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the L/C Issuer, the Swingline Lender and Holdings each consent to such assignment in accordance with Section 11.08(a)), Holdings shall execute and deliver to the Administrative Agent any new Note requested by such Assignee evidencing such Assignee’s assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Lender evidencing the Loans and Commitment retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such Lender, if any).

(d)  Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Holdings (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Holdings, the L/C Issuer, the Swingline Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.
(e)  Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)  Notwithstanding any provision in this Section 11.08 to the contrary, no registration or processing fee shall be payable in connection with any assignment by Wells Fargo.

11.09  Confidentiality.  Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by Holdings or the Company and provided to it by Holdings, the Company or any Subsidiary, or by the Administrative Agent on Holdings’, the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Holdings, the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non confidential basis from a source other than Holdings or the Company, provided that such source is not bound by a confidentiality agreement with Holdings or the Company known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, legal counsel and other professional advisors; (G) to any pledgee referred to in Section 11.08(e) or any Participant or Assignee, actual or potential, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties’ obligations hereunder, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Holdings, the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates and provided, further, however, that the parties hereto (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the “structure” and “tax aspects” (in each case, within the meaning of Treasury Regulation section 1.6011-4T) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Person relating to such structure and tax aspects, except that, with respect to any document or similar item that in either case contains information concerning such tax structure or tax aspects of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such tax structure or tax aspects of the transactions contemplated hereby.

11.10  Set off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by such Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify such Loan Party and the Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.  NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF HOLDINGS OR ANY SUBSIDIARY OF HOLDINGS HELD OR MAINTAINED BY THE LENDER WITHOUT THE UNANIMOUS PRIOR WRITTEN CONSENT OF THE LENDERS.

11.11  USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Holdings, which information includes the name and address of Holdings and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings in accordance with the Act.

11.12  Guaranty.  (a) Guaranty.  Each of the Guarantors unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent, the Co-Lead Arrangers, the L/C Issuer and the Lenders, and their respective successors, endorsers, transferees and assigns (the “Guaranteed Persons”), the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of Holdings to any Guaranteed Person, whether arising out of or in connection with this Agreement, any other Loan Document or otherwise, including all unpaid principal of the Loans, all L/C Obligations, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by Holdings to any Guaranteed Person thereunder or in connection therewith.  The terms “indebtedness,”“liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law.  The foregoing indebtedness, liabilities and other obligations of Holdings shall hereinafter be collectively referred to as the “Guaranteed Obligations.” The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Holdings for such interest in any such Insolvency Proceeding.

(b)  Separate Obligation.  Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.12, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.12, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.12, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder or hereunder shall have been discharged, whether by performance, avoidance or otherwise.  Each Guarantor acknowledges that in providing benefits to Holdings and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.12 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.12 or the Guaranteed Obligations were treated any differently.  The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Holdings and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 11.12.  Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor’s obligations under this Section 11.12.  Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not Holdings or any other Guarantor or Person is joined therein or a separate action or actions are brought against Holdings or any other Guarantor or Person.

(c)  Limitation of Guaranty.  To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Person can enforce under this Section 11.12, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Section 11.12 fully enforceable and nonavoidable.

(d)  Liability of Guarantor.  The liability of each Guarantor under this Section 11.12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i)  such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person’s exercise or enforcement of any remedy it may have against Holdings or any other Person, or against any collateral or other security for any Guaranteed Obligations;

(ii)  this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii)  such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(iv)  such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A)     any Insolvency Proceeding;

(B)     any limitation, discharge, or cessation of the liability of Holdings or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C)     any merger, acquisition, consolidation or change in structure of Holdings or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Holdings or any other Guarantor or other Person;

(D)     any assignment or other transfer, in whole or in part, of any Guaranteed Person’s interests in and rights under this Guaranty or the other Loan Documents;

(E)     any claim, defense, counterclaim or set-off, other than that of prior performance, that Holdings, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)     any Guaranteed Person’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

(G)     any Guaranteed Person’s exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

(H)     any Guaranteed Person’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding; or

(I)       any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

(e)  Consents of Guarantor.  Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i)  the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Holdings under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii)  the time for Holdings’ (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Lenders, as the case may be) may deem proper;

(iii)  each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(iv)  each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against Holdings.

(f)  Guarantor’s Waivers.  Each Guarantor waives and agrees not to assert:

(i)  any right to require the Administrative Agent, the L/C Issuer or any Lender to marshal assets in favor of Holdings, the Guarantors, any other guarantor or any other Person, to proceed against Holdings, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Chapter 6 of Division 9 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Administrative Agent, the L/C Issuer or any Lender whatsoever;

(ii)  the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii)  any defense arising by reason of any lack of corporate or other authority or any other defense of Holdings, such Guarantor or any other Person;

(iv)  any defense based upon any Guaranteed Person’s errors or omissions in the administration of the Guaranteed Obligations;

(v)  any rights to set-offs and counterclaims;

(vi)  without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12;

(vii)  any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against Holdings or any other obligor of the Guaranteed Obligations for reimbursement;

(viii)  without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 11.12, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code §§1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726 or Texas Property Code §§51.003 - 51.005.  Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because Holdings’ debt is secured by real property.  This means, among other things: (A) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by Holdings or such Guarantor; and (B) if the Administrative Agent forecloses on any real property Collateral pledged by Holdings or such Guarantor: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Administrative Agent, the L/C Issuer and the Lenders may collect from such Guarantor even if the Administrative Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from Holdings.  This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because Holdings’ debt is secured by real property.  These rights and defenses include, but are not limited to, any rights of defenses based upon section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or sections 51.003 - 51.005 of the Texas Property Code; and

(ix)  any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder.  The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty.  Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Holdings, such Guarantor or any other Person with respect to the Guaranteed Obligations.

(g)  Financial Condition of Holdings.  No Guarantor shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of Holdings or the ability of Holdings to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever.  Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Holdings and the other Loan Parties and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

(h)  Subrogation.  Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 11.12, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.12 or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against Holdings or other guarantors, whether in connection with this Section 11.12, any of the other Loan Documents or otherwise.  If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)  Continuing Guaranty.  This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

(j)  Reinstatement.  This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Holdings (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Holdings, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise.  All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Administrative Agent contained in Section 11.05.

(k)  Substantial Benefits.  The funds that have been borrowed from the Lenders by Holdings have been and are to be contemporaneously used for the direct or indirect benefit of Holdings and each Guarantor.  It is the position, intent and expectation of the parties that Holdings and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan Documents.

(l)  Knowing and Explicit Waivers.  EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 11.12.  EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

(m)  Release of Subsidiary Guarantors.  Holdings may at any time deliver to the Administrative Agent a certificate from a Responsible Officer of Holdings certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Section 8.02 and Section 8.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of Holdings.  Effective upon the consummation of the transaction or series of transactions described in such certificate, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under this Section 11.12 and under the Security Agreement, and all Liens in favor of the Administrative Agent and the Lenders under the Collateral Documents in respect of the property of such Subsidiary shall thereupon terminate.  Holdings shall promptly notify the Administrative Agent of the consummation of any such transaction or series of transactions.  The Administrative Agent, on behalf of the Lenders, shall, at Holdings’ expense, execute and deliver such instruments as Holdings may reasonably request to evidence such release and Lien termination.

11.13  Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.14  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.15  Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.16  No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of Holdings, the Company, the Lenders, the Administrative Agent and the Administrative Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.17  Governing Law and Jurisdiction.  (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES SITTING IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

(c)  Nothing contained in this section shall override any contrary provision contained in any Specified Swap Contract.

11.18  Waiver of Jury Trial.  THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.19  Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the L/C Issuer, the Swingline Lender, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.20  Treatment of Existing Credit Agreement.  On the Effective Date, all loans outstanding under the Existing Credit Agreement shall be purchased by the Lenders in accordance with Section 2.01, and all outstanding letters of credit issued under the Existing Credit Agreement shall be deemed to be Letters of Credit issued and outstanding under this Agreement (and all accrued unpaid fees thereon shall begin to accrue at the rates set forth in this Agreement).  On and after the Effective Date, this Agreement shall amend, restate and supersede in its entirety and replace the Existing Credit Agreement; provided, however, that the execution and delivery of this Agreement and the other Loan Documents shall not (a) operate as a waiver of any right, power or remedy of the Existing Lenders under the Existing Credit Agreement and the other related documents, except to the extent expressly waived in this Agreement and the other Loan Documents, (b) extinguish, impair or constitute a novation of any obligations of Holdings or the Guarantors under the Existing Credit Agreement or the related documents except to the extent any such obligation is actually satisfied by Holdings or a Guarantor thereunder or (c) extinguish or impair any indemnification or similar rights under the Existing Credit Agreement which by their terms would survive the termination of the Existing Credit Agreement.  Promptly upon the closing of this Agreement and the receipt by the Lenders of their respective Notes, such Lenders that were also Existing Lenders under the Existing Credit Agreement shall return to Holdings any Notes delivered to such Existing Lender in connection with the Existing Credit Agreement marked “cancelled”.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

BUILDING MATERIALS HOLDING CORPORATION

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

BMC WEST CORPORATION

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

BMC WEST CORPORATION SOUTHCENTRAL

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

BMCW SOUTHCENTRAL, L.P.

By:	BMC WEST CORPORATION SOUTHCENTRAL, its General Partner

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

BMCW, LLC

By:	BMC WEST CORPORATION, its Sole Member

By:	/s/Lesa D. Thomas

Title:	Manager

Signature Page 1 to Amended and Restated Credit Agreement

BMC CONSTRUCTION, INC.

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

KB INDUSTRIES LIMITED PARTNERSHIP

By:	BUILDING MATERIALS HOLDING CORPORATION, its General Partner

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

VAUGHN ROAD, L.L.C.

By:	BMC WEST CORPORATION, its Sole Member

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

KBI CONCRETE LLC

By:	BMC CONSTRUCTION, INC., its Sole Member

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

Signature Page 2 to Amended and Restated Credit Agreement

TOTAL CONCRETE, L.L.C.

By:	KBI CONCRETE LLC Its: Sole Member By: BMC CONSTRUCTION, INC. Its: Sole Member

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

KBI CONSTRUCTION, LLC

By:	BMC CONSTRUCTION, INC., its Sole Member

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

RJ NORCAL, LLC

By:	BMC CONSTRUCTION, INC., its Sole Member

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

KBI NORCAL GENERAL PARTNERSHIP

By:	/s/William M. Smartt
its General Partner

Title:	Senior Vice President - Chief Financial Officer
BMC CONSTRUCTION, INC., as sole member of each of RJ NORCAL, LLC and VAUGHN ROAD, L.L.C., General Partners of KBI NORCAL

Signature Page 3 to Amended and Restated Credit Agreement

KBI NORCAL WINDOWS, INC.

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

KBI STUCCO, INC.

By:	/s/William M. Smartt

Title:	Senior Vice President - Chief Financial Officer

Signature Page 4 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Co-Lead Arranger, Sole Book Runner, L/C Issuer, Swingline Lender, Revolving Lender and Term Lender

By:	/s/Thomas M. Gloger

Title:	Vice President

Signature Page 5 to Amended and Restated Credit Agreement

SUNTRUST BANK,

as Co-Lead Arranger, Syndication Agent, Revolving Lender and Term Lender

By:	/s/Robert Bugbee

Title:	Director

Signature Page 6 to Amended and Restated Credit Agreement

LASALLE BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agent, Revolving Lender and Term Lender

By:	/s/Lora Backofen

Title:	First Vice President

Signature Page 7 to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.

as Co-Documentation Agent, Revolving Lender and Term Lender

By:	/s/Sabir Hashmy

Title:	Vice President

Signature Page 8 to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agent, Revolving Lender and Term Lender

By:	/s/James W. Henken

Title:	Vice President

Signature Page 9 to Amended and Restated Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH,

as Revolving Lender and Term Lender

By:	/s/Rebecca O. Morrow
Name: Rebecca O. Morrow Title: Executive Director

Title:	/s/R. Clay Jackson
Name: R. Clay Jackson Title: Executive Director

Signature Page 10 to Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,

as Revolving Lender and Term Lender

By:	/s/Yoshiharo Hyakutome
Name: Yoshiharo Hyakutome Title: Joint General Manager

Signature Page 11 to Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,

as Revolving Lender and Term Lender

By:	/s/Robert P. Reynolds
Name: Robert P. Reynolds Title: VP & Sr. Relationship Manager

Signature Page 12 to Amended and Restated Credit Agreement

PNC BANK,

as Revolving Lender and Term Lender

By:	/s/Luke McElhinny
Name: Luke McElhinny Title: Vice President

Signature Page 13 to Amended and Restated Credit Agreement

UNION BANK OF CALIFORNIA, N.A.,

as Revolving Lender and Term Lender

By:	/s/Kevin Sullivan

Title:	Senior Vice President

Signature Page 14 to Amended and Restated Credit Agreement

HARRIS, N.A.,

as Revolving Lender and Term Lender

By:	/s/Joann Holman

Title:	Director

Signature Page 15 to Amended and Restated Credit Agreement

BNP PARIBAS,

as Revolving Lender and Term Lender

By:	/s/Sandy Bertram

Title:	Vice President

By:	/s/James McCann

Title:	Director

Signature Page 16 to Amended and Restated Credit Agreement

WEST COAST BANK,

as Revolving Lender and Term Lender

By:	/s/Tim Johnson

Title:	Vice President

Signature Page 17 to Amended and Restated Credit Agreement

GUARANTY BANK,

as Revolving Lender and Term Lender

By:	/s/Michael Ansolabehere

Title:	Vice President

Signature Page 18 to Amended and Restated Credit Agreement

COMERICA WEST INCORPORATED,

as Revolving Lender and Term Lender

By:	/s/Don R. Carruth

Title:	Corporate Banking Officer

Signature Page 19 to Amended and Restated Credit Agreement

WHITNEY NATIONAL BANK,

as Revolving Lender and Term Lender

By:	/s/Edgar W. Santa Cruz III

Title:	Vice President

Signature Page 20 to Amended and Restated Credit Agreement

BANK LEUMI USA,

as Revolving Lender and Term Lender

By:	/s/Jacques V. Delvoye

Title:	Vice President

Signature Page 21 to Amended and Restated Credit Agreement

Acknowledged and agreed to solely for the purposes of effecting the amendment and restatement of the Existing Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,

as a departing Revolving Lender and Term B Lender

By:	/s/Lawrence E. Ridgeway

Title:	Duly Authorized Signatory

Signature Page 22 to Amended and Restated Credit Agreement

Acknowledged and agreed to solely for the purposes of effecting the amendment and restatement of the Existing Credit Agreement

IDB BANK,

as a departing Revolving Lender and Term B Lender

By:	/s/Lorraine Drasser

Title:	First Vice President

By:	/s/Ray Keenan

Title:	Vice President

Signature Page 23 to Amended and Restated Credit Agreement

Acknowledged and agreed to solely for the purposes of effecting the amendment and restatement of the Existing Credit Agreement

PACIFICA CDO II,

as a departing Term B Lender

By:	/s/Phil Otero

Title:	SVP

Signature Page 24 to Amended and Restated Credit Agreement

Acknowledged and agreed to solely for the purposes of effecting the amendment and restatement of the Existing Credit Agreement

OPPENHEIMER SENIOR FLOATING RATE FUND,

as a departing Term B Lender

By:	/s/Lisa Chaffee

Title:	AVP

HARBOURVIEW CLO IV, LTD.,

as a departing Term B Lender

By:	/s/Lisa Chaffee

Title:	AVP

HARBOURVIEW CLO V, LTD.,

as a departing Term B Lender

By:	/s/Lisa Chaffee

Title:	AVP

Signature Page 25 to Amended and Restated Credit Agreement

SCHEDULE 2.01(a)

TERM A LOAN COMMITMENTS

Banks	Term A Loan Commitment
Wells Fargo Bank, National Association	$9,000,000
SunTrust Bank	$8,000,000
JPMorgan Chase Bank, N.A.	$6,000,000
U.S. Bank National Association	$6,000,000
Union Bank of California, N.A.	$6,000,000
Lasalle Bank, National Association	$6,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch	$5,000,000
Harris, N.A.	$5,000,000
Sumitomo Mitsui Banking Corporation	$4,000,000
BNP Paribas	$4,000,000
HSBC Bank USA, National Association	$3,000,000
PNC Bank	$3,000,000
West Coast Bank	$2,000,000
Guaranty Bank	$2,000,000
Comerica West Incorporated	$2,000,000
Whitney National Bank	$2,000,000
Bank Leumi USA	$2,000,000
TOTAL	$75,000,000

Schedule 2.01(a)
1

SCHEDULE 2.01(c)

REVOLVING LOAN COMMITMENTS AND PROPORTIONATE SHARES

Banks	Revolving Commitment	Proportionate Share (Revolving Commitment)
Wells Fargo Bank, National Association	$36,000,000	12.000000000%
SunTrust Bank	$32,000,000	10.666666667%
JPMorgan Chase Bank, N.A.	$24,000,000	8.000000000%
U.S. Bank National Association	$24,000,000	8.000000000%
Union Bank of California, N.A.	$24,000,000	8.000000000%
Lasalle Bank, National Association	$24,000,000	8.000000000%
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch	$20,000,000	6.666666666%
Harris, N.A.	$20,000,000	6.666666666%
Sumitomo Mitsui Banking Corporation	$16,000,000	5.333333333%
BNP Paribas	$16,000,000	5.333333333%
HSBC Bank USA, National Association	$12,000,000	4.000000000%
PNC Bank	$12,000,000	4.000000000%
West Coast Bank	$8,000,000	2.666666667%
Guaranty Bank	$8,000,000	2.666666667%
Comerica West Incorporated	$8,000,000	2.666666667%
Whitney National Bank	$8,000,000	2.666666667%
Bank Leumi USA	$8,000,000	2.666666667%
TOTAL	$300,000,000	100.000000000%

Schedule 2.01(c)
1

SCHEDULE 2.09(a)

TERM A LOAN AMORTIZATION SCHEDULE

Date	% of Total Due	Payment Due Based on Aggregate Term A Commitment as of Effective Date	Payment Due Assuming Advancement of Maximum Allowable Additional Term A Loans as of all Subsequent Effective Dates

9/30/05	0.00%	$0	$0
12/31/05	0.00%	$0	$0

3/31/06	0.00%	$0	$0
6/30/06	0.00%	$0	$0
9/30/06	2.50%	$1,875,000	$5,625,000
12/31/06	2.50%	$1,875,000	$5,625,000

3/31/07	2.50%	$1,875,000	$5,625,000
6/30/07	2.50%	$1,875,000	$5,625,000
9/30/07	2.50%	$1,875,000	$5,625,000
12/31/07	2.50%	$1,875,000	$5,625,000

3/31/08	2.50%	$1,875,000	$5,625,000
6/30/08	2.50%	$1,875,000	$5,625,000
9/30/08	5.00%	$3,750,000	$11,250,000
12/31/08	5.00%	$3,750,000	$11,250,000

3/31/09	5.00%	$3,750,000	$11,250,000
6/30/09	5.00%	$3,750,000	$11,250,000
9/30/09	6.67%	$5,000,000	$15,007,500
12/31/09	6.67%	$5,000,000	$15,007,500

3/31/10	6.67%	$5,000,000	$15,007,500
6/30/10	40.00%	$30,000,000	$90,000,000

	100.00%	$75,000,000	$225,000,000

Schedule 2.09(a)
1

SCHEDULE 2.09(b)

TERM B LOAN AMORTIZATION SCHEDULE

Date	% of Total Due	Payment Due Based on Aggregate Term B Commitment as of Effective Date	Payment Due Assuming Advancement of Maximum Allowable Additional Term B Loans as of Subsequent Effective Date

6/30/05	0.26%	$312,500	$709,312.50
9/30/05	0.26%	$312,500	$709,312.50
12/31/05	0.26%	$312,500	$709,312.50

3/31/06	0.26%	$312,500	$709,312.50
6/30/06	0.26%	$312,500	$709,312.50
9/30/06	0.26%	$312,500	$709,312.50
12/31/06	0.26%	$312,500	$709,312.50

3/31/07	0.26%	$312,500	$709,312.50
6/30/07	0.26%	$312,500	$709,312.50
9/30/07	0.26%	$312,500	$709,312.50
12/31/07	0.26%	$312,500	$709,312.50

3/31/08	0.26%	$312,500	$709,312.50
6/30/08	0.26%	$312,500	$709,312.50
9/30/08	0.26%	$312,500	$709,312.50
12/31/08	0.26%	$312,500	$709,312.50

3/31/09	0.26%	$312,500	$709,312.50
6/30/09	0.26%	$312,500	$709,312.50
9/30/09	23.9%	$29,375,000	$65,202,187.50
12/31/09	23.9%	$29,375,000	$65,202,187.50

3/31/10	23.9%	$29,375,000	$65,202,187.50
6/30/10	23.9%	$29,375,000	$65,202,187.50

	100.00%	$122,812,500	$272,812,500

Schedule 2.09(b)
1

SCHEDULE 11.02

PAYMENT OFFICES; ADDRESSES FOR NOTICES;
LENDING OFFICES

BUILDING MATERIALS HOLDING CORPORATION

Address for Notices:

Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111
Attention: William M. Smartt, Senior Vice President and Chief Financial Officer
Telephone: (415) 627-9100
Facsimile: (415) 627-9119
Email: smartt@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary
Building Materials Holding Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4477
Email: street@bmhc.com

Mark R. Kailer
Vice President and Treasurer
Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111
Telephone: (415) 627-9195
Facsimile: (415) 627-9119
Email: kailer@bmhc.com

Schedule 11.02
1

GUARANTORS

Address for Notices:

c/o Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111
Attention: William M. Smartt, Senior Vice President and Chief Financial Officer
Telephone: (415) 627-9100
Facsimile: (415) 627-9119
Email: smartt@bmhc.com

With a copy to:

Paul S. Street, Esq.
Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary
Building Materials Holding Corporation
720 Park Boulevard, Suite 200
P.O. Box 70006
Boise, ID 83707
Telephone: (208) 331-4381
Facsimile: (208) 331-4477
Email: street@bmhc.com

Mark R. Kailer
Vice President and Treasurer
Building Materials Holding Corporation
Four Embarcadero Center, Suite 3250
San Francisco, CA 94111
Telephone: (415) 627-9195
Facsimile: (415) 627-9119
Email: kailer@bmhc.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

Notices for Borrowing, Conversions/Continuations, and Payments:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention: Thomas Priftis
Telephone: (415) 477-5443
Facsimile: (415) 546-6353
Email: priftist@wellsfargo.com

Schedule 11.02
2

Other Notices:

Wells Fargo Bank, National Association
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention: Thomas (Max) Gloger
Telephone: (415) 396-5939
Facsimile: (415) 421-1352
Email: glogert@wellsfargo.com

Administrative Agent’s Payment Office:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention: Thomas Priftis
Reference: Building Materials Holding
For credit to Acct. No.  41219-02167
ABA No.  121000248

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer

Address for Notices:

Wells Fargo Bank, National Association
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention: Thomas Gloger
Telephone: (415) 396-5939
Facsimile: (415) 421-1352
Email: glogert@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Bank

Domestic and Offshore Lending Office:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
|MAC A0187-081
San Francisco, CA 94103
Attention: Thomas Priftis
Telephone: (415) 477-5339
Facsimile: (415) 546-6353
Email: priftist@wellsfargo.com

Schedule 11.02
3

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Revolving Lender and a Term Lender

Domestic and Offshore Lending Office:

Wells Fargo Bank, National Association
201 Third Street, 8th Floor
MAC A0187-081
San Francisco, CA 94103
Attention: Thomas Priftis
Telephone: (415) 477-5339
Facsimile: (415) 546-6353
Email: priftist@wellsfargo.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Wells Fargo Bank, National Association
420 Montgomery Street
MAC A0101-096
San Francisco, CA 94104
Attention: Thomas Gloger
Telephone: (415) 396-5939
Facsimile: (415) 421-1352
Email: glogert@wellsfargo.com

Schedule 11.02
4

SUNTRUST BANK

Domestic and Offshore Lending Office:

SunTrust Bank
303 Peachtree Street, NE, 10th Floor
Atlanta, GA 30308
Attention: Robert Bugbee
Telephone: (404) 658-4030
Facsimile: (404) 658-4905
Email: robert.bugbee@suntrust.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

SunTrust Bank
303 Peachtree Street, NE, 10th Floor
Atlanta, GA 30308
Attention: Robert Bugbee
Telephone: (404) 658-4030
Facsimile: (404) 658-4905
Email: robert.bugbee@suntrust.com

Schedule 11.02
5

COOPERATIEVE CENTRALE RAIFFEISIN-BOERENLEENBANK B.A.,
“RABOBANK INTERNATIONAL” NEW YORK BRANCH

Domestic and Offshore Lending Office:

Rabo Support Services, Inc.
10 Exchange Place, 18th Floor
Jersey City, NJ 07302

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Cooperatieve Centrale Raiffeisin-Boerenleenbank B.A.,
“Rabobank International” New York Branch
4 Embarcadero Center, Suite 3200
San Francisco, CA 94111
Attention: Clay Jackson
Telephone: (415) 782-9819
Facsimile: (415) 986-8349
Email: clay.jackson@rabobank.com

Schedule 11.02
6

SUMITOMO MITSUI BANKING CORPORATION

Domestic and Offshore Lending Office:

Sumitomo Mitsui Banking Corporation
777 South Figueroa Street, Suite 2600
Los Angeles, CA 90017-5824
Attention: CBDA-II, Stephen Mras
Telephone: (213) 955-0863
Facsimile: (213) 623-6832
Email: stephen_mras@smbcgroup.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Sumitomo Mitsui Banking Corporation
777 South Figueroa Street, Suite 2600
Los Angeles, CA 90017-5824
Attention: CBDA-II, Stephen Mras
Telephone: (213) 955-0863
Facsimile: (213) 623-6832
Email: stephen_mras@smbcgroup.com

Schedule 11.02
7

HSBC BANK USA, NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

HSBC Bank USA, National Association
601 Montgomery Street, #1000
San Francisco, CA 94111
Attention: Robert Reynolds
Telephone: (415) 678-3867
Facsimile: (415) 678-3860
Email: robert.p.reynolds@us.hsbc.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

HSBC Bank USA, National Association
601 Montgomery Street, #1000
San Francisco, CA 94111
Attention: Robert Reynolds
Telephone: (415) 678-3867
Facsimile: (415) 678-3860
Email: robert.p.reynolds@us.hsbc.com

Schedule 11.02
8

PNC BANK

Domestic and Offshore Lending Office:

PNC Bank
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Luke McElhinny
Telephone: (412) 768-9756
Facsimile: (412) 768-9259
Email: Luke.McElhinny@PNC.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

PNC Bank
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
Attention: Luke McElhinny
Telephone: (412) 768-9756
Facsimile: (412) 768-9259
Email: Luke.McElhinny@PNC.com

Schedule 11.02
9

JPMORGAN CHASE BANK, N.A.

Domestic and Offshore Lending Office:

JPMorgan Chase Bank, N.A.
1411 Broadway, 5th Fl.
New York, NY 10018

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

JPMorgan Chase Bank, N.A.
131 So. Dearborn, 6th Floor
Chicago, IL 60603
Attention: Sabir Hashmy
Telephone: (312) 325-3222
Facsimile: (312) 325-3239
Email: Sabir.hashmy@chase.com

Schedule 11.02
10

U.S. BANK NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:
101 S. Capitol Blvd., Suite 807
Boise, ID 83702
Attention: James W. Henken
Telephone: (208) 383-7823
Facsimile: (208) 383-7574
Email: james.henken@usbank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

U.S. Bank National Association
101 S. Capitol Blvd., Suite 807
Boise, ID 83702
Attention: James W. Henken
Telephone: (208) 383-7823
Facsimile: (208) 383-7574
Email: james.henken@usbank.com

Schedule 11.02
11

UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91755
Attention: Shirley Davis
Telephone: (323) 720-2870
Facsimile: (323) 724-6198

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Union Bank of California, N.A.
350 California Street, 10th Floor
San Francisco, CA 94104
Attention: Alan J. LeClair
Telephone: (415) 705-7185
Facsimile: (415) 705-7111

Schedule 11.02
12

LASALLE BANK, NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:

LaSalle Bank, National Association
135 S. LaSalle, Suite 425
Chicago, IL 60603
Attention: Susan Hamilton
Telephone: (312) 904-0742
Facsimile: (312) 904-6450
Email: susan.hamilton@abnamro.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

LaSalle Bank, National Association
135 S. LaSalle, Suite 425
Chicago, IL 60603
Attention: Susan Hamilton
Telephone: (312) 904-0742
Facsimile: (312) 904-6450
Email: susan.hamilton@abnamro.com

Schedule 11.02
13

HARRIS, N.A.

Domestic and Offshore Lending Office:

Harris, N.A.
111 W. Monroe Street
Chicago, IL 60603
Attention: Isabella Battista
Telephone: (312) 293-8458
Facsimile: (312) 293-5852
Email: isabella.battista@harrisnesbitt.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Harris, N.A.
111 W. Monroe Street
Chicago, IL 60603
Attention: Isabella Battista
Telephone: (312) 293-8458
Facsimile: (312) 293-5852
Email: isabella.battista@harrisnesbitt.com

Schedule 11.02
14

BNP PARIBAS

Domestic and Offshore Lending Office:

BNP Paribas
San Francisco Branch
One Front Street, 23rd Floor
San Francisco, CA 94111
Attention: Patricia Boussaroque
Telephone: (415) 772-1343
Facsimile: (415) 398-8462
Email: patricia.boussaroque@americas.bnpparibas.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

BNP Paribas
San Francisco Branch
One Front Street, 23rd Floor
San Francisco, CA 94111
Attention: Patricia Boussaroque
Telephone: (415) 772-1343
Facsimile: (415) 398-8462
Email: patricia.boussaroque@americas.bnpparibas.com

Schedule 11.02
15

WEST COAST BANK

Domestic and Offshore Lending Office:

West Coast Bank
301 Church Street NE
P.O. Box 428
Salem, OR 97308
Attention: Tim Johnson
Telephone: (503) 399-2951
Facsimile: (503) 399-3937
Email: johnsont@wcb.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

West Coast Bank
301 Church Street NE
P.O. Box 428
Salem, OR 97308
Attention: Tim Johnson
Telephone: (503) 399-2951
Facsimile: (503) 399-3937
Email: johnsont@wcb.com

Schedule 11.02
16

GUARANTY BANK

Domestic and Offshore Lending Office:

Guaranty Bank
8333 Douglas Avenue
Dallas, TX 75225
Attention: Michael Ansolabehere
Telephone: (214) 360-8966
Facsimile: (214) 360-8908
Email: michael.ansolabehere@guarantygroup.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Guaranty Bank
8333 Douglas Avenue
Dallas, TX 75225
Attention: Michael Ansolabehere
Telephone: (214) 360-8966
Facsimile: (214) 360-8908
Email: michael.ansolabehere@guarantygroup.com

Schedule 11.02
17

COMERICA WEST INCORPORATED

Domestic and Offshore Lending Office:

Comerica West Incorporated
3980 Howard Hughes Pkwy, Suite 350
Las Vegas, NV 89109
Attention: Regina McGuire
Telephone: (702) 791-4804
Facsimile: (702) 791-2371
Email: rmcguire@comerica.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Comerica West Incorporated
611 Anton Boulevard, Suite 400, mail code 4462
Costa Mesa, CA 92626
Attention: Don R. Carruth
Telephone: (714) 433-3232
Facsimile: (714) 433-3236
Email: drcarruth@comerica.com

Schedule 11.02
18

WHITNEY NATIONAL BANK

Domestic and Offshore Lending Office:

Whitney National Bank
228 St. Charles Avenue
New Orleans, LA 70130
Attention: Edgar Santa Cruz
Telephone: (504) 552-4760
Facsimile: (504) 552-4622
Email: esantacruz@whitneybank.com

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Whitney National Bank
228 St. Charles Avenue
New Orleans, LA 70130
Attention: Edgar Santa Cruz
Telephone: (504) 552-4760
Facsimile: (504) 552-4622
Email: esantacruz@whitneybank.com

Schedule 11.02
19

BANK LEUMI USA

Domestic and Offshore Lending Office:

Bank Leumi USA
420 Lexington Avenue, 10th Floor
New York, NY 10170

Notices (other than Borrowing Notices and Notices of Conversion/Continuation):

Bank Leumi USA
2247 S. Beverly Drive
Beverly Hills, CA 90211
Attention: Jacques Delvoye
Telephone: (323) 966-4727
Facsimile: (323) 966-4248
Email: delvoyej@bankleumiusa.com

Schedule 11.02
20

ANNEX I

PRICING GRID

The Applicable Margin for Revolving Loans, Term A Loans and the Applicable Fee Amount for any day shall be the amount per annum set forth below based on the EBITDA Ratio set forth in the most recently delivered Compliance Certificate delivered by Holdings pursuant to Section 7.02(c) of the Credit Agreement.  Changes in the Applicable Margin for Revolving Loans, Term A Loans and the Applicable Fee Amount resulting from a change in the EBITDA Ratio shall become effective on the date of delivery by Holdings to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.02(c).  If Holdings shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.02(c), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 5 until such time as Holdings delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 7.02(c).

Level	EBITDA Ratio	Offshore Rate Spread	Base Rate Spread	Letter of Credit Fee	Commitment Fee
Level 5	greater than or equal to 3.00:1.00	2.000%	0.750%	2.000%	0.375%
Level 4	greater than or equal to 2.50:1.00 but less than 3.00:1.00	1.625%	0.375%	1.625%	0.300%
Level 3	greater than or equal to 2.00:1.00 but less than 2.50:1.00	1.250%	0.000%	1.250%	0.250%
Level 2	greater than or equal to 1.50:1.00 but less than 2.00:1.00	1.000%	0.000%	1.000%	0.200%
Level 1	less than 1.50:1.00	0.750%	0.000%	0.750%	0.175%

Annex I
1

EXHIBIT A-1

Date: ____________________

FORM OF NOTICE OF REVOLVING BORROWING

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

1.    The Business Day of the proposed Borrowing is __________.

2.    The aggregate amount of the proposed Borrowing is $______.

3.    The Borrowing is to be comprised of $ ______ of [Base Rate Loans][Offshore Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ____ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)   the representations and warranties of Holdings contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11(a) of the Credit Agreement;

Exhibit A-1
1

(b)   no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

(c)   there has occurred since December 31, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(d)   after giving effect to the proposed Borrowing, the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all outstanding Swingline Loans plus the Effective Amount of all L/C Obligations shall not exceed the Aggregate Revolving Commitment.

BUILDING MATERIALS HOLDING CORPORATION

By:
Title

Exhibit A-1
2

EXHIBIT A-2

Date: ____________________

FORM OF NOTICE OF TERM LOAN BORROWING

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

1.    The Business Day of the proposed Borrowing is __________.

2.    The aggregate amount of the proposed Borrowing is [$______ of Term A Loans] [$______ of Term B Loans].

3.    The Borrowing is to be comprised of $______ of [Base Rate Loans][Offshore Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ____ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)   the representations and warranties of Holdings contained in Article VI of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent fiscal year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11 of the Credit Agreement;

Exhibit A-2
2

(b)   no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)   there has occurred since December 31, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

BUILDING MATERIALS HOLDING CORPORATION

By:
Title

Exhibit A-2
2

EXHIBIT B-1

FORM OF NOTICE OF REVOLVING LOAN CONVERSION/CONTINUATION

Date: __________________

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

1.    The Conversion/Continuation Date is __________________.

2.    The aggregate amount of the Revolving Loans to be [converted] [continued] is $____________.

3.    The Loans are to be [converted into] [continued as] [Offshore Rate Loans] [Base Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be         months.]

BUILDING MATERIALS HOLDING CORPORATION

By:

Title:

Exhibit B-1
1

EXHIBIT B-2

FORM OF NOTICE OF TERM LOAN CONVERSION/CONTINUATION

Date: _______________

To:	Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

The undersigned, Building Materials Holding Corporation (“Holdings”), refers to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation, (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

1.    The Conversion/Continuation Date is _______________.

2.    The aggregate amount of the [Term A Loans] [Term B Loans] to be [converted] [continued] is $_________________.

3.    The Loans are to be [converted into] [continued as] [Offshore Rate Loans] [Base Rate Loans].

4.    [The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be _______ months.]

BUILDING MATERIALS HOLDING CORPORATION

By:

Title:

Exhibit B-2
1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

BUILDING MATERIALS HOLDING CORPORATION

Financial Statements Date: _________________

Reference is made to that certain Amended and Restated Credit Agreement dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

The undersigned Responsible Officer of Holdings hereby certifies as of the date hereof that he/she is the [___________] of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lenders and the Administrative Agent on the behalf of Holdings and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the annual financial statements required by Section 7.01(a) of the Credit Agreement.]

(a)    Attached hereto are true and correct copies of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of the fiscal year ended ___________ and the related consolidated statements of income or operations, shareholders’ equity, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which opinion (a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) is not qualified as to (i) going concern or (ii) any limitation in the scope of the audit.

or

[Use the following paragraph if this Certificate is delivered in connection with the quarterly financial statements required by Section 7.01(b) of the Credit Agreement.]

(a)    Attached hereto are true and correct copies of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of the fiscal quarter ended ________ and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, which are complete and accurate in all material respects and fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position, the results of operations and the cash flows of Holdings and the Subsidiaries.

Exhibit C
1

(b)    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

(c)    Holdings and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by Holdings and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

(d)    The representations and warranties of Holdings and the Company contained in Article VI of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent year and fiscal quarter for which financial statements have then been delivered in respect of the representation and warranty made in Section 6.11(a) of the Credit Agreement).

(e)    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as the __________ of Holdings as of __________.

BUILDING MATERIALS HOLDING CORPORATION

By:
Title

Exhibit C
2

Exhibit D

[to be provided]

Exhibit D
1

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of __________ is made between _______(the “Assignor”) and _____________ (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to participating in Letters of Credit issued for the account of Holdings, participating in Swingline Loans to Holdings and to making Loans to Holdings in an aggregate amount not to exceed $___________ (the “Commitment”);

WHEREAS, [the Assignor has made or participated in Loans in the aggregate principal amount of $ __________ to Holdings consisting of $___________ of Revolving Loans, $______________of Term A Loans and $______________of Term B Loans] [no Loans are outstanding under the Credit Agreement] [and the amount of the Assignor’s percentage share of the aggregate amount available for drawing under outstanding Letters of Credit issued for the account of Holdings is $______________] [and no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of any outstanding Loans and participations in Swingline Loans, if any, participations in L/C Advances, if any, and participations in Letters of Credit, if any (the “Participations”), in an amount equal to ____% of the Assignor’s Commitment, Loans and Participations (if any), on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Exhibit E
1

1.    Assignment and Acceptance.

(a)    Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ____% (the “Assignee’s Percentage Share”) of (A) the Commitment and the Loans and Participations (if any) of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b)    With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below.  The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article IV or Section 11.04 and Section 11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)    After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee’s Revolving Commitment will be $_____; (ii) the Assignee’s Proportionate Share of the Aggregate Revolving Commitment will be _____%; (iii) the Assignee’s Term A Commitment will be $______; (iv) the Assignee’s Proportionate Share of the Aggregate Term A Commitment will be ______%; (v) the Assignee’s Term B Commitment will be $______; and (vi) the Assignee’s Proportionate Share of the Aggregate Term B Commitment will be ______%.

(d)    After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor’s Revolving Commitment will be $______; (ii) the Assignor’s Proportionate Share of the Aggregate Revolving Commitment will be ____%; (iii) the Assignor’s Term A Commitment will be $___________; (iv) the Assignor’s Proportionate Share of the Aggregate Term A Commitment will be ______%; (v) the Assignor’s Term B Commitment will be $___________; and (vi) the Assignor’s Proportionate Share of the Aggregate Term B Commitment will be ______%.

2.    Payments.

(a)    As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $________, representing the Assignee’s Percentage Share of the principal amount of all Loans and Participations of the Assignor under the Credit Agreement and outstanding on the Effective Date.

Exhibit E
2

(b)    The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement and the out-of-pocket costs and expenses, if any, of the Administrative Agent incurred in connection herewith.

3.    Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and any Loans and Participations of the Assignor shall be for the account of the Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment and any Loans and Participations assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.    Independent Credit Decision.  The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.11 or Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5.    Effective Date; Notices.

(a)    As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i)    this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii)    any consent of Holdings, the L/C Issuer and the Administrative Agent required under Section 11.08 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)    the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

(iv)    the processing fee referred to in Section 2(b) hereof and in Section 11.08(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

(v)    the Assignor and Assignee shall have complied with the other requirements of Section 11.08 of the Credit Agreement and with the requirements of Section 10.10 and Section 11.09 of the Credit Agreement (in each case to the extent applicable).

Exhibit E
3

(b)    Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Holdings and the Administrative Agent for acknowledgement a Notice of Assignment substantially in the form attached hereto as Schedule 1.

6.    Administrative Agent.  The Assignee hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent or L/C Issuer under the Credit Agreement.] [INCLUDE BRACKETED LANGUAGE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT]

7.    Withholding Tax.  The Assignee (a) represents and warrants to the Assignor, the Administrative Agent and Holdings that under applicable law and treaties no tax will be required to be withheld by Holdings or the Administrative Agent with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and Holdings prior to the time that the Administrative Agent or Holdings is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI (if the Assignee claims that interest or fees paid under the Credit Agreement will be exempt from United States withholding tax because it is effectively connected with a United States trade or business of the Assignee) or U.S. Internal Revenue Service Form W-8BEN (if the Assignee claims an exemption from, or a reduction of, withholding tax under a United States tax treaty) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

8.    Representations and Warranties.

(a)    The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Exhibit E
4

(b)    The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto.  The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Loan Party, or the performance or observance by any Loan Party, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c)    The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authoriza-tions or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.   Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Holdings or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.   Miscellaneous.

(a)   Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)   All payments made hereunder shall be made without any set-off or counterclaim.

(c)   The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

Exhibit E
5

(d)   This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)   THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

(f)   THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

Exhibit E
6

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

[ASSIGNEE]

By:

Title:

Exhibit E
7

SCHEDULE 1

to the Assignment and Acceptance

NOTICE OF ASSIGNMENT AND ACCEPTANCE

Date: ________________

Wells Fargo Bank, National Association as L/C Issuer,
Swingline Bank and Administrative Agent

[__________________]
[__________________]
[__________________]
Attention: [________]
Telephone: [________]
Facsimile: [________]

Building Materials Holding Corporation
Four Embarcadero Center
Suite 3250
San Francisco, CA 94111

Attention: _________________

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation, (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are used herein as therein defined.

11.    We hereby give you notice of [, and request the consent of [Holdings,] the L/C Issuer, the Swingline Lender and the Administrative Agent to,] the assignment by _____________ (the “Assignor”) to _______________________ (the “Assignee”) of ___% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, _____% of the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made or participated in by the Assignor and all Letters of Credit participated in by Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated as of _________ (the “Assignment and Acceptance”) between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto.  Before giving effect to such assignment the Assignor’s Revolving Commitment is $ ________, its Proportionate Share of the Aggregate Revolving Commitment is _______%, its Term A Commitment is $_______; its outstanding Proportionate Share of the Aggregate Term A Commitment is $________; its Term B Commitment is $_______; and its outstanding Proportionate Share of the Aggregate Term B Commitment is $________.

Exhibit E
8

12.    The Assignee agrees that, upon receiving the consent of Holdings, the Administrative Agent, the L/C Issuer and the Swingline Lender to such assignment (in each case, if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

13.    The following administrative details apply to the Assignee:

(A)    Lending Office(s):

Assignee name:____________________________
Address:__________________________________
Attention:__________________________________
Telephone: (___) ___________________________
Facsimile: (___) ____________________________

Assignee name:

Address:

__________________________________
__________________________________
__________________________________
__________________________________

Attention: ___________________________________

Telephone (__) ______________________________

Facsimile: (__) ______________________________

(B)    Notice Address:

Assignee name:

Exhibit E
9

Address:
__________________________________
__________________________________
__________________________________
__________________________________

Attention: ___________________________________

Telephone (__) ______________________________

Facsimile: (__) ______________________________

(C)    Payment Instructions:

Account No.: _________________________
At:                  _________________________
                      _________________________
                      _________________________
                      _________________________
Reference:    _________________________
Attention:       _________________________

14.    You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

15.    This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

Exhibit E
10

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

Revolving Commitment: $________________	[ASSIGNOR] By: _________________________ Title:
Term A Commitment: $________________
Term B Commitment: $________________
Proportionate Share of Aggregate Revolving Commitment: _____%
Proportionate Share of Aggregate Term A Commitment: _____%
Proportionate Share of Aggregate Term B Commitment: _____%

Exhibit E
11

Revolving Commitment: $________________	[ASSIGNOR] By: _____________________________ Title:
Term A Commitment: $________________
Term B Commitment: $________________
Proportionate Share of Aggregate Revolving Commitment: _____%
Proportionate Share of Aggregate Term A Commitment: _____%
Proportionate Share of Aggregate Term B Commitment: _____%

Exhibit E
12

[CONSENTED TO as of

BUILDING MATERIALS HOLDING CORPORATION

By: ______________________
Title: _____________________]

ACKNOWLEDGED [AND CONSENTED
TO] as of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as L/C Issuer, Swingline Lender and Administrative Agent

By: ______________________
Title: _____________________]

Exhibit E
13

EXHIBIT F-1

FORM OF REVOLVING NOTE

U.S. $______________________________________________________

FOR VALUE RECEIVED, the undersigned, BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), hereby promises to pay to the order of _____________ (the “Lender”) the principal sum of _______________________ Dollars ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Holdings pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), on the dates and in the amounts provided in the Credit Agreement.  Holdings further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of each Revolving Loan, the date on which each Revolving Loan is made, and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Holdings under the Credit Agreement and this promissory note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

Exhibit F-1
1

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

BUILDING MATERIALS HOLDING CORPORATION

By:

Title:

Exhibit F-1
2

SCHEDULE
to Revolving Note

Date Loan Disbursed	Amount of Loan	Principal Payment	Date Principal Paid

Exhibit F-1
3

EXHIBIT F-2

FORM OF TERM A NOTE

U.S. $______________________________________________________

FOR VALUE RECEIVED, the undersigned, BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), hereby promises to pay to the order of_________________________ (the “Lender”) the principal sum of _______________________ Dollars ($__________________) or, if less, the aggregate unpaid principal amount of the Term A Loan made by the Lender to Holdings pursuant to the Credit Agreement referred to below and outstanding on the Term A Loan Maturity Date. Holdings further promises to pay interest on the unpaid principal amount of the Term A Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of and the date on which the Term A Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Holdings under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for payments and prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

Exhibit F-2
1

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

BUILDING MATERIALS HOLDING CORPORATION

By:
Title:

Exhibit F-2
2

SCHEDULE
to Term A Note

Date Loan Disbursed	Amount of Loan	Principal Payment	Date Principal Paid

Exhibit F-2
3

EXHIBIT F-3

FORM OF TERM B NOTE

U.S. $______________________________________________________

FOR VALUE RECEIVED, the undersigned, BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), hereby promises to pay to the order of_________________________ (the “Lender”) the principal sum of _______________________ Dollars ($__________________) or, if less, the aggregate unpaid principal amount of the Term B Loan made by the Lender to Holdings pursuant to the Credit Agreement referred to below and outstanding on the Term B Loan Maturity Date. Holdings further promises to pay interest on the unpaid principal amount of the Term B Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount of and the date on which the Term B Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Holdings under the Credit Agreement and this Promissory Note (this “Note”).

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Holdings, BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”), which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for payments and prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

Exhibit F-3
1

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

BUILDING MATERIALS HOLDING CORPORATION

By:

Title:

Exhibit F-3
2

SCHEDULE
to Term B Note

Date Loan Disbursed	Amount of Loan	Principal Payment	Date Principal Paid

Exhibit F-3
3

EXHIBIT G

Date: _________________________________________

FORM OF ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT

To each of the Lenders party to the Credit Agreement
referred to below, and to Wells Fargo Bank, National
Association, as Administrative Agent

Ladies and Gentlemen:

This Additional Guarantor Assumption Agreement is made and delivered pursuant to Section 7.13 of that certain Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”).  All capitalized terms used in this Additional Guarantor Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

________________________(the “Subsidiary”) hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Subsidiary is a U.S. Subsidiary effective as of _________________.

The documents required to be delivered to the Administrative Agent under clauses (ii) and (iii) of Section 7.13(a) of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that with effect from the date hereof, the Subsidiary shall be a party to the Credit Agreement and a party to the Security Agreement (as amended), and shall have obligations, duties and liabilities towards each of the other parties to the Credit Agreement (and the Security Agreement) identical to those which the Subsidiary would have had if the Subsidiary had been an original party to the Credit Agreement as a Guarantor and the Security Agreement as a Grantor (and pursuant to Section 2(a) of the Security Agreement, the Subsidiary hereby grants to the Administrative Agent a security interest in all Collateral (as defined in the Security Agreement) in which Subsidiary has an interest to secure the Secured Obligations).  The Subsidiary confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement and the Security Agreement applicable to the Guarantors and to any other Loan Documents to which the Guarantors are parties.

Exhibit G
1

Without limiting the generality of the foregoing, the Subsidiary confirms that effective as of the date hereof it shall be liable as a Guarantor pursuant to Section 11.12 of the Credit Agreement.

This Additional Guarantor Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ADDITIONAL GUARANTOR ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the Subsidiary has caused this Additional Guarantor Assumption Agreement to be duly executed and delivered in ____________ by its proper and duly authorized officer as of the day and year first above written.

[SUBSIDIARY]

By:

Title:

Exhibit G
2

EXHIBIT H

FORM OF LEGAL OPINION OF ADDITIONAL GUARANTOR’S COUNSEL

[to be provided]

Exhibit H
1

EXHIBIT I

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of June 30, 2005 is made by and among BMC West Corporation, a Delaware corporation (the “Company”), Building Materials Holding Corporation, a Delaware corporation (“Holdings”), certain other affiliates of Holdings listed in Annex I hereto or acceding hereto as provided in Section 23 hereof, and Wells Fargo Bank, National Association (“Wells Fargo”), as agent for itself and the Secured Parties referred to below (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the parties hereto previously entered into that certain Amended and Restated Security Agreement, dated as of August 23, 2003 (as amended through the date hereof, the “Existing Security Agreement”) pursuant to which, to secure the obligations, the Grantors (as defined herein) pledged to, and granted a security interest in, all Collateral described herein in favor of the Secured Parties (as defined herein).

WHEREAS, the Company, Holdings, the other Loan Parties named therein, certain lending institutions as lenders, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, and Wells Fargo, as Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), which Credit Agreement amends and restates that certain Credit Agreement, dated as of August 13, 2003 (the “Existing Credit Agreement”) among Holdings, the Company, certain other affiliates of Holdings, Wells Fargo, as Administrative Agent, and the lenders party thereto; and

WHEREAS, it is a condition precedent to the borrowings under the Credit Agreement that the Grantors and the Secured Parties amend and restate the Existing Security Agreement on the terms and subject to the conditions set forth herein and grant (and reaffirm and continue any prior grant) to the Administrative Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the Secured Obligations.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Definitions; Interpretation.

(a)    Terms Defined in Credit Agreement.  All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Exhibit I
1

(b)    Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Accounts” means any and all accounts of any Grantor, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to any Grantor arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any Grantor’s Accounts.

“Chattel Paper” means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

“Collateral” has the meaning set forth in Section 2.

“Commercial Tort Claims” means the commercial tort claim(s), in which a Grantor is a plaintiff, which are described on Exhibit A attached hereto.

“Deposit Account” means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of any Grantor with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Deposit Account Control Agreement” means an account control agreement in substantially the form of Exhibit B attached hereto.

“Documents” means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of any Grantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee’s or agent’s possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to any Grantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

Exhibit I
2

“Equipment” means all now existing or hereafter acquired equipment of any Grantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which any Grantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, automobiles, trucks, tractors and other vehicles, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

“Filing Offices” has the meaning set forth in Section 3(a).

“General Intangibles” means all general intangibles of any Grantor, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which any Grantor is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all Intellectual Property Collateral; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to any Grantor by any Governmental Authority; and (vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

“Grantors” means Holdings, the Company and the other Loan Parties.

“Instruments” means any and all negotiable instruments and every other writing which evidences a right to the payment of money, wherever located and whether now existing or hereafter acquired.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)    all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, patent applications and patent licenses as described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the copyrights and copyright applications described in Schedule 2), all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

Exhibit I
3

(ii)    all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names, applications and licenses as described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iii)   all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

(iv)   the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets.

“Intellectual Property Security Agreement” means each Patent and Trademark Security Agreement, each Copyright Security Agreement and any amendment thereto, in form and substance satisfactory to the Administrative Agent and the Majority Lenders, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Inventory” means any and all of any Grantor’s inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in any Grantor’s business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies packing, and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by any Grantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

Exhibit I
4

“Investment Property” means any and all investment property of any Grantor, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

“Lender” has the meaning specified in the Credit Agreement, and includes the Revolving Lenders, the Term A Lenders, the Term B Lenders, any Additional Lenders, the L/C Issuer, the Swingline Lender and any Swap Providers.

“Letter of Credit Proceeds” means any and all proceeds of written letters of credit, including all “Letter-of-Credit Rights” as such term is defined in the UCC.

“Other Accounts” means each of the Deposit Accounts set forth in Section 3(c) of Schedule 1 to this Agreement.

“Partnership Collateral” means any and all limited and general partnership interests and limited liability company interests of any type or nature, whether now existing or hereafter acquired or arising.

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other equity securities of the direct or indirect Subsidiaries of Holdings or the Company (other than Subsidiaries which are owned by Non-Wholly-Owned Subsidiaries), whether certificated or uncertificated (not exceeding 65% of the voting shares of capital stock (and 100% of the non-voting shares of stock) of any such Subsidiaries of Holdings that are not U.S. Subsidiaries, unless no adverse tax consequences to the Grantor thereof shall arise or exist in connection therewith); (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in capital stock or other securities of such direct or indirect Subsidiaries of Holdings or the Company or of any other Person; (v) Partnership Collateral; (vi) Instruments; (vii) Pledged Debt; (viii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (ix) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (x) rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents; and (xi) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Debt” means the indebtedness in described in Schedule 3.

Exhibit I
5

“Pledged Shares” means all of the issued and outstanding shares of capital stock, whether certificated or uncertificated, of Holdings’ direct or indirect Subsidiaries now owned by any Grantor (or 65% of the voting capital stock and 100% of the non-voting stock in the case of any non-U.S. Subsidiaries), as more specifically described in Schedule 3; provided, however, that Pledged Shares shall not include capital stock of Subsidiaries which are owned by Non-Wholly-Owned Subsidiaries.

“Primary Account” means initially, each of the Deposit Accounts set forth in Section 3(a) of Schedule 1 to this Agreement, and thereafter, each additional Deposit Account which does not constitute a Zero Balance Account.

“Proceeds” means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of any Grantor, including “proceeds” as defined at UCC Section 9102, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of any Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

“Rights to Payment” means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Pledged Debt and Proceeds.

“Secured Obligations” means all indebtedness, liabilities and other obligations of the Grantors to the Secured Parties created under, or arising out of or in connection with, the Credit Agreement, the Notes or any of the other Loan Documents, and any and all other indebtedness, liabilities and other obligations of the Grantors to the Administrative Agent, the Lenders, or any Affiliate thereof, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Grantors to any Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Secured Parties” means the Lenders, the Lead Arranger, and the Administrative Agent, and each of their respective successors, transferees and assigns.

“Securities Account Control Agreement” means an account control agreement in substantially the form of Exhibit C attached hereto.

Exhibit I
6

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Zero Balance Account” means each of the “zero balance” Deposit Accounts set forth in Section 3(b) of Schedule 1 to this Agreement.

(c)   Terms Defined in UCC.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)   Interpretation.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.  Security Interest.

(a)   Grant of Security Interest.  As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, and hereby confirms its prior grant under the Existing Security Agreement, as amended and restated hereby, and grants, to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts; (iv) all Documents; (v) all Equipment; (vi) all General Intangibles; (vii) all Pledged Collateral; (viii) all Inventory; (ix) all Books; (x) all Commercial Tort Claims; (xi) all products and Proceeds of any of the foregoing; and (xii) all Letter of Credit Proceeds.  Notwithstanding the foregoing provisions of this Section 2(a), such grant of security interest shall not extend to, and the term “Collateral” shall not include, any Chattel Paper, contracts and other General Intangibles which are now or hereafter held by any Grantor as licensee, lessee or otherwise, to the extent that (i) such Chattel Paper, contracts and other General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include (A) any General Intangible which is Rights to Payment or a proceed of, or otherwise related to the enforcement and collection of, any Rights to Payment, or goods which are the subject of any Rights to Payment, (B) any and all proceeds of such Chattel Paper, contracts and other General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (C) upon any such licensor’s, lessor’s or other applicable party’s consent with respect to any such otherwise excluded Chattel Paper, contracts or other General Intangibles being obtained, thereafter such Chattel Paper, contracts or other General Intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

Exhibit I
7

(b)   Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)   Continuing Security Interest.  Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect (from the time of its initial creation under the Existing Security Agreement) until terminated in accordance with Section 22.

SECTION 3.  Perfection Procedures.  Each Grantor shall execute and deliver to the Administrative Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent or the Majority Lenders may request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, each Grantor shall from time to time take the following actions:

(a)   Filing of Financing Statements.  On or prior to the Effective Date each Grantor shall deliver completed UCC-1 financing statements (or amendments to UCC-1 financing statements previously filed, as applicable) for filing or recording offices described in Schedule 4 (the “Filing Offices”), and after the Effective Date the applicable Grantor shall execute and deliver completed UCC-1 financing statements (or amendments to UCC-1 financing statements previously filed, as applicable) for filing in the appropriate filing office or offices in any state identified by a Grantor in a notice delivered to the Administrative Agent pursuant to subsection 5(d) or 5(e).

Exhibit I
8

(b)   Delivery of Pledged Collateral.  Except with respect to Investment Property for which a Securities Account Control Agreement has been executed in accordance with Section 3(g) hereof, each Grantor hereby agrees to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Administrative Agent.  If any Grantor shall become entitled to receive or shall receive any such Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall immediately deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent.  Anything to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, (i) each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business, and the Administrative Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments and/or Pledged Debt pledged by such Grantor available to the payor of any such Instrument or Pledged Debt for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable law to continue perfected the Administrative Agent’s security interest hereunder in such Instruments or Pledged Debt , against trust receipt or like document), and (ii) each Grantor may retain any additional Pledged Collateral consisting of Instruments with a face value of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Instruments or, in the case of any such additional Pledged Collateral with no face value, then such additional Pledged Collateral with a fair market value of less than $1,000,000 individually and $5,000,000 in the aggregate for all such Instruments, as determined by such Grantor in good faith.

(c)   Transfer of Security Interest Other Than by Delivery.  If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in subsection 3(b), each Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the UCC.  To the extent practicable, such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in subsection 3(b).

(d)   Deposit Accounts.  Each Grantor shall execute, and shall cause each applicable financial institution to execute, a Deposit Account Control Agreement and shall take such other actions as the Administrative Agent may reasonably request, to perfect and continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in Collateral consisting of all of Grantors’ Primary Accounts and to accomplish the purposes of this Agreement such that the Administrative Agent shall have control of all such Primary Accounts as is required for perfection pursuant to Sections 9-104 and 9-314 of the Uniform Commercial Code.

Exhibit I
9

(e)   Intellectual Property Collateral.

(i)   Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent and the Majority Lenders may reasonably request, and record such Intellectual Property Security Agreements with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(ii)   Immediately following the creation or other acquisition of any Intellectual Property Collateral by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and record such Intellectual Property Security Agreement with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Majority Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(f)   Documents, Etc.  Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3; provided, however, that unless an Event of Default shall have occurred and be continuing, such Grantor shall not be required to deliver any Document, Chattel Paper, promissory note, trade acceptance or other instrument having a face amount not in excess of $1,000,000 individually and $5,000,000 in the aggregate for all such items.  Upon the request of the Administrative Agent, Grantors shall mark all Documents and Chattel Paper with such legends as the Administrative Agent shall reasonably specify.

(g)   Investment Property.  Each Grantor shall execute, and shall cause each applicable securities intermediary to execute, a Securities Account Control Agreement and shall take such other actions as the Administrative Agent may reasonably request, to perfect and continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in Collateral consisting of Investment Property and to accomplish the purposes of this Agreement such that the Administrative Agent shall have control of all such Investment Property as is required for perfection pursuant to Sections 9-106 and 9-314 of the UCC.

Exhibit I
10

SECTION 4.  Representations and Warranties.  In addition to the representations and warranties of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, each Grantor represents and warrants to each Lender and the Administrative Agent that:

(a)   Jurisdiction.  Each Grantor is organized in the jurisdiction set forth in Section 8 of Schedule 1 (each Grantor’s “Jurisdiction of Organization”).

(b)   Locations of Books.  All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for any Grantor, are set forth in Schedule 1.

(c)   Trade Names and Trade Styles.  All trade names and trade styles under which any Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1 and in connection with the Transaction, no Grantor has, at any time in the past five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)   Ownership of Collateral.  Each Grantor is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time any Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e)   Enforceability; Priority of Security Interest.  (i) This Agreement creates a security interest which is enforceable against the Collateral in which each Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) the Administrative Agent has a perfected and first priority security interest in the Collateral in which such Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties and subject to Permitted Liens, securing the payment and performance of the Secured Obligations.

Exhibit I
11

(f)   Other Financing Statements.  Other than (i) financing statements or similar filings naming the owner of the asset to which such Lien relates as debtor, under the UCC or any comparable law (“UCC Financing Statements”), disclosed to the Administrative Agent prior to the Effective Date and (ii) UCC Financing Statements in favor of the Administrative Agent in its capacity as Administrative Agent for itself and the other Secured Parties under the Credit Agreement and any other Loan Documents, no effective UCC Financing Statement naming any Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction, except in connection with Permitted Liens.

(g)   Rights to Payment.

(i)   The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens (other than Permitted Liens), and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Grantors’ reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Administrative Agent and the Lenders in writing or occurring in the ordinary course of business;

(ii)   to the best of each Grantor’s knowledge, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due, except to the extent that such Grantor has established adequate reserves therefor in accordance with GAAP;

(iii)   all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;

(iv)   no Grantor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

(v)   all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment in all material respects are true and correct and what they purport to be; and

(vi)   no Grantor has any knowledge of any fact or circumstance which would materially impair the validity or collectibility of any of the Rights to Payment, except to the extent that such Grantor has established adequate reserves therefor in accordance with GAAP;

Exhibit I
12

(h)   Inventory.  No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to any Grantor, nor has any Inventory been consigned to any Grantor or consigned by any Grantor to any Person or is held by any Grantor for any Person under any “bill and hold” or other arrangement, except at locations listed in Schedule 1.

(i)   Intellectual Property.

(i)   Except as set forth in Schedule 2, no Grantor (directly or through any Subsidiary) owns, possesses or uses under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name material to its business and operations;

(ii)   each Grantor’s patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(iii)   all maintenance fees required to be paid by any Grantor on account of any of its patents have been timely paid for maintaining such patents in force, and, to the best of such Grantor’s knowledge, each of such patents is valid and enforceable;

(iv)   to the best of each Grantor’s knowledge, no infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person that could reasonably be expected to have a Material Adverse Effect;

(v)   each Grantor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

(j)   Equipment.  As of the Closing Date, none of the Equipment that is material to any Grantor is leased from any Person, except as set forth in UCC record searches delivered to the Administrative Agent or as otherwise disclosed to the Administrative Agent and the Lenders.

(k)   Deposit Accounts.  The names and addresses of all financial institutions at which any Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

Exhibit I
13

(l)   Pledged Debt and Instrument Collateral.  (i) No Grantor has previously assigned any interest in the Pledged Debt or any Instrument Collateral (other than such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in the Pledged Debt or Instrument Collateral (whether as joint holders, participants or otherwise), (iii) the entire Pledged Debt and Instrument Collateral is owing only to such Grantor, and (iv) no material default exists under or in respect of the Pledged Debt or Instrument Collateral.

(m)   Pledged Shares, Partnership Collateral and other Pledged Collateral.  (i) All the Pledged Shares and Partnership Collateral have been, and upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership Collateral or any other securities, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership Collateral to future assessments required under applicable law and any applicable partnership agreement, (ii) the applicable Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of the Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) except as set forth in Schedule 3 hereof or in Schedule 6.17 of the Credit Agreement, the Pledged Shares and Partnership Collateral constitute 100% of the issued and outstanding shares of capital stock of Holdings’ direct and indirect U.S. Subsidiaries, and 65% of the issued and outstanding shares of voting capital stock of the Holdings direct and indirect non-U.S. Subsidiaries (and 100% of all other stock of such non-U.S. Subsidiaries), in each case other than the capital stock of Subsidiaries owned by Non-Wholly-Owned Subsidiaries, and no securities convertible into or exchangeable for any shares of capital stock of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any such Subsidiary, are issued and outstanding, and (v) any and all shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares, and any and all partnership and other agreements relating to the Partnership Collateral, have been disclosed in writing to the Administrative Agent and the Lenders.

(n)   Other Investment Property.  All securities accounts of the Grantors are set forth in Section 4 of Schedule 1 hereto, and all other Investment Property of the Grantors not otherwise held in a securities account are set forth in Section 5 of Schedule 1 hereto.  No securities account control agreements exist with respect to any Investment Property other than Securities Account Control Agreements in favor of the Administrative Agent.

(o)   Commercial Tort Claims.  Exhibit A to this Agreement is a complete list of all commercial tort claims in which a Grantor is a plaintiff or to which a Grantor has any beneficial right or interest.

Exhibit I
14

(p)   Deposit Accounts.  Section 3 of Schedule 1 is a complete list of all of Grantors’ Deposit Accounts, each of which is designated on such schedule as either a Primary Account, a Zero Balance Account or an Other Account.  No deposit account control agreements exist with respect to any Deposit Accounts other than Deposit Account Control Agreements in favor of the Administrative Agent.

SECTION 5.  Covenants.  In addition to the covenants of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or any Lender shall have any Commitment or any Letter of Credit shall be outstanding, each Grantor agrees that:

(a)   Defense of Collateral.  Each Grantor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral.

(b)   Preservation of Collateral.  Each Grantor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)   Compliance with Laws, Etc.  Each Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d)   Location of Books, Chief Executive Office and Place of Incorporation.  Each Grantor shall: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) give at least 30 days’ prior written notice to the Administrative Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Grantor; (B) any changes in the location of such Grantor’s chief executive office or principal place of business; or (C) any changes in such Grantor’s Jurisdiction of Organization.

(e)   Location of Collateral.  If any Inventory or Equipment of any Grantor shall be relocated to, or otherwise be located in, a state of the United States in which a financing statement has not already been filed with respect to such Inventory or Equipment, and the aggregate value of all such Inventory and Equipment equals or exceeds $1,000,000 (as determined by the Company using net book values as determined in accordance with GAAP), such Grantor shall give the Administrative Agent prompt notice thereof (and in any event not later than three Business Days after becoming aware thereof).

(f)   Change in Name, Identity or Structure.  Each Grantor shall give at least 30 days’ prior written notice to the Administrative Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

Exhibit I
15

(g)   Maintenance of Records.  Each Grantor shall keep accurate and complete Books with respect to the Collateral, disclosing the Administrative Agent’s security interest hereunder.

(h)   Invoicing of Sales.  The Grantor will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

(i)   Disposition of Collateral.  Each Grantor shall not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Loan Documents (including dispositions permitted under Section 8.02 of the Credit Agreement).

(j)   Liens.  Each Grantor shall keep the Collateral free of all Liens except Permitted Liens.

(k)   Expenses.  The Grantor (or a purchaser of Inventory) will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

(l)   Leased Premises.  At the Administrative Agent’s request, any Grantor shall obtain from each Person from whom such Grantor leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance satisfactory to the Administrative Agent.

(m)   Rights to Payment.  Each Grantor shall:

(i)   with such frequency as the Administrative Agent or the Majority Lenders may require, furnish to the Administrative Agent and the Lenders such information relating to the Accounts as the Administrative Agent or the Majority Lenders shall from time to time reasonably request;

(ii)   give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and during the existence of an Event of Default, take all such action to such end as may from time to time be reasonably requested by the Administrative Agent or the Majority Lenders, except that such Grantor may at any time grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices;

Exhibit I
16

(iii)   if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact to the Administrative Agent in the Books relating to such Account or other Right to Payment when such Books are requested for inspection by the Administrative Agent, and in connection with any invoice or report furnished by any Grantor to the Administrative Agent relating to such Account or other Right to Payment;

(iv)   if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act (provided that such assignment and notice shall not be required if the applicable contract prohibits assignment);

(v)   in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

(vi)   upon the request of the Administrative Agent or the Majority Lenders (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) upon the occurrence of an Event of Default) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(vii)   upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Administrative Agent shall require.

(n)   Deposit Accounts and Securities Accounts.  Each Grantor shall give the Administrative Agent prompt notice of the establishment of any new Deposit Account and any new securities account with respect to any Investment Property, and each Grantor shall execute a Deposit Account Control Agreement, with respect to such new Primary Account and a Securities Account Control Agreement, with respect to such new securities account, in favor of the Administrative Agent or take such other action as is requested by the Administrative Agent with respect to such Deposit Account as is required by Section 3(d) hereof and with respect to such securities account as is required by Section 3(g) hereof.

Exhibit I
17

(o)   Inventory.  Each Grantor shall:

(i)   at such times as the Administrative Agent or the Majority Lenders shall request, prepare and deliver to the Administrative Agent a report of all Inventory, in form and substance satisfactory to the Administrative Agent and the Majority Lenders;

(ii)   upon the request of the Administrative Agent or the Majority Lenders, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Administrative Agent; and

(iii)   not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to any Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, except in the ordinary course of business and in accordance with its normal practices.

(p)   Equipment.  Each Grantor shall, upon the Administrative Agent’s or the Majority Lenders’ request, deliver to the Administrative Agent a report of each item of Equipment, in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

(q)   Intellectual Property Collateral.  Each Grantor shall:

(i)   not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except for Intellectual Property Collateral having negligible commercial value;

(ii)   not enter into any agreements or transactions (including any license, sublicense or royalty agreement) pertaining to any Intellectual Property Collateral outside of the ordinary course of business, or enter into any exclusive license or sublicense of any Intellectual Property Collateral, except in a transaction permitted under the Loan Documents;

(iii)   promptly give the Administrative Agent notice of any rights any Grantor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral which such Grantor intends to register, prior to the filing of any application for registration thereof; and

(iv)   diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

Exhibit I
18

(r)   Notices, Reports and Information.  Each Grantor shall (i) notify the Administrative Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; (ii) furnish to the Administrative Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Administrative Agent or the Majority Lenders may reasonably request, all in reasonable detail; and (iii) upon reasonable request of the Administrative Agent or the Majority Lenders make such demands and requests for information and reports as any Grantor is entitled to make in respect of the Collateral.

(s)   Shareholder Agreements.  No Grantor shall enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which in any material respect affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(t)   Insurance.

(i)   Each Grantor shall carry and maintain in full force and effect, at the expense of the Grantors and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as shall be specified in the Credit Agreement.  Upon the request of the Administrative Agent or the Majority Lenders from time to time, and in any event not less often than annually, each Grantor shall furnish the Administrative Agent with full information as to the insurance carved by it and, if so requested, copies of all such insurance policies.  All insurance policies required under this subsection (t) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 30 days’ prior written notice to the Grantor and the Administrative Agent (or 10 days’ prior written notice if the Administrative Agent consents to such shorter notice).  Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Administrative Agent to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (t) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Grantors.

Exhibit I
19

(ii)   If Collateral with a value exceeding $5,000,000 of any Grantor shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, such Grantor shall give prompt notice thereof to the Administrative Agent.  No settlement on account of any loss on any such Collateral covered by insurance shall be made for less than insured value without the consent of the Majority Lenders.  After the occurrence and during the continuance of an Event of Default, or as otherwise required under the Loan Documents, all sums payable to any Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Administrative Agent.  If any Grantor shall receive any insurance proceeds which are to be paid to the Administrative Agent pursuant to the previous sentence, such Grantor shall hold such proceeds in trust for the Administrative Agent, shall segregate such proceeds from other funds of such Grantor, and shall immediately forward such proceeds in the form received to the Administrative Agent (appropriately indorsed by such Grantor to the order of the Administrative Agent or in such other manner as shall be satisfactory to the Administrative Agent).  All such insurance proceeds may be retained by the Administrative Agent as part of Collateral hereunder and held in the Proceeds Account, applied by the Administrative Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to such Grantor upon its request with the consent of the Majority Lenders.

(u)   Commercial Tort Claims.  Each Grantor will promptly notify the Administrative Agent from time to time of any commercial tort claim which is filed by such Grantor, or in which such Grantor obtains any beneficial right or interest, after the date hereof or which are not listed on Exhibit A.  Each Grantor authorizes the Administrative Agent, without notice to such Grantor, to modify this Agreement by amending Exhibit A to include such Collateral.

(v)   Zero Balance Accounts.  Each Grantor shall take all steps necessary to ensure that (i) each Zero Balance Account is swept into a Primary Account no less frequently than every other day, and (ii) no Zero Balance Account shall maintain a balance in excess of $5,000 for a period in excess of three consecutive Business Days.

SECTION 6.  Administration of the Rights to Payment and Pledged Collateral.

(a)   Collection of Rights to Payment.  Until the Administrative Agent exercises its rights hereunder to collect Rights to Payment, each Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment.  At the request of the Administrative Agent or the Majority Lenders, upon and after the occurrence of any Event of Default, all remittances received by any Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

Exhibit I
20

(b)   Investment Property and Instruments.  Unless and until an Event of Default shall have occurred, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement; provided, however, that, except in connection with transactions permitted under Section 8.02 or Section 8.03 of the Credit Agreement, such Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of such Grantor or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization.  At the request of the Administrative Agent or the Majority Lenders, during the continuance of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Investment Property or Instruments, and all such distributions or payments received by any Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).  Following the occurrence of an Event of Default any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder.  Additionally, the Administrative Agent shall have the right, upon the occurrence of an Event of Default, following prior written notice to any Grantor, to vote and to give consents, ratifications and waivers with respect to any Investment Property, Pledged Debt and Instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.

(c)   Voting Prior to an Event of Default.  Unless and until an Event of Default shall have occurred and be continuing each Grantor shall have the right to vote the Pledged Collateral and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising the Pledged Collateral to the same extent as such Grantor would if the Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the Secured Parties in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents.  If applicable, such Grantor shall be deemed the beneficial owner of all Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder.  The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

Exhibit I
21

(d)   General Authority upon an Event of Default.  During the continuance of any Event of Default:

(i)   the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Administrative Agent as part of the Pledged Collateral; and

(ii)   the Administrative Agent shall have the right following prior written notice to the Grantor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral, as if the Administrative Agent were the absolute owner thereof.

(e)   Distributions to Be Held for Administrative Agent.  Distributions and other payments which are received by the Grantor but which it is not entitled to retain as a result of the operation of this Section 6 shall be held in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith paid over or delivered to the Administrative Agent in the same form as so received.

(f)   Certain Other Administrative Matters.  The Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6) if, in the Administrative Agent’s reasonable discretion, such action is necessary or desirable to protect or exercise the Administrative Agent’s rights and interests hereunder.  The Administrative Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7.   Authorization; Administrative Agent Appointed Attorney-in-Fact.  The Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(i)   sign any of the financing statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

(ii)   take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

Exhibit I
22

(iii)   sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(iv)   notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to any Grantor to such address as the Administrative Agent may designated (provided that the Administrative Agent agrees it will promptly deliver over to such Grantors any mail that does not relate to the Collateral); and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(v)   receive, open and dispose of all mail addressed to any Grantor (provided that the Administrative Agent agrees it will promptly deliver over to such Grantors any mail that does not relate to the Collateral);

(vi)   send requests for verification of Rights to Payment to the customers or other obligors of any Grantor;

(vii)   contact, or direct any Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(viii)   assert, adjust, sue for, compromise or release any claims under any policies of insurance;

(ix)   exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with any bank, financial institution or other Person;

(x)   notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Administrative Agent;

(xi)   ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent or the Majority Lenders may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

Exhibit I
23

(xii)   execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(xiii)   execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(xiv)   execute and deliver to any securities intermediary or other Person any entitlement order, Account Control Agreement or other notice, document or instrument which the Administrative Agent may deem necessary of advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Investment Property and the Administrative Agent’s security interest therein; and

(xv)   execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of any Grantor, which the Administrative Agent or the Majority Lenders may deem necessary or advisable (A) to realize upon the Collateral, and (B) to maintain, protect and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (ii) through (xiii), (xiv)(A) and (xv)(A).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or any Letter of Credit remains outstanding or the Secured Obligations have not been paid and performed in full.  Each Grantor hereby ratifies, to the extent permitted by law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8.  Administrative Agent Performance of Company Obligations.  The Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and which such Grantor has failed to perform or pay as and when due, and such Grantor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this Section 8.

SECTION 9.  Administrative Agent’s Duties.  Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so.  Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

Exhibit I
24

SECTION 10.  Remedies.

(a)   Remedies.  During the continuance of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, each Grantor agrees that:

(i)   The Administrative Agent may peaceably and without notice enter any premises of any Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of any Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii)   The Administrative Agent may require any Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii)   The Administrative Agent may use or transfer any of any Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv)   The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

(v)   The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(vi)   The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of any Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent.  The Administrative Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Grantor hereby releases, to the extent permitted by law.  Each Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of such Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Administrative Agent may provide any Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.  Each Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

Exhibit I
25

(b)   License.  For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property Collateral.

(c)   Proceeds Account.  To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Event of Default (including with respect to undrawn amounts under any Letter of Credit), the Administrative Agent may, at its election (in accordance with the direction of the Majority Lenders), (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law.  Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds.  Accordingly, each Grantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

Exhibit I
26

(d)   Application of Proceeds.  Subject to subsection (c), cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 8 or Section 14) in whole or in part by the Administrative Agent for the benefit of the Secured Parties against all or any part of the Secured Obligations in the following order: (i) first, to any fees due under the Loan Documents; (ii) next, to any interest due under the Loan Documents; and (iii) last, to any principal due under the Loan Documents and to any other Secured Obligations.  Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to Holdings and the Company or otherwise disposed of in accordance with the UCC or other applicable law.  Each Grantor shall remain liable to the Administrative Agent and other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

(e)   Actions by the Administrative Agent.  In taking any action under this Section 10 or otherwise taking action as Administrative Agent on behalf of the Secured Parties and exercising such powers and performing such duties under this Agreement as are granted to the Administrative Agent hereunder, the Administrative Agent shall act in each case in accordance with the instructions of the Majority Lenders; provided, however, that, without the consent of all Lenders, the Administrative Agent shall not, and may not be directed to, release any of the Collateral or terminate this Agreement, except in connection with a sale or other disposition of Collateral under this Section 10, as otherwise contemplated or permitted hereunder or under the Credit Agreement or as contemplated by Section 22 hereof.

SECTION 11.  Certain Waivers.  Each Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent or the Lenders (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Administrative Agent’s or any of the Lenders’ power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Administrative Agent or the Lenders arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12.  Notices.  All notices or other communications hereunder shall be given in the manner and to the addresses specified in, and shall be effective as provided in, the Credit Agreement.

SECTION 13.  No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any Lender.

Exhibit I
27

SECTION 14.  Costs and Expenses; Indemnification; Other Charges.

(a)   Costs and Expenses.  The Grantors jointly and severally agree to pay on demand:

(i)   the out-of-pocket costs and expenses of the Administrative Agent and any of its Affiliates, and the Administrative Agent’s reasonable Attorney Costs, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, any releases of Collateral, and the custody of the Collateral;

(ii)   all reasonable title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Administrative Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

(iii)   all costs and expenses of the Administrative Agent and its Affiliates, including all reasonable Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Administrative Agent and any Lender as a result of any failure by any Grantor to perform or observe its obligations contained herein.

(b)   Indemnification.  The Grantors jointly and severally hereby agree to indemnify the Administrative Agent, its Affiliates, and the other Secured Parties, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”); provided that no Grantor shall be liable to any Indemnified Person with respect to Indemnified Liabilities resulting from such Indemnified Person’s gross negligence or willful misconduct.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, each Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Exhibit I
28

(c)   Other Charges.  The Grantors jointly and severally agree to indemnify the Administrative Agent and each of the other Secured Parties against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

(d)   Interest.  Any amounts payable to the Administrative Agent or any Secured Party under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.10(c) of the Credit Agreement.

SECTION 15.  Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by any Grantor, the Administrative Agent , each Secured Party, each Indemnified Person referred to in Section 14 and their respective successors and assigns.

SECTION 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 17.  Entire Agreement; Amendment.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Grantors, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 18.  Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

SECTION 19.  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this Agreement may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Grantor shall bind such Grantor with the same force and effect as the delivery of a hard copy original.  Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

Exhibit I
29

SECTION 20.  Incorporation of Provisions of the Credit Agreement.  To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article XI thereof, such provisions are incorporated herein by this reference.

SECTION 21.  No Inconsistent Requirements.  Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 22.  Termination; Releases.  (i) Upon the termination of the Commitments of the Lenders, the surrender of any Letters of Credit issued for the account of any Grantor under the Credit Agreement and payment and performance in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence termination of all security interests given by any Grantor to the Administrative Agent hereunder; provided, however, that the obligations of any Grantor under Section 14 shall survive such termination.  (ii) Concurrently with any permitted disposition of Collateral under the Loan Documents, the security interest hereunder shall automatically be released from the Collateral so disposed of; provided, however, that the security interest shall continue in the Proceeds thereof.  Upon satisfaction of all conditions precedent to any permitted disposition set forth herein or in the other Loan Documents, the Administrative Agent shall execute and deliver any releases or other documents reasonably requested by the relevant Grantor to accomplish or confirm the release of Collateral provided by this Section.  Any such release shall specifically describe the portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Administrative Agent has not assigned its rights and interests to any other Person).

SECTION 23.  Accession.  Upon execution and delivery to the Administrative Agent of an Additional Guarantor Accession Agreement by a Subsidiary of the Company as provided in Section 7.13 of the Credit Agreement, effective as of the Additional Guarantor Accession Date applicable thereto, such Guarantor shall be deemed a Grantor party hereto, and this Agreement shall be deemed amended to include any amendments to the Schedules provided by such Subsidiary in connection therewith.

Exhibit I
30

SECTION 24.  Amendment and Restatement.  On and after the Effective Date, this Agreement shall amend, restate and supercede in its entirety and replace the Existing Security Agreement; provided, however, that the execution and delivery of this Agreement and the other Loan Documents shall not (a) operate as a waiver of any right, power or remedy of the Secured Parties under the Existing Security Agreement and the other related documents, except to the extent expressly waived in this Agreement and the other Loan Documents, (b) extinguish, impair or constitute a novation of any obligations of Holdings or any other Grantor under the Existing Security Agreement or the related documents except to the extent any such obligation is actually satisfied by Holdings or the relevant Grantor thereunder or (c) extinguish or impair any indemnification or similar rights under the Existing Security Agreement which by their terms would survive the termination of the Existing Security Agreement.

[Remainder of page intentionally left blank]

Exhibit I
31

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.

GRANTORS:

BUILDING MATERIALS HOLDING CORPORATION

By:

Name:

Title:

BMC WEST CORPORATION

By:

Name:

Title:

BMC WEST CORPORATION SOUTHCENTRAL

By:

Name:

Title:

BMCW SOUTHCENTRAL, L.P., a Texas limited partnership

By:	BMC WEST CORPORATION SOUTHCENTRAL, its General Partner

By:

Name:

Title:

Exhibit I
32

BMCW, LLC

By:

Name:

Title:

BMC CONSTRUCTION, INC.

By:

Name:

Title:

KB INDUSTRIES LIMITED PARTNERSHIP

By:

Name:

Title:

VAUGHN ROAD, L.L.C.

By:

Name:

Title:

KBI CONCRETE LLC

By:	BMC CONSTRUCTION, Inc., its Managing Member

By:

Name:

Title:

Exhibit I
33

TOTAL CONCRETE, L.L.C.

By:	KBI CONCRETE LLC, its Managing Member

By:

Name:

Title:

KBI CONSTRUCTION, LLC

By:	BMC CONSTRUCTION, INC., its Managing Member

By:

Name:

Title:

RJ NORCAL, LLC

By:	BMC CONSTRUCTION, INC., its Managing Member

By:

Name:

Title:

KBI NORCAL GENERAL PARTNERSHIP

By:
its General Partner

By:

Name:

Title:

KBI NORCAL WINDOWS, INC.

By:

Name:

Title:

Exhibit I
34

KBI STUCCO, INC.

By:

Name:

Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

By:

Name:

Title:

Exhibit I
35

SCHEDULE 1

to the Security Agreement

1.	Locations of Books Pertaining to Rights to Payment

2.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names; Etc.

3.	Deposit Accounts

a.	Primary Accounts

b.	Zero Balance Accounts

c.	Other Accounts

4.	Securities Accounts

5.	Investment Property

6.	Instruments

7.	Leased Equipment

8.	Jurisdictions of Organization

Exhibit I
36

SCHEDULE 2
to the Security Agreement

1.	Patents, Trademarks, Copyrights, Etc.

Exhibit I
37

SCHEDULE 3
to the Security Agreement

2.	Pledged Shares

Common stock of the Subsidiaries listed below being represented by stock certificates as follows:

Subsidiary	Certificate No.	Certificate Date	No. of Shares

3.	Pledged Debt

Exhibit I
38

SCHEDULE 4
to the Security Agreement

Filing Offices

Exhibit I
39

EXHIBIT A

Commercial Tort Claims

None

Exhibit I
40

EXHIBIT B

ACCOUNT CONTROL AGREEMENT

(Securities Accounts)

This ACCOUNT CONTROL AGREEMENT (this “Agreement”) dated as of _______________, 2005 is made among _______________, a _______________ (the “Company”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”) for the ratable benefit of the Lenders identified in the Credit Agreement referred to below, and [Name of Securities Intermediary] (“Securities Intermediary”).

RECITALS

A.   Securities Intermediary has established [securities account or other like account] number(s) _______________________________________________________ in the name of [__________] (the “Company”) (together with any successor accounts, collectively, the “Account”) at its office at ____________________________.  Securities Intermediary and the Company have entered into a customer account agreement dated as of _______________, ____ (as in effect on the date hereof, the “Customer Agreement”) with respect to the Account, pursuant to which Securities Intermediary has agreed to maintain the Account.

B.   The Amended and Restated Credit Agreement, dated as of June 30, 2005 (as the same may be amended, restated, supplemented, extended, replaced, substituted or otherwise modified from time to time, the “Credit Agreement”), among (i) Building Material Holdings Corporation (“Holdings”), as borrower, (ii) BMC West Corporation , and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a “Lender” and, collectively, the “Lenders”) and (iv) Wells Fargo Bank, National Association, as letter of credit issuing bank and swingline bank, as administrative agent for the Lenders and as lead arranger of the credit facilities described therein, provides, subject to its terms and conditions, for certain extensions of credit and other financial accommodations to Holdings.  It is a condition to the obligations of the Collateral Agent and the Lenders under the Credit Agreement that the Company grants the Collateral Agent for the benefit of the Lenders and the Collateral Agent a security interest in the Account, and pursuant to the terms of the Credit Agreement, the Company has granted the Collateral Agent a security interest in the Account.

C.   The Collateral Agent, the Company and Securities Intermediary are entering into this Agreement to provide for the control of the Account and to perfect the security interest of the Collateral Agent, for itself and for the ratable benefit of the Lenders, in the Account.

Exhibit I
41

ACCORDINGLY, the Collateral Agent, the Company and Securities Intermediary hereby agree as follows:

SECTION 1.  The Account.  Securities Intermediary hereby represents and warrants to the Collateral Agent, the Lenders, and the Company that (a) the Account has been established in the name of the Company as recited above, (b) the copy of the Customer Agreement heretofore delivered to the Collateral Agent is a true, correct and complete copy of the Customer Agreement as in effect on the date hereof, (c) Schedule 1 attached hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (d) Schedule 1 does not reflect any financial assets which are registered in the name of the Company, payable to its order, or specially endorsed to hires which have not been endorsed to Securities Intermediary or in blank, (e) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Securities Intermediary, and (f) except for the claims and interest of the Collateral Agent, the Lenders and the Company in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 2), Securities Intermediary does not know of any claim to or interest in the Account.  Securities Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of California.

SECTION 2.  Priority of Lien.  Securities Intermediary hereby acknowledges the security interest granted to the Collateral Agent by the Company.  Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to the Company therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, by executing sell orders on securities not held in the Account or by allowing the Company to trade in instruments such as options and commodities contracts that create similar obligations, nor will it hypothecate any securities carried in the Account.  Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commission pursuant to the Customer Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account.  Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Collateral Agent and the Company.

SECTION 3.  Control.  Securities Intermediary will comply with entitlement orders originated by the Collateral Agent concerning the Account without further consent by the Company.  Except as otherwise provided in Section 2 above and 4 below, Securities Intermediary shall make trades of financial assets held in the Account at the direction of the Company, or its authorized representatives, and comply with entitlement orders concerning the Account from the Company, or its authorized representatives, until such time as the Collateral Agent delivers a written notice to Securities Intermediary stating that (a) an Event of Default under and as defined in the Credit Agreement has occurred and is continuing and (b) from and after such Event of Default, the Collateral Agent is assuming exclusive control over the Account.  Such notice may be referred to herein as the “Notice of Exclusive Control.” After Securities Intermediary receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by the Company or its representatives.

Exhibit I
42

SECTION 4.  No Withdrawals.  Notwithstanding the provisions of Section 3 above, Securities Intermediary shall neither accept nor comply with any entitlement order from the Company withdrawing any financial assets from the Account nor deliver any such financial assets to the Company nor pay any free credit balance or other amount owing from Securities Intermediary to the Company with respect to the Account without the specific prior written consent of the Collateral Agent.

SECTION 5.  Statements, Confirmations and Notices of Adverse Claims.  Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to the Company and the Collateral Agent at their respective addresses set forth in Schedule 11.02 of the Credit Agreement.  If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary will promptly notify the Collateral Agent and the Company thereof.

SECTION 6.  Responsibility of Securities Intermediary.  Except for permitting a withdrawal or payment in violation of Section 4 above or advancing margin or over credit to the Company in violation of Section 2 above, Securities Intermediary shall have no responsibility or liability to the Collateral Agent for making trades of financial assets held in the Account at the direction of the Company, or its authorized representatives, or complying with entitlement orders concerning the Account from the Company, or its authorized representatives, which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control.  Securities Intermediary shall have no responsibility or liability to the Company for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by the Collateral Agent.  Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Company and the Collateral Agent and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.  This Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.

SECTION 7.  Tax Reporting.  All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Company.

SECTION 8.  Customer Agreement.  In the event of a conflict between this Agreement and any other agreement between Securities Intermediary and the Company, including, without limitation, the Customer Agreement, the terms of this Agreement will prevail.  Regardless of any provision in any such agreement, California shall be deemed to be Securities Intermediary’s location for the purposes of this Agreement and the perfection and priority of the Collateral Agent’s security interest in the Account.

Exhibit I
43

SECTION 9.  Termination.  The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of either Holdings nor the Company nor by the lapse of time.  The obligations of Securities Intermediary under Sections 2, 3, 4 and 5 above shall continue in effect until the security interest of the Collateral Agent in the Account has been terminated and the Collateral Agent has notified Securities Intermediary of such termination in writing.  Upon receipt of such notice the obligations of Securities Intermediary under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Collateral Agent shall have a further right to originate entitlement orders concerning the Account and Securities Intermediary may take such steps as Holdings or the Company may request to vest full ownership and control of the Account in the Company, including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of the Company or its designee.

SECTION 10.  Entire Agreement.  This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations.  There are no oral conditions precedent to the effectiveness of this Agreement.

SECTION 11.  Amendments.  No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

SECTION 12.  Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 13.  Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

SECTION 14.  Rules of Construction.  In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Exhibit I
44

SECTION 15.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth in Schedule 11.02 of the Credit Agreement.  Any party may change its address for notices in the manner set forth above.

SECTION 16.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterpart.

SECTION 17.  Choice of Law.  The parties hereto agree that certain material events, on occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of California.  The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of California which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of California.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[____________________]

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

Exhibit I
45

[NAME OF SECURITIES INTERMEDIARY]

By:

Name:

Title:

Exhibit I
46

SCHEDULE 1

STATEMENT OF THE ACCOUNT

Exhibit I
47

EXHIBIT C
ACCOUNT CONTROL AGREEMENT
(Deposit Accounts)

This ACCOUNT CONTROL AGREEMENT (this “Agreement”) dated as of _______________, 2005 is made among _______________, a _______________ (the “Company”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”) for the ratable benefit of the Lenders identified in the Credit Agreement referred to below, and [Name of Depositary Bank] (“Depositary Bank”).

RECITALS

A.   Depositary Bank has established a [money market account] number(s) _________________________________________________________in the name of [__________] (the “Company”) (together with any successor accounts, collectively, the “Account”) at its office at ____________________________.  Depositary Bank and the Company have entered into a customer account agreement dated as of _______________, ____ (as in effect on the date hereof, the “Customer Agreement”) with respect to the Account, pursuant to which Depositary Bank has agreed to maintain the Account.

B.   The Amended and Restated Credit Agreement, dated as of June 30, 2005 (as the same may be amended, restated, supplemented, extended, replaced, substituted or otherwise modified from time to time, the “Credit Agreement”), among (i) Building Material Holdings Corporation (“Holdings”), as borrower, (ii) BMC West Corporation , and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to this Agreement (individually, a “Lender” and, collectively, the “Lenders”) and (iv) Wells Fargo Bank, National Association, as letter of credit issuing bank and swingline bank, as administrative agent for the Lenders and as lead arranger of the credit facilities described therein, provides, subject to its terms and conditions, for certain extensions of credit and other financial accommodations to Holdings.  It is a condition to the obligations of the Collateral Agent and the Lenders under the Credit Agreement that the Company grants the Collateral Agent for the benefit of the Lenders and the Collateral Agent a security interest in the Account, and pursuant to the terms of the Credit Agreement, the Company has granted the Collateral Agent a security interest in the Account.

C.   The Collateral Agent, the Company and Depositary Bank are entering into this Agreement to provide for the control of the Account and to perfect the security interest of the Collateral Agent, for itself and for the ratable benefit of the Lenders, in the Account.

ACCORDINGLY, the Collateral Agent, the Company and Depositary Bank hereby agree as follows:

Exhibit I
48

SECTION 1.  The Account.  Depositary Bank hereby represents and warrants to the Collateral Agent, the Lenders, and the Company that (a) the Account has been established in the name of the Company as recited above, (b) the copy of the Customer Agreement heretofore delivered to the Collateral Agent is a true, correct and complete copy of the Customer Agreement as in effect on the date hereof, (c) Schedule 1 attached hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (d) Schedule 1 does not reflect any financial assets which are registered in the name of the Company, payable to its order, or specially endorsed to hires which have not been endorsed to Depositary Bank or in blank, (e) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Depositary Bank, and (f) except for the claims and interest of the Collateral Agent, the Lenders and the Company in the Account (subject to any claim in favor of Depositary Bank permitted under Section 2), Depositary Bank does not know of any claim to or interest in the Account.  Depositary Bank will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of California.

SECTION 2.  Priority of Lien.  Depositary Bank hereby acknowledges the security interest granted to the Collateral Agent by the Company.  Depositary Bank hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to the Company therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, by executing sell orders on securities not held in the Account or by allowing the Company to trade in instruments such as options and commodities contracts that create similar obligations, nor will it hypothecate any securities carried in the Account.  Depositary Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and commission pursuant to the Customer Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account.  Depositary Bank will not agree with any third party that Depositary Bank will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Collateral Agent and the Company.

SECTION 3.  Control.  Depositary Bank will comply with instructions from the Collateral Agent concerning the Account without further consent by the Company.  Except as otherwise provided in Section 2 above, Depositary Bank shall take such actions, including with respect to the withdrawal or disposition of any funds from time to time credited to the Account, at the direction of the Company, or its authorized representatives, until such time as the Collateral Agent delivers a written notice to Depositary Bank stating that (a) an Event of Default under and as defined in the Credit Agreement has occurred and is continuing and (b) from and after such Event of Default, the Collateral Agent is assuming exclusive control over the Account.  Such notice may be referred to herein as the “Notice of Exclusive Control.” After Depositary Bank receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by the Company or its representatives.

Exhibit I
49

SECTION 4.  Statements, Confirmations and Notices of Adverse Claims.  Depositary Bank will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to the Company and the Collateral Agent at their respective addresses set forth in Schedule 11.02 of the Credit Agreement.  If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Depositary Bank will promptly notify the Collateral Agent and the Company thereof.

SECTION 5.  Responsibility of Depositary Bank.  Except for advancing margin or over credit to the Company in violation of Section 2 above, Depositary Bank shall have no responsibility or liability to the Collateral Agent for making trades of financial assets held in the Account at the direction of the Company, or its authorized representatives, or complying with entitlement orders concerning the Account from the Company, or its authorized representatives, which are received by Depositary Bank before Depositary Bank receives a Notice of Exclusive Control.  Depositary Bank shall have no responsibility or liability to the Company for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by the Collateral Agent.  Depositary Bank shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Company and the Collateral Agent and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.  This Agreement does not create any obligation or duty of Depositary Bank other than those expressly set forth herein.

SECTION 6.  Tax Reporting.  All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Company.

SECTION 7.  Customer Agreement.  In the event of a conflict between this Agreement and any other agreement between Depositary Bank and the Company, including, without limitation, the Customer Agreement, the terms of this Agreement will prevail.  Regardless of any provision in any such agreement, California shall be deemed to be Depositary Bank’s location for the purposes of this Agreement and the perfection and priority of the Collateral Agent’s security interest in the Account.

SECTION 8.  Termination.  The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of either Holdings nor the Company nor by the lapse of time.  The obligations of Depositary Bank under Sections 2, 3 and 4 above shall continue in effect until the security interest of the Collateral Agent in the Account has been terminated and the Collateral Agent has notified Depositary Bank of such termination in writing.  Upon receipt of such notice the obligations of Depositary Bank under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Collateral Agent shall have a further right to originate entitlement orders concerning the Account and Depositary Bank may take such steps as Holdings or the Company may request to vest full ownership and control of the Account in the Company, including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of the Company or its designee.

Exhibit I
50

SECTION 9.  Entire Agreement.  This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations.  There are no oral conditions precedent to the effectiveness of this Agreement.

SECTION 10.  Amendments.  No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

SECTION 11.  Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 12.  Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

SECTION 13.  Rules of Construction.  In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit or describe the scope or intent of the provisions of this Agreement.

SECTION 14.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth in Schedule 11.02 of the Credit Agreement.  Any party may change its address for notices in the manner set forth above.

Exhibit I
51

SECTION 15.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterpart.

SECTION 16.  Choice of Law.  The parties hereto agree that certain material events, on occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of California.  The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of California which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of California.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[____________________]

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

[NAME OF DEPOSITARY BANK]

By:

Name:

Title:

Exhibit I
52

SCHEDULE 1

STATEMENT OF THE ACCOUNT

Exhibit I
53

EXHIBIT J

FORM OF UPDATE CERTIFICATE

for the Reporting Period ended __________________, 20__

TO: Wells Fargo Bank, National Association, as Administrative Agent

Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2005 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Building Materials Holdings Corporation (“Holdings”), BMC West Corporation (the “Company”) and certain other affiliates of Holdings, as guarantors, SunTrust Bank, as Co-Lead Arranger and Syndication Agent, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Lasalle Bank, National Association, as Co-Documentation Agent, U.S. Bank National Association, as Co-Documentation Agent, the several financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Co-Lead Arranger, as issuing bank of certain letters of credit (in such capacity, the “L/C Issuer”), as Swingline Lender and as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Update Certificate is provided pursuant to Section 7.02(i) of the Credit Agreement without limiting the ongoing reporting obligations of the Loan Parties under the Credit Agreement and the Security Agreement (as amended) with respect to the matters covered by this Update Certificate.

The undersigned hereby certifies to the Administrative Agent and the Lenders on behalf of each Loan Party that, during the fiscal quarter ended __________, 20_ (the “Reporting Period”), there has not been (i) any change in its corporate name or in its jurisdiction of organization, (ii) any change in the location of its chief executive office or (iii) the creation or acquisition of any Wholly-Owned Subsidiary by a Loan Party, except as follows:

1.    Names.

(a)   During the Reporting Period, a Loan Party changed its corporate name as follows:

(b)   During the Reporting Period, a Loan Party changed its jurisdiction of organization as follows:

2.    Locations.  During the Reporting Period, a Loan Party changed the location of its chief executive office as follows:

3.    Real Property Ownership.  During the Reporting Period, a Loan Party acquired or otherwise obtained title to new real property with a value in excess of $1,000,000 as follows (include dollar value of each parcel of new real property):

Exhibit J
1

4.    Subsidiaries.  During the Reporting Period, a Loan Party created or acquired the following direct or indirect Wholly-Owned Subsidiaries:

Consistent with the provisions of revised Article 9 of the Uniform Commercial Code of the relevant jurisdiction(s) (as and when adopted), the Loan Parties hereby authorize the Administrative Agent to file (with or without a Loan Party’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, financing statement amendments, termination statements and other documents and instruments, in form reasonably satisfactory to the Administrative Agent, and take all other action, as the Administrative Agent may deem reasonable, to perfect and continue perfected, maintain the priority of or provide notice of any security interest of the Administrative Agent in the Collateral and to accomplish the purposes of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Update Certificate on behalf of itself and each other Loan Party this ____________ day of ____________________.

BUILDING MATERIALS HOLDING CORPORATION

By:
Name: Title:

Exhibit J
2

EXHIBIT K

FORM OF AMENDMENT TO DEEDS OF TRUST

RECORDING REQUESTED BY
AND WHEN RECORDED, RETURN TO:
White & Case LLP
633 West 5th Street, 19th Floor
Los Angeles, CA 90071
Attn: Jeana H. Park, Esq.

[FIRST] [SECOND] [THIRD] AMENDMENT TO DEEDS OF TRUST

THIS [FIRST] [SECOND] [THIRD] AMENDMENT TO DEEDS OF TRUST (this “[First] [Second] [Third] Amendment”), dated as of June 30, 2005 is entered into by and between:

(1)   [_________________], a Delaware corporation (the “Trustor”); and

(2)   Wells Fargo Bank, N.A., as agent under the Credit Agreement, as defined below (the “Administrative Agent” or the “Beneficiary”).

RECITALS

A.   Pursuant to that certain Credit Agreement dated as of November 30, 1999, which was subsequently amended and restated pursuant to that certain (i) Amended and Restated Credit Agreement dated as of August 30, 2001 and (ii) Amended and Restated Credit Agreement dated as of August 13, 2003 (collectively and as amended, restated or otherwise modified through the date hereof, the “Original Credit Agreement”), by and among, inter alia, the Trustor and the Administrative Agent as successor-in-interest agent, individually and as agent for the financial institutions which are a party thereto (the “Original Lenders”), Building Materials Holdings Corporation (“Holdings”), in its capacity as a borrower, obtained a line of credit consisting of term and revolving loans and a letter of credit subfacility in a maximum principal amount not to exceed $350,000,000.00.

B.   The Trustor and the Administrative Agent, as successor-in-interest agent, concurrently with the execution of this [First] [Second] [Third] Amendment, will (together with certain other parties thereto) (i) amend and restate the Original Credit Agreement pursuant to that certain Amended and Restated Credit Agreement to be dated as of June 30, 2005, among (a) Holdings, (b) the Trustor, and certain other affiliates of Holdings, as guarantors, (c) the Lenders and (d) Wells Fargo Bank, N.A., as letter of credit issuing bank and swingline bank, as administrative agent for the Lenders and as co-lead arranger of the credit facilities described therein (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) increase the term loans and revolving credit facilities available under the Credit Agreement to an aggregate principal amount of up to $650,000,000.00.

Exhibit K
1

C.   In addition, the Trustor and Bank of America, N.A., as predecessor agent for the Original Lenders, are parties to those certain Deeds of Trust listed on Schedule A attached hereto[, and the Trustor and the Administrative Agent, as successor-in-interest agent, are parties to those certain [(i) First Amendments to Deeds of Trust] [and (ii) Second Amendments to Deeds of Trust] listed on said Schedule A] (collectively, the “Deeds of Trust”).

D.   In connection with the Credit Agreement, the Trustor and the Administrative Agent have agreed to amend each of the Deeds of Trust as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Trustor and the Administrative Agent hereby agree as follows:

1.   Definitions, Interpretation.  All capitalized terms defined above and elsewhere in this [First] [Second] [Third] Amendment shall be used herein as so defined.  Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in Section 1.01 of the Credit Agreement.

2.   Amendment to Deeds of Trust.  The Deeds of Trust are hereby amended by amending and restating Subsection 1.2(a) of each Deed of Trust to read in its entirety as follows:

“(a)  Payment of all obligations at any time owing under that Amended and Restated Credit Agreement dated as of June 30, 2005 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) owed by Trustor to the Administrative Agent and the Lenders in the maximum principal amount not to exceed Six Hundred Fifty Million Dollars ($650,000,000.00) and bearing a final maturity of June 30, 2010; and”

3.   Effect of this Amendment.  On and after the Effective Date, each reference in the Deeds of Trust and the other Loan Documents shall mean the Deeds of Trust as amended hereby.  Except as specifically amended above, (a) the Deeds of Trust shall remain in full force and effect and are hereby ratified and affirmed and (b) the execution, delivery and effectiveness of this [First] [Second] [Third] Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Trustor or the Administrative Agent, nor constitute a waiver of any provision of the Deeds of Trust.

4.   Miscellaneous.

(a)   Counterparts.  This [First] [Second] [Third] Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  The signature page and acknowledgment of any counterpart may be removed therefrom and attached to any other counterpart to evidence execution thereof by all of the parties hereto without affecting the validity thereof.

Exhibit K
2

(b)   Headings.  Headings in this [First] [Second] [Third] Amendment are for convenience of reference only and are not part of the substance hereof.

(c)   Governing Law.  This [First] [Second] [Third] Amendment shall be governed by and construed in accordance with the laws of the State which governs the applicable Deed of Trust, without reference to conflicts of law rules.

[The signature page follows.]

Exhibit K
3

IN WITNESS WHEREOF, the Trustor and the Administrative Agent have caused this [First] [Second] [Third] Amendment to be executed as of the day and year first above written.

TRUSTOR:

[_______________________], a [___________________]

By:
Name: Title:

ADMINISTRATIVE AGENT
AND BENEFICIARY:

WELLS FARGO BANK, N.A.

By:
Name: Title:

Exhibit K
4

STATE OF ____________________)
                       )    ss.
COUNTY OF __________________)

On ____________, before me, ____________________, Notary Public, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

[SEAL]

__________________________________
Signature of the Notary

Exhibit K
5

STATE OF ____________________)
                       )    ss.
COUNTY OF __________________)

On ____________, before me, ____________________, Notary Public, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

[SEAL]

__________________________________
Signature of the Notary

Exhibit K
6

SCHEDULE A

LIST OF DEEDS OF TRUST HEREBY AMENDED

Deed of Trust	County, State	Recording No.:

Exhibit K
7